Company name: SurgiLight, Inc. Ticker Symbol: SRGL
AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON
OCTORBER 3, 2000

                          REGISTRATION NO. 333- _______

                    SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549

                                   FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                SURGILIGHT, INC.

     DELAWARE                       3845            		35-1990562
(State or other jurisdiction    (Primary Standard           (IRS
 of incorporation or Employer)   Industrial         		Identification
                                   Number)		      Number)

             12001 SCIENCE DRIVE, SUITE 140, ORLANDO, FL 32826
                          (407) 482-4555
                     (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)


				 Dr. J. T. Lin
                 12001 SCIENCE DRIVE, SUITE 140, ORLANDO, FL 32826
                        (407) 482-4555
                        (NAME OF AGENT FOR SERVICE)

				 COPIES TO:
				J. Bennett Grocock
		    205 East Central Blvd., Suite 601, Orlando, FL  32801
                        (407) 835-1234


APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED
SALE TO THE PUBLIC: AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]


   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities
   Act of 1933, check the following box and list the Securities
   Act registration number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule
462(c)under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this form is a post-effective amendment filed pursuant to Rule
462(d)under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]


____________________________________________________________________

CALCULATION OF REGISTRATION FEE

==========================================================================
TITLE OF SECURITIES  AMOUNT TO BE    PROPOSED 	 PROPOSED MAXIMUM  AMOUNT
TO BE RESISTERED     REGISTERED      MAXIMUM 	 AGGREGATE 	       OF
				             OFFERING	 OFFERING		 REGIS.
						 PRICE PER   PRICE             FEE
 SHARE (1)
--------------------------------------------------------------------------
Common Stock,         2,186,600      $7.25       $15,852,850       $4,406
$0.0001 par value
------------------------------------------------------------------------
Common Stock
Underlying Warrants (2) 528,500      $7.25       $ 3,831,625      $1,066
------------------------------------------------------------------------
Total (3)             2,715,100      $7.25       $19,684,475      $5,472
========================================================================

(1) Estimated solely for the purpose of computing the amount of registration fee pursuant to Rule 457(c) under the Securities Act of 1933 based on the closing prices of registrant's common stock on September 25, 2000.

(2) The warrants may be exercised to purchase shares of common stock. Pursuant to Rule 416 under the Securities Act of 1933, as amended, we are also registering such indeterminable number of additional shares of common stock as may be sellable upon conversion of some of these warrants pursuant to the warrant provisions governing conversion price.

(3) Including 2,173,600 common stock registered for GEM Global Yield Fund
(GYF) and 13,000 common stock for Continental Capital Equity & Equity
(CCEC) and 508,500 warrants to GYF and 20,000 warrants to CCEC.


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.


____________________________________________





            SUBJECT TO COMPLETION, DATED October 3, 2000

                          PROSPECTUS

                         SURGILIGHT, INC.
                         2,186,600 SHARES
                          COMMON STOCK

The selling stockholders identified in this prospectus are offering 2,186,600 shares of common stock, 528,500 of which underlie warrants to purchase common stock which have not yet been exercised. All of these securities are being registered for resale only. SurgiLight will not receive any of the proceeds from the sale of shares by the selling stockholders.

SurgiLight's common stock is traded on the over-the-counter (OTC:BB) securities market, and quoted on the OTC Electronic Bulletin Board under the symbol "SRGL". On August 11, 2000, the last reported sales price for the common stock on the Electronic Bulletin Board was $8.50 per share.

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 4.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

          The date of this Prospectus is October 3, 2000.

You may rely on the information contained in this prospectus. We have not authorized anyone to provide information different from that contained in this prospectus. Neither the delivery of this prospectus nor sale of common stock means that information contained in this prospectus is correct after the date of this prospectus. This prospectus is not an offer to sell or solicitation of an offer to buy these shares of common stock in any circumstances under which the solicitation is unlawful.






















                         TABLE OF CONTENTS
                                                   Page
Summary Information                                 4
Risk Factors                                        7
Use of Proceeds                                    17
Selling Stockholders                               18
Plan of Distribution                               18
Legal Proceedings                                  19
Directors, Executive Officers, Promoters and
   Control Persons                                 19
Security Ownership of Certain Beneficial
   Owners and Management                           22
Description of Securities                          23
Interest of Named Experts and Counsel              25
Disclosure of Commission Position on
  Indemnification for Securities Act Liabilities   25
Description of Business                            26
Management's Discussion and Analysis of
   Plan of Operation                               38

Description of Property                            41
Certain Relationships and Related Transactions     41
Market for Common Equity and Related               43
Stockholder Matters                                43
Executive Compensation                             43
Changes in and Disagreements With Accountants on
   Accounting and Financial Disclosure             44
Legal Matters                                      44
Where You Can Find More Information                45
Consolidated Financial                            F-1




SUMMARY INFORMATION

To understand this offering fully, we encourage you to read the entire prospectus carefully, including the financial statements, the notes to the consolidated financial statements of the company appearing elsewhere in this prospectus. References in this document to "we", "us" and "our" refer to SurgiLight, Inc.

This prospectus contains forward-looking statements. The outcome of the events described in these forward-looking statements is subject to risks and actual results could differ materially. The section entitled "risk factors", "management's discussion and analysis of financial condition and results of operations" and "business", as other sections in this prospectus, contains a discussion of some of the factors that could contribute to those differences.





The Company currently has two divisions: (1) the Laser Technology and (2) the Laser Eye Centers. The Company also receives income from two of the divisions it spun-off of at the beginning of 2000. Advanced Marketing Technologies, Inc. (AMTI), the Cosmetic Mobile Laser Centers and EMX, Inc. the Thermal Infrared Technology.

In the Laser Technology division, we develop and conduct research for lasers in the ultraviolet (UV) and infrared (IR) spectra for applications including vision correction dermatology and microsurgery. We also conduct clinical trials outside the U.S. for various new technologies and applications. The Company currently operates 20 Laser Eye Centers (LEC) internationally and owns one Laser Eye Center in Florida. The international Laser Eye Centers provide an ongoing "per use royalty" revenue stream for the Company and the only wholly owned center in Plantation, Florida that provides services for over 30 physicians has recently become very profitable.

The primary focus of research and development for the Company is in the ophthalmic field. The IR-3000 infrared laser has been designed for presbyopia correction and the Company is currently performing the clinical trials in Venezuela and Argentina. The Company expects to start the clinical trials in Japan within a few weeks and in Europe and US in a few months. Presbyopia is a natural aging phenomena where we loose the ability to focus properly. It has been estimated that approximately 95% of the world population will be affected by presbyopia by the age of 46.

The Company believes its new method of LASA (Laser Sclera Ablation) using a laser for presbyopia correction, will be less complicated, more stable, and may provide less regression than the mechanical, non-laser methods. The clinical results from 35 patients were presented at the Summer World Refractive Surgery Symposium (Miami, FL, July 21-23, 2000). The Company believes that it is the first and the only company offering LASA and this procedure is currently limited to the international market due to the fact that the Company does not have FDA clearance to begin the studies here in the United States yet. The Company currently has four pending patents relating to LASA and new IR-laser technologies. However, there can be no assurance that the Company will be successful in protecting its proprietary technologies or in completing its market approval in the U.S. on schedule.

In addition to the IR lasers for vision correction, the Company has recently obtained the 510(K) approval to market its EX-308 laser for the treatment of psoriasis. The Company is diligently working on manufacturing Agreements for the EX-308 and expects to have these negotiations completed within the next few weeks.

The Company has recently concluded a Joint Venture Agreement to assemble the MicraLight Escan 2020 (formerly the Company's Scan-195 scanning excimer laser) in the United Kingdom. The Company believes that this Agreement should enhance its sales in countries that require the CE mark outside the Untied States and create opportunities that were not available prior to this Agreement. The Company is also considering expanding this assembly Agreement to include other products that would be sold in the international market.




In July, 2000, the United Kingdom based firm, Global Emerging Markets, Inc.
(GEM), an investment group specializing in private equity investments, has entered into a commitment with the Company to fund capital of $3 million under a convertible debenture and warranty the purchase Agreement. A copy of the Agreement is attached in the Exhibits.

The Company's principal executive office is located at 12001 Science Drive, Suite 140, Orlando, FL 32826. The telephone number at our executive office is (407) 482-4555.

Securities offered for resale by certain stockholders of our Company consist of:
      - up to 2,186,600 shares of Common stock
      - up to 528,500 shares of Common Stock underlying warrants

The Company will not receive any of the proceeds from the resale of these securities, although if all the warrants are exercised, we could receive up to $860,000 from the exercise of the warrants.

OTC:BB Stock Symbol: SRGL

SUMMARY OF SELECTED FINANCIAL DATA

The following selected financial data of the Company is qualified by reference to and should be read in conjunction with the financial statements of the Company, including the notes thereto, and Management's Discussion and Analysis of Results of Operations and Financial Condition included elsewhere herein. The Statement of Income Data and Balance Sheet Data for (i) the audited year ended December 31, 1998 and 1999; (ii) the six months ended June 30, 1999 (audited) and June 30, 2000 (unaudited); which are derived from the financial statements included elsewhere in this Prospectus which financial statements have been audited (for year ended December, 1998 and 1999) or compiled (for six months ended June 30, 2000) by Rachel L. Siu, CPA, and Parks, Tschopp, Whitcomb & Orr, independent auditors, whose report with respect thereto appears elsewhere in this Prospectus, (See "FINANCIAL STATEMENTS")





















                       SELECTED STATEMENT OF OPERATION
                       (in 000s except per share data)

                                 Year Ended             Six Months Ended
                       	     12-31/99    12/31/98     6/30/99    6/30/00

Total Revenue        	     $ 2,858      $ 842      	$ 1,776    $ 1,434
Cost of Revenue         	 1,118        238           772        548
Gross Profit                   1,740        604         1,004        886
Total Operating Expenses       1,670        751           976        774
Operating Income (Loss)          690       (147)           28        112
Other Income (Expenses)           (3)        (7)          (16)        -
Net Income(Loss)              $   66      $(154)      $    12    $   112
Net Income(Loss)              $ 0.01      $0.24       $ 0.001    $  0.01
     per share
Weighted Average              10,396        624        10,129     21,341
  Share outstanding

                               SELECTED BALANCE SHEET DATA (in 000s)

	                 	   12/31/99  	 12/31/98  	 6/30/00 	 6/30/99
                       	   -----------	 ----------- ----------  --------
--
Cash                      $   578   	 $     38 	  $ 1,203   $  532
Accounts Receivable, Net      348           142       700 	    232
Investments                                           150  	     -
Inventory                     837           758       1,193    948
Other current assets           20   	        -         175       -
 	                 	       -------  	   -------	   -------  -------
Total Current Assets        1,783       	   934      3,421	   1,712

Total Assets               $3,561    	    2,200      4,727   3,164
Total Current Liabilities     146	          428        422     501
Long-term Liabilities         146      	      -         66      91
                       	   --------	     -------    -------  ------
Total Liabilities             660        	  428        487     592
Total Stockholders' Equity  2,901       	 1,772      4,240   2,572



RISK FACTORS

You should carefully consider the risks and uncertainties described below before making an investment decision. If any f the following risks actually occur, our business, financial condition or operating results could be materially harmed. This could cause the trading price of our common stock to decline, and you may lose all or part of your investment.










You should not rely on these forward-looking statements words such as "anticipate," "believe," "plan," "expect," "future," "intend," "could" and similar expressions indicate forward-looking statements. You should not place undue reliance on these forward-looking statements. These statements involve a number of risks and uncertainties and our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the factors described in "Prospectus Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business' and elsewhere in this prospectus. We caution you not to place undue reliance on these forward-looking statements. Such forward-looking statements speak only as of today's date and we disclaim any obligation to update forward-looking statements.

The Warrants offered hereby are speculative in nature, involve a high degree of risk, and should be considered only by persons who can afford the loss of their entire investment. In addition to other information in this Memorandum, each prospective investor should carefully consider the following factors in evaluating the Company and its business before purchasing the Warrants offered hereby. This Memorandum contains forward-looking statements that involve risks and uncertainties. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth in the following risk factors and elsewhere in this Memorandum.

WE ARE UNPROFITABLE TO DATE

You might not receive a Return on your Investment. THERE IS NO ASSURANCE THAT A UNIT HOLDER WILL REALIZE A RETURN ON HIS INVESTMENT OR THAT HE WILL NOT LOSE HIS ENTIRE INVESTMENT IN THE COMPANY. The Company is in the development stage and has not achieved profitable operations to date. We had gained approximately $39,000 net profit for the six-month end of 2000. We cannot be certain that we will be able to regain or sustain profitability or positive operating cash flow.

There can be no assurance that the Company will ever achieve profitable operations or generate sufficient cash flow to cover interest or principal payments on the Notes on a timely basis, if at all. There can be no assurance that the proceeds from this Offering will be sufficient to achieve profitable operations or that additional capital will not be required in excess of the proceeds of this Offering and, if required, that the Company will be able to raise such additional capital. PROSPECTIVE INVESTORS SHOULD READ THIS MEMORANDUM AND ALL EXHIBITS CAREFULLY AND SHOULD CONSULT WITH THEIR OWN ATTORNEY OR BUSINESS ADVISOR PRIOR TO MAKING ANY INVESTMENT DECISION CONCERNING THE NOTES.

WE ARE A DEVELOPMENT STAGE COMPANY

The Company is subject to all of the risks, expenses, delays, problems, and difficulties typically encountered in the establishment of a new business as well as those encountered in the shift from development to commercialization of new software systems based on innovative concepts. Throughout this development stage, the Company has generated limited revenues from operations. As a result, the Company has a limited relevant operating history on which an evaluation of the Company's prospects and performance can be made.

The likelihood of the success of the Company must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the formation of a new business and the competitive environment in which the Company operates. It is likely that the Company will continue to incur additional losses in the future. Accordingly, there can be no assurance that the Company will be able to achieve increased levels of revenue in the future or that the Company's future operations will be profitable. See "The Company," and the Company's Financial Statements included as Exhibit "A."

WE FACE SIGNIFICANT COMPETITION

The medical laser industry, including the vision correction and the dermatology segments, is subject to intense, increasing competition. There can be no certainty that the Company will be able to compete successfully against its current and future competitors. Many of the Company's competitors have existing products and distribution systems in the marketplace and are substantially larger, better financed, and better known. Two of our principal competitors, Summit Technology/Autonomous Technology and VISX have greater capital resources, market presence, technology base, and distribution capabilities. MANY OF THE COMPANY'S COMPETITORS HAVE RECEIVED BROADER REGULATORY APPROVALS AND ARE CURRENTLY MARKETING COMPETING PRODUCTS WHICH MAY PREVENT US FROM MARKETING OUR PRODUCTS ONCE WE RECEIVE REGULATORY APPROVAL. The Company has not yet received the Good Manufacturing Practices ("GMP") clearance from the U.S. Food and Drug Administration ("FDA") that is required for the commercial manufacturing and sale of its medical laser systems. Based on the current status of development efforts, the Company believes that it is reasonable to expect such FDA clearance in 2000 for its dermatology lasers and after 2004 for its vision correction lasers. However, there can be no certainty as to the actual receipt or the timing of receipt of such clearance. A number of lasers manufactured by other companies have either received, or are in the process of receiving, FDA approval for specific procedures, and, accordingly, may have or develop a higher level of acceptance in some markets than our lasers. In addition to laser systems of Summit Technology, Inc., Visx, Inc. and others already approved for commercial sale in the U.S., Nidek Co., Ltd. obtained FDA approval of its EC-5000 excimer laser system in December 1998. Other manufacturers, including LaserSight and Bausch & Lomb, also obtained approval during 1999-2000, giving them the right to market their systems commercially in the U.S. The established market presence in the U.S. of previously-approved laser systems, as well as the entry of new competitors into the market upon receipt of regulatory approvals, could impede the Company's ability to successfully introduce its laser systems and have a material adverse effect on the Company's business, financial condition and results of operations. For laser for psoriasis, there is one other company, Photomedex, which has obtained the 510K approval earlier this year. See "The Company - Competition."

NEW PRODUCTS OR TECHNOLOGIES COULD ERODE DEMAND FOR OUR PRODUCTS OR MAKE THEM OBSOLETE

In addition to competing with eyeglasses, contact lenses and excimer laser vision correction, our infrared laser systems compete or may compete with technologies such as intra ocular lenses, corneal rings and surgical techniques using different types of lasers.

Two products that may become competitive within the next one to three years are intraocular lenses and corneal rings. Both of these procedures involve lens implants that require an invasive surgical procedure, unlike a laser, and their ultimate market acceptance is unknown at this time. To the extent that any of these or other new technologies are perceived to be clinically superior or economically more attractive than our laser vision correction devices, they could erode demand for our laser products, cause a reduction in selling prices of such products or render such products obsolete. In addition, if one or more competing technologies achieve broader market acceptance or render our laser procedures obsolete, it could have a material adverse effect on our business, financial condition and results of operations. While we do not anticipate that technical difficulties will delay or prevent the successful development, introduction and marketing of our laser systems, we cannot be certain that difficulties will not arise. Unanticipated logistical issues, such as our suppliers' failure to meet expected production goals, could delay the commercialization of our products. As is typical in the case of new and rapidly evolving industries, demand and market for recently introduced technology and products is uncertain, and we cannot be certain that our laser systems or future new products and enhancements will be accepted in the marketplace. In addition, announcements of new products, whether for sale in the near future or at some later date, may cause customers to defer purchasing our existing products.

MARKET RISK

Because the sale of our products is dependent on market acceptance, the lack of broad market acceptance of laser-based eye or skin treatments will have an adverse effect on our business.

We believe that whether we achieve profitability and growth will depend, in part, upon broad acceptance of LASIK and other optical laser surgical techniques in the U.S. and other countries. We cannot be certain that these types of procedures will be accepted by either the ophthalmologists or the public as an alternative to existing methods of treating refractive vision disorders. The acceptance of these procedures may be adversely affected by:
(i) the cost of the procedure; (ii) possible concerns relating to safety and efficacy; (iii) the public's general resistance to surgery; (iv) the effectiveness and lower cost of alternative methods of correcting refractive vision disorders; (v) the lack of long-term follow-up data; (vi) the possibility of unknown side effects; (vii) the lack of third-party reimbursement for the procedures; (viii) possible future unfavorable publicity involving patient outcomes; and (ix) the possible shortages of ophthalmologists trained in the procedures. The failure of laser vision correction to achieve broad market acceptance could have a material adverse effect on our business, financial condition and results of operations.

LACK OF LIQUIDITY

We will experience liquidity problems if we are unable to collect our receivable in a timely manner and if additional financing is not available when we need it.

We expect that any improvements in cash flow from operations will depend on, among other things, our ability to market, produce and sell our new laser systems in larger quantities on a commercial basis.

Our belief regarding future working capital requirements is based on various factors and assumptions, including the anticipated timely entry into the international marketplace with our vision correction lasers. These factors and assumptions are subject to certain contingencies and uncertainties, some of which are beyond our control. If we experience delays in the FDA clearance and entry into the U.S. market of our new laser systems or experience less market demand for our products than we anticipate, our liquidity could be materially and adversely affected. Similarly, our long-term liquidity will be dependent on the successful entrance into the U.S. market with our laser systems and our success in collecting our receivable on a timely basis. We cannot be certain that we will not seek additional debt or equity financing in the future to implement our business plan or any changes thereto in response to future developments or unanticipated contingencies. We cannot be certain that additional financing will be available in the future to the extent required or that, if available, it will be on acceptable terms. If we raise additional funds by issuing equity or convertible debt securities, the terms of the new securities could have rights, preferences and privileges senior to those of our common stock. If we raise additional funds through debt financing, the terms of the debt could require a substantial portion of our cash flow from operations to be dedicated to the payment of principal and interest and may render us more vulnerable to competitive pressures and economic downturns.

VOLATILITY OF STOCK

The market price of our common stock may continue to experience extreme fluctuations due to market conditions that are unrelated to our operating performance.

The volatility of our common stock imposes a greater risk of capital losses on stockholders as compared to less volatile stocks. In addition, such volatility makes it difficult to ascribe a stable valuation to a stockholder's holdings of our common stock. Factors such as announcements of technological innovations or new products by SurgiLight or its competitors, changes in domestic or foreign governmental regulations or regulatory approval processes, developments or disputes relating to patent or proprietary rights, public concern as to the safety and efficacy of the procedures for which the laser system is used, and changes in reports and recommendations of security analysts, have and may continue to have a significant impact on the market price of our common stock. Moreover, the possibility exists that the stock market, and in particular the securities of technology companies such as SurgiLight, could experience extreme price and volume fluctuations unrelated to operating performance.

Variations in our sales and operating results may cause our stock price to fluctuate.

OPERATIONAL FLUCTUATIONS

Our operating results have fluctuated in the past and may continue to fluctuate in the future as a result of a variety of factors, many of which are outside of our control. For example, we have historically operated with little or no backlog because our products are generally shipped as orders are received, and a significant portion of orders for a particular quarter have been received and shipped near the end of the quarter.

As a result, our operating results for any quarter often depend on orders received and laser systems shipped late in that quarter.

Other factors that may cause our operating results to fluctuate include: timing of regulatory approvals and the introduction of new products; reductions, cancellations or fulfillment of major orders; the addition or loss of significant customers; our relative mix of business; changes in pricing by us or our competitors; changes in personnel and employee utilization rates; costs related to expansion of our business; increased competition; and budget decisions by our customers. As a result of these fluctuations, we believe that period-to-period comparisons of our operating results cannot necessarily be relied upon as indicators of future performance. In some quarters our operating results may fall below the expectations of securities analysts and investors due to any of the factors described above. In such event, the trading price of our common stock would likely decline.

EFFECT OF CORPORATE MEASURES

Certain anti-takeover measures may have an adverse effect on our stock price and may also discourage takeovers that might be beneficial to stockholders.

Certain provisions of our Certificates of Incorporation, by-laws and Delaware law could delay or frustrate the removal of incumbent directors, discourage potential acquisition proposals and delay, defer or prevent a change in control of SurgiLight, even if such events could be beneficial, in the short-term, to the interests of our stockholders. For example, our Certificates of Incorporation allows us to issue preferred stock with rights senior to those of the common stock without stockholder action. We also are subject to provisions of Delaware corporation law that prohibit a publicly-held Delaware corporation from engaging in a broad range of business combinations with a person who, together with affiliates and associates, owns 15% or more of the corporation's common stock (an "interested stockholder") for three years after the person became an interested stockholder, unless the business combination is approved in a prescribed manner.

THE LOSS OF KEY PERSONNEL COULD ADVERSELY AFFECT OUR BUSINESS

Our ability to maintain our competitive position depends in part upon the continued contributions of our executive officers and other key employees, especially Dr. J.T. Lin, our President and Chief Executive Officer and Timothy J. Shea our Senior Vice President and Chief Operating Officer. A loss of one or more such officers or key employees could have an adverse
effect on our business. We do not carry "key man" insurance on    Dr. Lin
or Mr. Shea or any other officers or key employees. As we continue the clinical development of our lasers and other products and prepare for regulatory approvals and other commercialization activities, we will need to continue to implement and expand our operational, financial and management resources and controls. While to date we haven't experienced problems recruiting or retaining the personnel necessary to implement such plans, we cannot be certain that problems won't arise in the future. If we fail to attract and retain qualified individuals for necessary positions, and if we are unable to effectively manage growth in our domestic and international operations, these could have an adverse effect on our business, financial condition and results of operations.

GOVERNMENT REGULATIONS AND REGULATORY DECISIONS MAY RESTRICT OR DELAY THE MANUFACTURE AND MARKETING OF OUR PRODUCTS

Our laser products are subject to strict governmental regulations which materially affect our ability to manufacture and market these products and directly impact our overall prospects. All laser devices marketed in interstate commerce are subject to the laser regulations imposed by the Radiation Control for Health and Safety Act, as administered by the FDA. The regulations mandate design and performance standards, labeling and reporting requirements, and submission conditions in advance of marketing for all medical laser products. Our ophthalmic laser systems produced for medical use require Pre-Market Approval ("PMA") by the FDA before we can ship our laser systems for use in the U.S. Each separate medical device requires a separate FDA submission, and specific protocols have to be submitted to the FDA for each claim made for each medical device. If and when our ophthalmic laser systems receive PMA by the FDA, we will be required to obtain GMP clearance with respect to our manufacturing facilities, the final step of the approval process, which is not expected until 2004. These regulations impose certain procedural and documentation requirements with respect to our manufacturing and quality assurance activities. Our facilities will be subject to inspections by the FDA, and if any material noncompliance with GMP guidelines is noted during facility inspections, the marketing of our laser products may be adversely affected. In addition, if any of our suppliers of significant components or sub-assemblies cannot meet our specification requirements, we could be delayed in producing commercial systems for the U.S. market. Additionally, product and procedure labeling and all forms of promotional activities are subject to examination by the FDA, and current FDA enforcement policy prohibits the marketing of approved medical devices for unapproved uses. Noncompliance with these requirements may result in warning letters, fines, injunctions, recall or seizure of products, suspension of manufacturing, denial or withdrawal of PMAs, and criminal prosecution. Laser products marketed in foreign countries are often subject to local laws governing health product development processes, which may impose additional costs for overseas product development. In particular, all member countries of the European Economic Union ("EU") require CE Mark certification of compliance with the EU medical directives as the standard for regulatory approval for sale of laser systems in EU member countries. We cannot determine the costs or time it will take to complete the approval process and the related clinical testing for our medical laser products. Future legislative or administrative requirements, in the U.S., or elsewhere, may adversely affect our ability to obtain or retain regulatory approval for our laser products. Failure to obtain required approvals on a timely basis could have an adverse effect on our business, financial condition and results of operations.

PATENT INFRINGEMENT ALLEGATIONS MAY IMPAIR OUR ABILITY TO MANUFACTURE AND MARKET OUR PRODUCTS

There are a number of U.S. and foreign patents covering methods and the apparatus for performing corneal surgery that we do not own or have the right to use. If we were found to infringe a patent in a particular market, we and our customers may be enjoined from making, using and selling that product in the market and be liable for damages for any past infringement of such rights. In order to continue using such rights, we would be required to obtain a license, which may require us to make royalty, per procedure or other fee payments. We cannot be certain if we or our customers will be successful in securing licenses, or that if we obtain licenses, such licenses will be on acceptable terms. Alternatively, we might be required to redesign the infringing aspects of these products. Any redesign efforts that we undertake could be expensive and might require regulatory review. Furthermore, the redesign efforts could delay the reintroduction of these products into certain markets, or may be so significant as to be impractical. If redesign efforts were impractical, we could be prevented from manufacturing and selling the infringing products, which would have a material adverse effect on our business, financial and results of operations. On March 15, 2000 the Company was notified that Presby Corp of Dallas, Texas had filed suit in the United States Court for the Middle District of Florida Orlando Division. Presby Corp and its parent company RAS Holding Corp own multiple patents directed to methods, devices and systems for the treatment of presbyopia and allege that the Company is violating their patents. On June 20, 2000, the Company was notified that Photomedex, Inc. of California had filed a lawsuit against the Company in Orange County, Florida for misappropriation and use of trade secrets and other confidential information. The Company believes that there is no basis for either of these suits and that these allegations are without merit and completely false. However, there can be no assurance that the Company will successfully defend these lawsuits or may have to negotiate a licensing fee payable to Presby Corp or Photomedex. The Company has hired a legal counsel and will start to negotiate and investigate the validity of the patents claimed by Presby Corp and the allegations involved with the lawsuit from Photomedex.

WE ARE SUBJECT TO CERTAIN RISKS ASSOCIATED WITH OUR INTERNATIONAL SALES

Our international sales accounted for approximately 30% of our total revenues during the year ended December 31, 1999. We expect sales to international accounts will continue to represent a comparable percentage of our total sales unless and until our systems are cleared for commercial distribution in the U.S., or with respect to those products that do not require regulatory approval, otherwise enter the U.S. market. The majority of our international sales for the twelve months ended December 31, 1999 were to customers in Venezuela, China and Korea. Our business, financial condition and international results of operations may be adversely affected by present economic instability in certain Asian and South American countries, future economic instability in other countries in which we have sold or may sell, increases in duty rates, difficulties in obtaining export licenses, ability to maintain or increase prices, and competition. In addition, international sales may be limited or disrupted by: The imposition of government controls; Export license requirements; Political instability; Trade restrictions; Changes in tariffs; Difficulties in staffing and coordinating communications among and managing international operations. Because all of our sales have been denominated in U.S. dollars, we do not have exposure to typical foreign currency fluctuation risk. However, due to our significant export sales, we are subject to currency exchange rate fluctuations in the U.S. dollar, which could increase the effective price in local currencies of our products. This could in turn result in reduced sales, longer payment cycles and greater difficulty in collecting receivable.




INADEQUACY OR UNAVAILABILITY OF INSURANCE MAY EXPOSE US TO SUBSTANTIAL PRODUCT LIABILITY CLAIMS

Our business exposes us to potential product liability risks that are inherent in the development, testing, manufacture, marketing and sale of medical devices for human use. We have agreed in the past, and we will likely agree in the future, to indemnify certain medical institutions and personnel who conduct and participate in our clinical studies. While we maintain product liability insurance, we cannot be certain that any such liability will be covered by our insurance or that damages will not exceed the limits of our coverage. Even if a claim is covered by insurance, the costs of defending a product liability, malpractice, negligence or other action, and the assessment of damages in excess of insurance coverage, could have a material adverse effect on our business, financial condition and results of operations. Further, product liability insurance may not continue to be available, either at existing or increased levels of coverage, on commercially reasonable terms.

OUR SUPPLY OF CERTAIN CRITICAL COMPONENTS AND SYSTEMS MAY BE INTERRUPTED BECAUSE OF RELIANCE ON A LIMITED NUMBER OF SUPPLIERS

We currently purchase certain components used in the production; operation and maintenance of its laser systems and related products from a limited number of suppliers and certain key components are provided by a single vendor. Any interruption in the supply of critical laser components could have a material adverse effect on our business, financial condition and results of operations. If any of our key suppliers cease providing us with products of acceptable quality and quantity in a timely fashion, we would have to locate and contract with a substitute supplier. We do not know if such substitute suppliers could be located and qualified in a timely manner or could provide required products on commercially reasonable terms.

PAST AND POSSIBLE FUTURE ACQUISITIONS THAT ARE NOT SUCCESSFULLY INTEGRATED WITH OUR EXISTING OPERATIONS MAY ADVERSELY OUR BUSINESS

We have made two significant acquisitions since 1999, including EMX and Advanced Marketing Technologies, Inc. (the mobile Cosmetic Laser Centers), both of which were spun off in January 2000, to focus our business on medical laser systems. Although we are currently focusing on our existing operations, we may in the future selectively pursue strategic acquisitions of, investments in, or enter into joint ventures or other strategic alliances with, companies whose business or technology complement our business. We may not be able to identify suitable candidates to acquire or enter into joint ventures or other arrangements with or we may not be able to obtain financing on satisfactory terms for such activities. In addition, with respect to our recent acquisitions as well as any future transactions, we could have difficulty assimilating the personnel, technology and operations of the acquired company, which would prevent us from realizing expected synergies, and may incur unanticipated liabilities and contingencies. This could disrupt our ongoing business and distract our management and other resources. We cannot be certain that we would succeed in overcoming these risks or any other problems in connection with any acquisitions we may make or joint ventures or arrangements we may enter into.



AMORTIZATION AND CHARGES RELATING TO OUR SIGNIFICANT INTANGIBLE ASSETS COULD ADVERSELY AFFECT OUR STOCK PRICE AND REPORTED NET INCOME OR LOSS

Goodwill is an intangible asset that represents the difference between the total purchase price of acquisitions and the amount of such purchase price allocated to the fair value of the net assets acquired. Goodwill and other intangible assets are amortized over a period of time, with the amount amortized in a particular period constituting a non-cash expense that reduces our net income or increases our net loss. A reduction in net income resulting from the amortization of goodwill and other intangible assets may have an adverse impact upon the market price of our common stock. In addition, in the event of a sale or liquidation of SurgiLight or our assets, we cannot be certain that the value of such intangible assets would be recovered. In accordance with SFAS 121, we review intangible assets for impairment whenever events or changes in circumstances, including a history of operating or cash flow losses, indicate that the carrying amount of an asset may not be recoverable. If we determine that an intangible asset is impaired, a non-cash impairment charge would be recognized.

WE MAY EXPERIENCE RISKS IN TRYING TO GROW THROUGH ACQUISITIONS

A significant element of the Company's growth strategy and the use of a portion of the proceeds from this Offering involve the expansion of our laser products systems and markets through the acquisition of other companies which offer certain specialized laser products or components. Although we are currently exploring a possible acquisition or merger with several companies, there can be no assurance that any of these opportunities will prove feasible. In addition, there can be no assurance that we will be successful in identifying other appropriate acquisition candidates, can acquire such firms at reasonable prices, can finance such acquisitions, or will be successful in integrating such acquired firms, if any, or their product lines, into its existing operations on a profitable basis.

Acquisitions involve a number of risks which could adversely affect the Company's operating results including, among others, diverting management attention, payments for goodwill, and the potential loss of key employees of the acquired companies. See "Use of Proceeds" and "The Company Acquisitions."

WE MAY HAVE LIMITED INTELLECTUAL PROPERTY PROTECTION

Our ability to compete effectively depends in part on our ability to maintain the proprietary aspects of our laser products. In this regard, we rely on a combination of patents, copyright, trade secret, and trademark law, together with non-disclosure agreements with our employees and confidentiality agreements with third parties, to protect our proprietary rights. Despite these precautions, it may be possible for its existing or new competitors to copy aspects of our products and their future enhancements and to obtain and use information that we regard as proprietary. Moreover, the laws of some foreign countries do not protect our proprietary rights to the same extent as do the laws of the United States. We cannot be certain that others will not independently develop substantially equivalent or superseding laser products directed toward our targeted markets or that equivalent products will not be marketed in competition with our products thereby substantially reducing the value of our proprietary rights. See "The Company - Proprietary Rights" and "Management - Employment Agreements."

OUR MANAGEMENT WILL HAVE BROAD DISCRETION IN THE USE OF THE PROCEEDS OF THIS OFFERING

The proceeds of the sale of the Warrants offered hereby are allocated only generally to working capital. Management of the Company has broad discretion to adjust the application and allocation of the net proceeds of this Offering in order to address changed circumstances and opportunities. As a result of the foregoing, the success of the Company will be substantially dependent upon the discretion and judgment of Management with respect to the application and allocation of the net proceeds hereof. See "Use of Proceeds."

WE HAVE ARBITRARILY DETERMINED THE OFFERING PRICE OF THE WARRANTS

The offering price of the Warrants has been determined arbitrarily by the Company and does not necessarily bear any relationship to the Company's assets, net worth, results of operations, or any established criteria of value. The offering price set forth on the cover page of this Memorandum should not be considered an indication of the actual value of the securities offered hereby.

WE DON'T EXPECT TO PAY ANY DIVIDENDS

To date, the Company has paid no cash dividends or made any stockholder distributions. The payment of dividends on the Company's Common Stock is within the discretion of the Board of Directors and will depend upon the Company's earnings, its capital requirements, financial condition, and other relevant factors. For the foreseeable future, however, it is not anticipated that the Company will pay any dividends. Currently, the Company plans to retain any earnings it receives for the continued development of its business operations.

SURGILIGHT IS PRESENTLY CONTROLLED BY A SMALL GROUP OF SHAREHOLDERS

On the closing of this Offering, Dr. J.T. Lin, the founder, Director, President, and Chief Executive Officer of the Company will beneficially own approximately 70% of the outstanding capital stock of the Company. As a result, following the closing of the Offering, he will continue to be in a position to control the Company, elect all of the Company's directors, appoint officers, control the policies and operations of the Company, and generally direct the affairs of the Company. See "Management," "Principal Shareholders," "Description of the Securities."

POTENTIAL LIABILITY CLAIM

We maintain corporate liability insurance, including products liability, auto, fire, and extended coverage, with limits it considers reasonable and prudent, as well as worker's compensation insurance with limits prescribed by law or state regulation. There can be no assurance however, that we will not be subject to a claim that would exceed our insurance coverage or to a loss that is not covered. In addition, there can be no assurance that adequate liability insurance will be available in the future or available at premiums which are economically feasible. See "The Company - Insurance."
WE WILL NEED ADDITIONAL CAPITAL

We believe, based on currently-proposed plans and assumptions relating to our operations, that the net proceeds from this Offering, together with existing capital and anticipated funds from operations, should be sufficient to fund our current operations and other capital needs for the next 12 months. However, in the event that our plans change or our assumptions and estimates change or prove to be inaccurate, we could be required to seek additional financing in order to sustain operations or achieve future expansion. We have made no arrangements to obtain future additional financing, and there can be no assurance that such additional funds will be available or that if available, such additional funds will be on terms acceptable to us. See "Use of Proceeds."

THERE HAS BEEN NO PRIOR MARKET FOR THE NOTES OR WARRANTS

No prior market has existed for the securities being offered hereby, and no assurance can be given that a market will develop subsequent to this offering. Prospective investors must be fully aware of the long-term nature of an investment in the Company. The Warrants have been offered and sold by reason of an exemptions afforded by Section 4(2) of the Securities Act of 1933, as amended (the "Act") and Rule 506 under Regulation D promulgated by the Securities and Exchange Commission under the Act, and similar provisions under state securities laws. The Warrants are not, and are never intended to be, registered under the Act and applicable state securities laws. The availability of an exemption from registration for resale depends, in part, upon the investment intent of the investor, and such intention further restricts the transferability of the Warrants. The Company has no obligation to register the Warrants, the Notes, or the Warrants. Accordingly, purchasers of Warrants will need to bear the economic risk of the investment for an indefinite period of time.
Ownership of the Warrants must be considered a long-term, non-liquid investment. Prospective investors will be required to represent in writing that they are purchasing the Warrants for their own account, for long-term investment only, and not with a view towards resale, division, or distribution.


USE OF PROCEEDS

We will not receive any proceeds from the sale of common stock by the selling stockholders except for the exercise price of the warrants. If the warrants are exercised in full, we will receive approximately $860,000, although we can neither assure nor predict that any or all or the warrants will be exercised. We intend to use any proceeds from the exercise of the warrants for general corporate purposes including 10% for R&D, 15% for clinical trials and 75% for working capital.

DIVIDENDS POLICY

To date, the Company has paid no cash dividends or made any stockholder distributions. The payment of dividends on the Company's Common Stock is within the discretion of the Board of Directors and will depend upon the Company's earnings, its capital requirements, financial condition, and other relevant factors. For the foreseeable future, however, it is not anticipated that the Company will pay any dividends. Currently, the Company plans to retain any earnings it receives for the continued development of its business operations.

SELLING STOCKHOLDERS

In January, 2000 the Company signed a 12-month consultant agreement with Continental Capital & Equity Corporation (CCEC). Pursuant to this Agreement, CCEC will be compensated with 26,000 shares of common stock and 40,000 shares of stock option. The Company agrees to register 50% of the amounts specified in the Agreement. A copy of the Agreement is attached in the Exhibit.

In July, 2000, the United Kingdom based firm, Global Emerging Markets, Inc.
(GEM), an investment group specializing in private equity investments, entered into a commitment with the Company to fund capital of $3 million under a convertible debenture and warranty purchase Agreement. A copy of the Agreement is attached in the Exhibits.

The common stock offered hereby consists of:

(a) 13,000 shares to be issued to Continental Capital and Equity Corp.
(CCEC) at a par value of 0.0001 per share. In addition, 20,000 shares of warrants at $5.00 per shares granted.
(b) 543,400 shares issuable upon the conversion of the 3,000,000 in aggregate principal amount of convertible debentures to be issued to GEM Global Yield Fund Limited by SurgiLight, Inc., based on a conversion price calculated as of June 30, 2000. The number of these shares registered as required by the Registration Rights Agreement is 2,173,600, which represents approximately 4 times the amount of shares that will be issuable upon cover of the debenture. The difference in these two calculations (1,630,200 shares) is the difference between the total shares we are contractually required to register under the terms of the registration rights agreement and the total shares that would actually be available for sale if the debentures were converted. The underlying warrants are 25% of the common shares at a price defined by 100% of the average closing bid price for the five trading days immediately prior to the closing date.
The conversion price for the debenture in effect on any conversion date shall be the lesser of (X) $0.8125 or 125% of the average closing bid price for the five trading days immediately prior to the closing date, or (Y) 100% of the average of the three lowest closing bid prices during the thirty day period immediately preceding the conversion date.


The following table provides, as of September 29, 2000 information regarding the beneficial ownership of our common stock held by each of the selling shareholders; their shares owned prior to this offering; the total number of shares that are to be offered for each based on a conversion of their convertible debentures; the total number of shares that will be owned by each upon completion of the offering.








The following table sets forth information as of September 29, 2000 about GEM and CCEC and the number of shares of common stock beneficially owned by them, all of which are offered by this prospectus.

									Shares Being Name of
Selling		Shares Owned Prior		Registered inStockholder
			to This Offering			This Offering
                                                      (Percentages)(1)
---------------	------------------		------------------------

GEM Global Yield
Fund Limited
    Common Stock			0				2,173,600 (9%)
    Warrant				0				  508,000 (2.1%)

Continental Capital
& Equity Corp.
    Common Stock			0				   13,000 (*)
    Warrant				0				   20,000 (*)

______________
* Less than 1%

(1) Assumes that none of the selling shareholders sells shares of common stock not being offered hereunder or purchases additional shares of common stock or exercise their warrants. Based on 21,490,000 shares of common stock issued and outstanding before this offering and 24,205,100 shares after this offering.

None of the selling shareholders have had a material relationship with SurgiLight, Inc., other than as a shareholder as noted above at any time within the past three years.


PLAN OF DISTRIBUTION

The selling stockholders may offer their shares at various times in one or more of the following transactions
        (1) in the over-the-counter market
        (2) in any exchange on which the shares may hereafter be listed;
        (3) in negotiated transactions other than on such exchanges;
        (4) by pledge to secure debts and other obligations;
        (5) in  connection  with the writing of non-traded  and exchange-
            traded call  options,  in  hedge   transactions, in  covering
            previously established short positions and in settlement of other transactions in standardized or over-the-counter options; or
        (6) in a combination of any of the above transactions.

The selling stockholders may sell their shares at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices. The selling stockholders may use broker-dealers to sell their shares. The broker-dealers will either receive discounts or commissions from the selling stockholders, or they will receive commissions from purchasers of shares. In addition, some of the Selling Shareholders may be eligible and may elect to sell some or all of their shares pursuant to additional exemptions to the registration requirements of the Securities Act, including but not limited to Rule 144 promulgated under the Securities Act, rather than pursuant to this Registration Statement. Under certain circumstances the selling stockholders and any broker-dealers that participate in the distribution may be deemed to be "underwriters" within the meaning of the Securities Act. Any commissions received by such broker-dealers and any profits realized on the resale of shares by them may be considered underwriting discounts and commissions under the Securities Act. The
selling stockholders may agree to indemnify  such  broker-dealers   against
certain liabilities, including liabilities under the Securities Act. In addition, The Company has agreed to indemnify the selling stockholders with respect to the shares offered hereby against certain liabilities, including certain liabilities under the Securities Act. Under the rules and regulations of the Exchange Act, any person engaged in the distribution of the resale of shares may not simultaneously engage in market making activities with respect to The Company's common stock for a period of two business days prior to the commencement of such distribution. The selling stockholders will also be subject to applicable provisions of the Exchange Act and regulations under the Exchange Act which may limit the timing of purchases and sales of shares of The Company's common stock by the selling stockholders. The selling stockholders will pay all commissions, transfer taxes, and other expenses associated with the sale of securities by them. The shares offered hereby are being registered pursuant to contractual obligations of The Company, and The Company has paid the expenses of the preparation of this prospectus. We have not made any underwriting arrangements with respect to the sale of shares offered hereby.

LEGAL PROCEEDINGS

RAS Holding Corp. ("RAS") and Presby Corp. ("Presby") filed a lawsuit on March 16, 2000, against SurgiLight, Inc. in the United States District Court for the Middle District of Florida for patent infringement. RAS and Presby are alleging that SurgiLight is using laser technology that infringes certain patents held by RAS and Presby for the treatment of presbyopia. RAS and Presby are seeking to enjoin SurgiLight's continued use of the allegedly infringing technology and are seeking to recover damages, including punitive damages, for the alleged infringement. SurgiLight has denied the allegations of patent infringement and is continuing to defend the ongoing litigation.

Laser Photonics, Inc., Laser Analytics, Inc, and Acculase, Inc. (collectively "plaintiffs") filed a lawsuit in June of 2000 against SurgiLight and its Chief Operation Officer, Tim Shea ("Shea"), alleging misappropriation of trade secrets, breach of a confidentiality agreement and breach of fiduciary duty. The lawsuit is filed in Circuit Court in Orlando, Orange County, Florida. The plaintiffs are alleging that Shea, who was a former employee, misappropriated trade secrets, disclosed them to SurgiLight and that SurgiLight used the information to unfairly compete with Plaintiff is seeking damages and to enjoin SurgiLight's alleged use of the trade secrets. SurgiLight has moved to dismiss plaintiffs' complaint and denies the allegations of the complaint. SurgiLight intends to vigorously defend against allegations of the lawsuit.

While SurgiLight denies the allegations of the lawsuits and does not believe that is a basis for either lawsuit, there can be no assurance that SurgiLight will prevail in the lawsuits. SurgiLight will continue to commit resources to the defense of these lawsuits.


The Company has recently signed a Purchase and Sale Agreement with Premier Laser Systems, Inc., which is subject to a binding process in a Bankruptcy. Court.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The term for Directors is 12 month and re-elected in each Annual Meeting. Officers and key employees have a 2 to 5 year term and a 5-year non-competing agreement.


Name				Age				      Position
--------			-----		-----------------------------------
J.T. Lin, Ph.D.		52		 President and CEO, Chairman of the
                                     Board
Timothy J. Shea. 		43		 Senior VP, Chief Operating Officer,
                                     Secretary of the Board
Rachel L. Siu, CPA	52		 Chief Financial Officer
Ming-yi Hwang, Ph.D.  	45		 Vice President and Director of R&D
Richard Reffner		54		 Vice President Laser Centers, Director
Robert Clements, Esq.	40		 Director
J.S. Yuan, Ph.D.		43		 Director
Lee Chow, Ph.D.		50		 Director
Richard Ajayi, Ph.D.	52		 Director
Raymond Gailitis, MD.	40		 Medical Director, Plantation Center

J. T. Lin, Ph.D. Dr. Lin is the founder of the Company and has been the Chairman of the Board, President and CEO of the Company since it was founded in 1998. Dr. Lin was also the co-founder of LaserSight, Inc. (NASDAQ:LASE) and served as its Chairman, President and CEO (1991-94). He is a US citizen and obtained a Ph.D. in Chemical Physics from the University of Rochester, NY in 1981. He became the Director of Research and Development for Quantum Technology for the development of nonlinear crystals before he joined the Center for Research in Electro-optics and Lasers (CREOL), University of Central Florida as an Associate Professor (1987-91). He was the inventor of the world's most compact refractive excimer laser, the "Mini-Excimer" and a pioneer of the scanning laser (US patented) which now has been used in more than 400 hospitals worldwide. He has more than 25 years experience in laser technologies and 12 years experience in marketing in Asia and Latin America. Dr. Lin has published more than 70 scientific papers and book chapters and has 3 US patents granted and many patents pending. He is a member of AAO, ASCRS, ISRS, ASD and Honor Member of Who's Who of the Leading American Executives (1993). Dr. Lin was elected as the 1997 Model of Overseas Chinese Young Entrepreneurs, the highest honor for overseas Chinese awarded by President Lee of R.O.C. Taiwan. Dr. Lin has been a Board Director of Color Image, Inc. (OTC:BB) since June, 2000.

Timothy Shea. Mr. Shea was appointed to the Board of Directors in August, 1999. He was hired as the Senior Vice President and Chief Operating Officer (COO) and was appointed as Secretary of the Board of Directors in January 2000. Prior to joining SurgiLight, he was a member of the Board of Directors and President of the Medical and Research & Development Divisions of Laser Analytics, Inc. From 1995 to 1998 he was the Corporate Director of Business Development at Schwartz Electro-Optics, Inc. (SEO). Prior to 1997, Mr. Shea was the Senior Director of the Solid State Laser Division at SEO and was responsible for product design and development, all FDA submissions, implementation of Good Manufacturing Practices (GMP), all division operations, sales and marketing activities, clinical support and authored the first Standard Operating Procedure (SOP) manual. He was Director of Clinical Design and Development at SurgiLase (1986-89 and 1993-
95), at Laser Photonics (1989-93). From 1983 to 1986 he was a Senior Director and Principal Partner of InfraMed, Inc. From 1981 to 1983 he was a Clinical Design Engineer at Advanced Biomedical Instruments, Inc. He owns one U.S. patent on a medical device, he has consulted on many more devices that were patented, and has more than 15 publications in the area of medical laser research and application in medicine. Mr. Shea has traveled worldwide teaching and lecturing on the use of lasers in medicine, laser physics, and conducting research. Mr. Shea has over 18 years experience in medical systems and their clinical approvals. He is a member of the American Society of Lasers in Medicine and Surgery (ASLMS), Florida Electro-Optic Industry Association (FEOIA) and the International Society for Optical Engineering and Florida Electro Optic Association.

Rachel L. Siu, CPA. Mrs. Siu became the CFO for the Company in May, 2000. She received her B.A. in Accounting from National Taiwan University, Master of Business Administration from University of Central Florida and has been a Certified Public Accountant since 1983. In 1991, she prepared the financial statement for LaserSight (a public company on Nasdaq) for the audited report. She has been very active in community services, was President of Asian Pacific American Heritage Council (APAHC) in 1987; Chairperson, of Asian American Advisory Board to Mayor Frederick, City of Orlando in 1988; President of Chinese American Association of Central Florida (CAACF) in 1992; President of Rotary Club of UCF/Research Park in 1995; has been a member of President's Minority Advisory Board -UCF since 1995; has been President of Asian American Heritage Council since 1999. Rachel L. Siu, CPA has received the following awards since 1998: Business Person of the Year; Rotary Club of Goldenrod, Goldenrod Community Outstanding Member Award, Goldenrod Historical Society and Paul Harris Fellow Award by Rotary Club of UCF/Research Park

Ming-yi Hwang, Ph.D. Dr. Hwang, has served as the Director of Research and Development for the Company since May, 1998. He obtained his Ph.D. in Electrical Engineering from the Univ. of Central Florida in 1992. He has more than 15 years experience in laser systems (hardware and software). Previously he was the Research and Development Director of LaserSight (1992-95) and PDI (1995-98). He was one of the key people involved in the development of the Mini-Excimer, Compak-300, LaserScan-2000 for LaserSight. At SurgiLight he provides technical support for SurgiLight's Laser Centers and also develops new IR lasers using the Company's proprietary technologies. Dr. Hwang and Dr. J.T. Lin designed the world's first software that can perform presbyopia reversal using the Company's lasers. In addition to new product development, he is also responsible for all software and system control of the Company's products.

Richard Reffner. Mr. Reffner joined the Company as the Clinic Director of the Plantation Vision Center and as the Vice President of the Laser Centers in September, 1998. He is responsible for the day-to-day operation of the Plantation Center, FL. Clinic. His duties include laser room operation and maintenance, to oversee of clinical operations, management of staff, develop and implementation of surgical training programs for physicians. Prior to his position with the Company, he was the Clinic director of LCA-Vision, Plantation, FL (April-September, 1998); Assistant Administrator at Tampa Eye Clinic (1997-98); Director of Technical Service at Hawaiian Eye Center (1985-1997); The ophthalmic Technician at Mary Imogene Bassett Hospital (1975 -1985); Refractionist at Donald L. Praeger, MD, PC (1973 -
1976); Physicians' Specialist at Mary Imogene Hospital (1971-73).

Robert G. Clements, Attorney. Mr. Clements was appointed as a Director in October,1999. He obtained his BS degree Business and a Doctorate and Master degree in Business Administration from Samford University. He also obtained his Diploma in Advanced International Legal Studies from the McGeorge School of Law in Austria. Mr. Clements is currently an attorney at law and a member of Florida and District of Columbia Bar Association.

J. S. Yuan, Ph.D. Dr. Yuan was appointed as a Director in October, 1999. Prof. Yuan is currently an Associate Professor of the Univ. of Central Florida. He obtained his Ph.D. in Electrical Engineering from the University of Florida in 1988 and he was an employee of Texas Instruments (1988-91) and Visiting Researcher of Motorola (1991). He has been consulting with many high-tech companies including National Semiconductor Corp., Healthydyne Tech, Grasby Infrared, Harris Semiconductors and NEC. Dr. Yuan was awarded as Graduate Teaching and Distinguished Researcher by UCF and listed in Who's Who in American Education, Who's Who in Science and Engineering. Dr. Yuan has more than 100 publications in semiconductor device and modeling, digital and analog IC design.

Lee Chow, Ph.D. Dr. Chow was appointed as a Director in March, 2000 and is currently a Professor at Physics Department, University of Central Florida
(UCF). He obtained his Ph.D. degree in Physics from Clark University in 1981. He was also faculty at the University of North Carolina prior to becoming a faculty member at the University of Central Florida. Dr. Chow has been the Technical Member of American Physical Society, Material Research Society, and American Association for the Advancement of Science. He served as the President of Chinese-American Association of Central Florida (1985-1986), Chinese-American Scholar Association of Florida (1997-
1998). His had received many research awards including the Teaching Incentive Award (1996), NSF Grant(1991-93), Florida High Tech Research Council Grant (1989-91) and I-4 Florida Research Council Grant (1997-2000). He is serving in the Committee of Radiation and Safety, College Personal and Promotion (UCF). Dr. Chow also served as Technical Consultant for KEI, Inc., Quantum Nuclearnic, Inc. and a Director of LaserSight (1991-92). Dr. Chow has published more than 50 papers in professional refereed research journals.

Richard Ajayi, Ph.D. Dr. Ajayi joined the Company as a Board Member in May of 2000 and is currently an Associate Professor of Finance at the University of Central Florida. He obtained his Ph.D. in Business Administration while majoring in Finance and International Business from Temple University in 1989. Dr. Ajayi is a founding member of the African Finance and Economics Association and served as the association's program manager from 1990-1995 and President from 1996-1998. Dr. Ajayi is currently serving as the Chairperson of the SurgiLight Audit Committee.

Raymond Gailitis, M.D. Dr. Gailitis, joined the Company as Medical Director of the Plantation Vision Center in September, 1998. Dr. Gailitis received his M.D. from Northwestern University followed by internship and residency at Northwestern University Medical Center and University of Minnesota Hospital and Clinics of Department of Ophthalmology, Fellowship at Department of Ophthalmology of Emory University. He has been Chief of Ophthalmology at LBJ Tropical Medical Center, Director of Corneal and Refractive Surgery at Eye Care and Surgery Center, Medical Director of New Vision Refractive Surgery Center. Dr. Gailitis is a Board Certified Ophthalmologist. He is a member of ASCRS, AAO, ISRS. He has been elected the President of Broward County Ophthalmologic Society. Dr. Gailitis has more than 16 important publications in the ophthalmology field.

There is no family relationship among Directors or Officers. None of the officers, directors or person has filed for bankruptcy, been convicted of crime, subject to any court order restricting his involvement in business.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to the company with respect to beneficial ownership of the Company's Common Stock as of August 11, 2000. Regarding the beneficial ownership of the Company's Common Stock the table lists: (i) each stockholder known by the Company to be the beneficial owner of more than five percent (5%) of the Company's Common Stock, (ii) each Director and Executive Officer and (iii) all Directors and Executive Officer(s), of the Company as a group. Each of the persons named in the table has sole voting and investment power with respect to Common Stock beneficially owned.

    		                                     Percent of Shares
								    Outstanding
								 -----------------

Name of Beneficial Owner   	  Number of 	Before	After
------------------------  	   Shares        Offering    Offering
				     	  ----------     --------    --------

J. T. Lin (1)             	 15,064,000      	 70%    	 62.2%

Timothy Shea (3)                   35,000         *   	  *
Senior V.P. and COO

Rachel Siu (4)		            2,000		  *    	  *
CFO

Ming-yi Hwang (5)                  16,000         *	        *
V.P. - R&D

Richard L. Reffner (6) 		     28,000      	  *           *
V.P. - Laser Vision Centers

J.S. Yuan (7)		           20,000	        *           *
Board Director

Lee Chow (8)                        4,000	        *           *
Board Director

Richard Ajayi (9)                   4,000	        *           *
Board Director

All Officers and Directors(10) 15,173,000        70.6%        62.7%
(8 persons) ___________________    * Less than 1%

(1) Includes: (a) 1,064,000 shares owned by Dr. J.T. Lin, Chairman, President and CEO of the Company, (b) 4,000,000 shares owned by Lin Family Partners, Ltd., and (c) 10,000,000 shares owned by other members of Dr. Lin's family. Dr. Lin has the sole power and discretion to act as, and to exercise the voting rights and powers of the Company's common stock held by his family members. Dr. Lin's address is 4532 Old Carriage Trail, Oviedo, FL 32765.

(2) Include 2,173,600 shares of common stock and 508,500 shares of Warrants. The address of GEM Global Yield Fund, Limited is Hunkins Waterfront Plaza, P.O. Box 556, Main Street Nevis, West indies.

(3) Includes 31,000 shares of restricted common stock and 4,000 shares of stock options. Mr. Shea's address is 189 Winding Oaks Lane, Oviedo, FL 32765.

(4) Mrs. Rachel Siu's address is 5100 Old Howell Branch Road, Winter Park, FL 32792.

(5)  Dr. Hwang's address is 5366 Goldenwood Dr., Orlando, FL 32817.

(6) Includes 20,000 common shares owned by Mr. Reffner and 4,000 shares owned by his wife, Georgeann Reffner and the 4,000 shares of stock option. Mr. And Mrs. Reffner's address is 1101 N.W. 94th Ave. Plantation, FL 33322.

(7)  Dr. Yuan's address is 8227 Riviera Shore Ct., Orlando, FL  32817.

(8)  Dr. Chow's address is 8603 Butternut Blvd., Orlando, FL  32817.

(9)  Dr. Ajyai's address is Dept. of Finance, UCF, Orlando, FL  32816.

(10) Based on a fully diluted total outstanding of 24,205,100 shares, including 23,656,000 shares of common stocks and 528,500 shares of Warrants after the offering. The registered shares include 2,173,600 common stock registered for GEM Global Yield Fund (GYF) and 13,000 common stock for Continental Capital Equity & Equity (CCEC) and 508,500 warrants to GYF and 20,000 warrants to CCEC.



DESCRIPTION OF SECURITIES

The Company is authorized to issue 30,000,000 shares of Common Stock, and 5,000,000 shares of preferred stock, both at $0.0001 par value per share. Immediately prior to this registration rights, 21,490,000 shares of Common Stock were issued and outstanding.

Common Stock Rights

The holders of Common Stock have one vote per share on all matters (including election of directors) without provision for cumulative voting. Thus, holders of more than 50% of the shares voting for the election of directors can elect all of the directors, if they choose to do so. The Common Stock is not redeemable and has no conversion or pre-emptive rights. There are no sinking fund provisions. The Common Stock currently outstanding and the Common Stock to be issued pursuant to this Offering will be validly issued, fully paid and non-assessable. In the event of liquidation of the Company, the holders of Common Stock will share equally in any balance of the Company's assets available for distribution to them after satisfaction of creditors and Preferred shareholders. The Company may pay dividends, in cash or in securities or other property when and as declared by the Board of Directors from funds legally available therefore, but has paid no cash dividends on its Common Stock to date.

The Common Stock is listed on the OTC:BB  under the symbol SRGL.

Transfer Agent and Registrar

The transfer agent and registrar for the Common Stock of the Company are the Signature Stock Transfer, Inc. of 14675 Midway Road, Dallas, Texas, phone (972)-788-4193.

Shares Eligible for Future Sale

Approximately 70% of the 21,490,000 shares of the Common Stock currently outstanding have not been registered under the Securities Act of 1933, as amended, (the "Securities Act), and will be eligible for future sale under Rule 144 of the Securities Act. Future sales of the Common Stock under Rule 144 may have a depressive effect on the market price of the Common Stock if a public market develops for such stock and could impair the Company's ability to raise capital through the sale of its equity securities.

All executive officers and directors of the Company and stockholders beneficially owning greater than 5% of the Company's Common Stock prior to the offering are subject to "lock-up" agreements providing that they will not, directly or indirectly, offer, sell, contract to sell or grant any option to purchase or otherwise dispose of any Common Stock or any securities convertible into or exercisable or exchangeable for such Common Stock or, in any manner, transfer all or a portion of the economic consequences associated with the ownership of any such securities.

In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated), including an affiliate, who has beneficially owned restricted shares for at least two years is entitled to sell, within any three-month period commencing 90 days after the Effective Date, a number of shares that does not exceed the greater of (i) 1% of the then outstanding shares of Common Stock (approximately 12,900,000 shares immediately after this offering) or (ii) the average weekly trading volume in the Common Stock during the four calendar weeks preceding such sale, subject to the filing of a Form 144 with respect to such sale and certain other limitations and restrictions. In addition, a person who is not deemed to have been an affiliate of the Company at any time during the 90 days preceding a sale and who has beneficially owned the shares proposed to be sold for at least three years, would be entitled to sell such shares under Rule 144(k) without regard to the requirements described above.

INTEREST OF NAMED EXPERTS AND COUNSEL

The Consolidated Financial Statements of the Company for the fiscal year ended December 31, appearing in the Registration Statement have been audited by Rachel Siu, CPA (for the year of 1997 and 1998) and Parks, Tschopp, Whitcomb & Orr (for year of 1999), independent certified public accountants, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given upon the authority of said firm as experts in accounting and auditing. However, neither Ms. Siu nor Parks, Tschopp, Whitcomb & Orr, P.A. will receive contingent compensation or an interest in the Company.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

The Company reincorporated in Delaware in September, 1998, in part, to take advantage of certain provisions in Delaware's corporate law relating to limitations on liability of corporate officers and directors. The Company believes that the re-incorporation into Delaware, the provisions of its Certificate of Incorporation and Bylaws and the separate indemnification agreements outlined below are necessary to attract and retain qualified persons as directors and officers. The Company's Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law. This provision is intended to allow the Company's directors the benefit of Delaware General Corporation Law which provides that directors of Delaware corporations may be relieved of monetary liabilities for breach of their fiduciary duties as directors, except under certain circumstances, including breach of their duty of loyalty, acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, unlawful payments of dividends or unlawful stock repurchases or redemption or any transaction from which the director derived an improper personal benefit. The Company's Bylaws provide that the Company shall indemnify its officers and directors to the fullest extent provided by Delaware law. The Bylaws authorized the use of indemnification agreements and the Company has entered into such agreements with each of its directors and executive officers.

DESCRIPTION OF BUSINESS

GENERAL

The Company was incorporated in the State of Delaware in September, 1988 and acquired Photon Data, Inc. ("PDI") in March, 1999. PDI was incorporated in the State of Florida in 1994. See greater detail in CERTAIN RELATIONSHIP AND RELATED TRANSACTIONS. The Company currently has two divisions: (1) the Laser Technology and (2) the Laser Eye Centers. The Company also receives income from two of the divisions it spun-off at the beginning of 2000: Advanced Marketing Technologies, Inc. (AMTI), the Cosmetic Mobile Laser Centers and EMX, Inc. the Thermal Infrared Technology.

In the Laser Technology division, we develop and conduct research for lasers in the ultraviolet (UV) and infrared (IR) spectra for applications including vision correction dermatology and microsurgery. We also conduct clinical trials outside the U.S. for various new technologies and applications. The Company currently operates 20 Laser Eye Centers (LEC) internationally and owns one Laser Eye Center in Florida. The international Laser Eye Centers provide an ongoing "per use royalty" revenue stream for the Company and the only wholly owned center in Plantation, Florida that provides services for over 30 physicians has recently become very profitable.

The primary focus of research and development for the Company is in the ophthalmic field. The IR-3000 infrared laser has been designed for presbyopia correction and the Company is currently performing the clinical trials in Venezuela and Argentina. The Company expects to start the clinical trials in Japan within a few weeks and in Europe and US in a few months. Presbyopia is a natural aging phenomena where we loose the ability to focus properly. It has been estimated that approximately 95% of the world population will be affected by presbyopia by the age of 46.

The Company believes its new method of LASA (Laser Sclera Ablation) using a laser for presbyopia correction, will be less complicated, more stable, and may provide less regression than the mechanical, non-laser methods. The clinical results from 35 patients were presented at the Summer World Refractive Surgery Symposium (Miami, FL, July 21-23, 2000). The Company believes that it is the first and the only company offering LASA and this procedure is currently limited to the international market due to the fact that the Company does not have FDA clearance to begin the studies here in the United States yet. The Company currently has four pending patents relating to LASA and new IR-laser technologies. However, there can be no assurance that the Company will be successful in protecting its proprietary technologies or in completing its market approval in the U.S. on schedule.

In addition to the IR lasers for vision correction, the Company has recently obtained the 510(K) approval to market its EX-308 laser for the treatment of psoriasis. The Company is diligently working on manufacturing Agreements for the EX-308 and expects to have these negotiations completed within the next few weeks.

The Company has recently concluded a Joint Venture Agreement to assemble the MicraLight Escan 2020 (formerly the Company's Scan-195 scanning excimer laser) in the United Kingdom. The Company believes that this Agreement should enhance its sales in countries that require the CE mark outside the Untied States and create opportunities that were not available prior to this Agreement. The Company is also considering expanding this assembly Agreement to include other products that would be sold in the international market.

The Company believes that it is the only company currently owning both the ultraviolet (UV) and infrared (IR) laser technologies for vision correction. For vision correction using UV lasers, there are several existing patents which may prohibit our sales of the UV lasers without obtaining a license. The Company has three pending patents for the use of IR lasers which has the potential of replacing the existing UV lasers currently used by most of its competitors including Visx, Summit, Bausch & Lomb, LaserSight, Nidek, Schwind and Meditec. The Company believes that IR lasers will be have less mutagenic effects and are safer than the UV lasers which may have potential risk of long-term biological complications. However, prior to the market approval in US the Company's new products will be limited to international sales. The Company believes that its Infrared
(IR) lasers for vision correction will be protected by its proprietary technology and its pending patents. In addition, the users of the Company's IR lasers will not have to pay the licensing fee or royalty fee which are required for the use of UV lasers. Currently, the UV laser royalty fee in the U.S. is about $100 per case that must be paid to the patent owners Visx and Summit. The UV laser manufacturers also need to pay the IBM-patent fee of about 3%-7% of their sale price. Without paying these fees, the Company believes that its IR lasers will have advantages in both profit margin and the market potential. However, there can be no assurance that the Company will be successful in protecting its proprietary and pending patents to avoid these license and or royalty fees.

The medical laser industry needs the approval from FDA prior to manufacturing and marketing in the U.S. Our competitors are significantly larger and their financial condition has allowed several of them receive FDA approval to perform LASIK procedures for vision correction using excimer lasers. We will also face increased competition from manufacturers of vision correction lasers and from companies operating laser centers in the U.S. and internationally. The Company's medical lasers will need either 510(K) approval, which takes only 6-12 months, or PMA and IDE approvals which may take a 4-8 years to complete prior to the market approval in the U.S. Prior to these market approvals, the Company's medical products will be limited to international sales and these products need to be manufactured outside U.S. The Company believes that its UV-laser for dermatology and the Waterjet system (made by VisiJet and marketed by the Company in certain countries) will only need 510(K) approval. The other new products of the Company will require IDE/PMA approval. However there can be no assurance that the Company will be successful in obtaining these market approvals as scheduled. The Company has submitted a 510(K) application for its UV-308 laser for the treatment of psoriasis and has recently obtained the approval.

The Company's Plantation Eye Center currently has over 30 surgeons using the excimer laser facility. These existing surgeons may leave the Company if they decide to operate their own Center or join other Centers offering better terms than the Company. All of these factors may influence our systems sales and income from laser centers. Accordingly, our past results may not be useful in predicting our future results.

The IR-3000 Infrared laser has been designed for presbyopia correction, the Company expects to start the clinical trials in Japan within a few weeks and in Europe and US in a few months.

The Company will continue its research and development efforts on several new products including the new infrared lasers for microsurgery and vision correction. The models IR-3000 and IR-5000 will take several years for the U.S. market approval. International marketing for these new products, however, may start during the third quarter of year 2000. These product will be sold in addition to our existing UV lasers market. The Company had signed an Agreement with MicraUS for a joint venture in UK to obtain the CE-mark approval, assemble and market its products in Europe. However there can be no assurance that the Company will be successful in completing the clinical trials and obtaining necessary approvals as scheduled.

The Company is currently conducting clinical trials in Caracas, Venezuela for the treatment of presbyopia patients using the Company's patent pending technology. Laser presbyopia correction has a worldwide potential procedure revenue of over $1,500 billion. The Company believes that it is the first Company to successfully develop this technology and the only Company currently conducting clinical trials. The Company hopes to begin the first clinical trials in the US for laser presbyopia correction soon. A royalty fee policy will apply to the users of the Company's new technology, which will allow the Company to earn long-term recurring income.

The Company's strategy is to focus on recurring revenue and income from Laser Centers operation and the procedure royalty fees charged to the users. The Company, however, will continue to develop new products for markets mainly outside the US prior to the market approval for use of the Company's products within the US. The Company's revenues will come from both Laser Center procedure income and the sale of medical systems.

The address of the Company headquarters is: SurgiLight, Inc. 12001 Science Drive, Suite 140, Orlando, Florida 32826, phone number: (407) 482-4555, Fax number: (407)482-0505, e-mail:surgilight@aol.com. Web site:
www.surgilight.com.

Industrial Background

Lasers have been used in various medical and industrial applications over the past twenty years. The recent application of lasers with wavelengths ranging from ultraviolet to infrared have been emphasized in the areas related to surgery involved in ophthalmology and dermatology due to their highest potential growth markets and the significant clinical efficacy of the laser technologies. For recurring revenues and increased long-term profits, company-operated Laser Centers have been recognized as a fast growing industry. In addition to the above-described medical lasers and centers, the Company also owns a portion of a company in the infrared thermal imaging market that has applications in security, law enforcement and military surveillance. Greater details for those industries are described as follows.

Refractive Lasers and Laser Centers

Vision correction is one of the largest medical markets, with approximately 136 million people in the United States using eyeglasses or contact lenses. Within this group, approximately 60 million people are myopic and 30 million are hyperopic. Another 45 million are presbyopic. Industry sources estimate that Americans spend approximately $13 billion, at retail prices, on eyeglasses, contact lenses and other vision correction products and services each year. The international market is approximately 3 to 5 times higher than the US market with at least 500 million people using eyeglasses or contact lenses.

At the present time most ophthalmologists are charging $1,000 to $1,500 per eye for LASIK. In addition, since there is currently no insurance or Medicare coverage for this procedure, the patients are paying cash and there are no administrative costs dealing with complex paperwork. The above patient charges may be reduced when competition increases.

According to the Market Scope report (May 1997), the major Laser Center companies include the public companies of TLC Laser Centers Inc., Laser Vision Centers, LCA Vision, Lasik, Inc. and ICON, Inc. The Company believes that it is the only Laser Center company which has the in-house technology with the advantageous position of providing up to date technologies at low start-up cost for its Centers. The Company's competitors buy systems from other manufacturers and have high start-up and facility costs for their Centers. Being a laser equipment manufacturer, the Company's start-up system costs of its international Centers is about 30% of that of its competitors.


Product Uses

The Company products include lasers for medical, dermatology, ophthalmology and commercial uses. The Company's laser systems cover laser spectra (or wavelengths) ranging from ultraviolet (UV) to infrared (IR) which are designed to meet the optimal response and clinical outcome of the surgeries and the needs for cost efficiency.

Products

Vision Correction Lasers

The Company has developed scanning laser systems for corneal reshaping, or the correction of myopia, hyperopia and astigmatism. These excimer systems are much more compact (only 50% in size and weight) than most of its competitor's systems and they are portable and easy to maintain. Moreover, the manufacturing cost of this new generation of systems is lower than the older generation of systems made by others. The Company currently owns patents pending in both UV and IR laser technologies.

For refractive surgeries, the Company is currently developing three new systems, Model IR-3000, IR-3001 and IR-5000. The mid-infrared (IR) wavelength of these systems may have many advantages over the UV lasers and other existing systems in the market. The unique features of these IR systems include: (i) a compact system designed for mobile laser centers;
(ii) system operated at high repetition rate (for fast procedures) and at a short pulse width (for reduced thermal effects); (iii) wavelength matching the tissue (water) absorption peak for precise tissue ablation and accurate vision correction; and finally, (v) the IR wavelength eliminating the potential risk of mutanagenic side effects which may be a concern in UV lasers.

New Laser for Presbyopia Corrections

The Company's second new system under clinical trials and in US patent pending is the model IR-3000 which represents the unique feature of combining both ablation and coagulation effects for the treatment of presbyopic patients. This new technology will offer the only system capable of conducting presbyopia correction based upon the new concept of sclera expansion to increase the patient's accommodation for both far and near vision. This new procedure will resolve the ciliary muscle relaxation problems caused by age. The current treatments for presbyopia include implants (called Scleral Expansion Band, SEB) and diamond-knife incisions which have drawbacks of being a complex surgical procedure and require a lot of surgeon's experience. Another method is to use a Holmium:YAG laser for monovision correction, a clinical trial system made by Sunrise Technology. This method however can only treat one eye for near view and requires that the second eye remain un-treated for distance viewing.

The IR-3000 and IR-3001 are protected by the Company's four pending patents. The Company believes that significant recurring revenues may be generated from the royalty fee collected from the IR systems used for presbyopic corrections. The presbyopia market is much bigger than all the other vision corrections (myopia and hyperopia) with a worldwide potential procedure revenue over $1,500 billion and over $150 billion in US. The world's first presbyopia-reversal surgeries have been performed with the Company's laser recently at Caracas, Venezuela and clinical data were presented in the 1999 Fall World Refractive Surgery Symposium (Orlando, October 21-23, 1999).

The Company's new method of using laser for presbyopia reversal has advantages of a precise, fast, and simple procedure that does not require a surgeon's experience. The LPR procedure will have less complication and be more stable than the mechanical, non-laser methods. The Company believes that it is the first and the only company that offers LPR, which is now limited to the international market prior to US approval. However there can be no assurance that the Company will be successful in protecting its proprietary technologies or completing its market approval in US on schedule.

SmartScan Software

The Company has pioneered the development of software for corneal topography-assisted, or corneal linked laser systems, for vision correction since 1995. SmartScan, the Company's patent pending technology was designed to further extend the precision and flexibility of Laser Systems by incorporating corneal topography, the eye measurement technology. The SmartScan software, when integrated into the Company's scanning lasers, will offer unique, customized corrections. Such corrections offer the promise of increasing improved night vision, uncorrected visual acuity and the flexibility beyond what current technology can provide. The customized correction can also offer great enhancement for second treatments in off-centered or irregularly corrected patients. Extension of the SmartScan software will be the "real time" monitoring of the patient topography for the most accurate vision correction. The company had reported in several Ophthalmic Conferences the results based on its SmartScan for pre-operative computer simulation and post-operative enhancement. However there can be no assurance that the Company will be successful in completing its final development for clinical trials.

Dermatology Lasers

For dermatology uses, the Company has developed the EX-308 excimer laser, for phototherapy of psoriasis which has the potential to substitute the conventional UVB light non-laser system, the "PUVB". Model EX-308 offers the advantages of: (i) fiber-coupled for friendly use in any portion of the treated areas; (ii) less total dose and numbers of treatment needed (6 times less) than the UVB light; (iii) safer than UVB light, only the localized area is treated to eliminate the risk of cancer on normal skin;
(iv) controllable accurate dose applied to the target unlike the UVB light which may degrade in dose without control; and (v) cost effective in terms of time spent by the surgeon and patient. In addition, the Company has on-going clinical trials for the EX-308 model for the treatment of vitiligo. The Company has submitted 510K application and expects to obtain the market approval in USA this year. The Company's UV-308 model is designed for the treatment of psoriasis and vitiligo. The Company has recently obtained the 510K approval for the treatment of psoriasis.

Other Medical Systems (WaterJet Devise)

In addition to the above described products, the Company has obtained the exclusive marketing right for China, Hong-Kong, Taiwan, and all Latin American countries for the WaterJet devices: Model HK-300 and Model CT-300 systems made by VisiJet (CA). Model HK-300 may replace the mechanical microkeratome currently used for corneal reshaping. A microkeratome is a device that is used in all LASIK procedures. The model CT-300 is designed for cataract treatment and it is believed to be safer and more efficient than laser or ultrasound devices. Both of these WaterJet devices may only require 510(K) clearance and VisiJet has already submitted the 510(K) application for the HK-300.

Laser Centers

The Company's start-up system costs for international Laser Eye Centers, in which systems were manufactured by the Company, is only 30% of that of its competitors, which purchase systems from other manufacturers. The only obligation the Company has to the international Laser Eye Centers is to maintain the laser system over the period of our contract, which is typically 3 to 5 years or a minimum of 7,000 eye surgeries. Therefore approximately 85 to 90% of the revenue the Company receives from these centers is profit. However there can be no assurance that the Company will be successful in operating both types of Centers without suffering future competition from those that may operate Centers in both areas and also own in-house technology.

The Company currently has 21 Laser Eye Centers (LEC) in operation including 18 in Asia, 2 in Latin America and one in Florida. The Company also receives income from Cosmetic Mobil Laser Centers operated by Advanced Marketing Technology, Inc. (AMTI), where AMTI pays 45% of its net profit to the Company under the spin-off Agreement. The Company intends to establish a total of 80 worldwide Laser Centers (for both Eye Centers and Cosmetic Centers) by year 2005. However there can be no assurance that the Company will be successful in establishing the targeted number of Centers as scheduled.

The Company's strategy is to expand its Laser Centers mainly internationally, where a typical Eye Center will have a 5-year contract and allow the Company to collect a per procedure fee of $100 - $150 per eye for LASIK procedures. The Company's Plantation Laser Eye Center currently has over 30 surgeons using the excimer laser facility and paying the Company a facility fee of about $500-$750 per eye. These existing surgeons however may leave the Company if they decide to operate their own Center or join other Centers offering better terms than the Company. There can be no assurance, however, that the Company may charge the patient fees at the current rate due to price competitions. All of these factors may influence the Company's income from laser centers.

Technology, Patents and Licensing Rights

The Company intents to protect its development work and products by means of proprietary technology, licensing rights, trademark and patents pending, covering various phases of the products in ophthalmology, and dermatology applications. The Company currently has four patents in pending status and plans to file more patents to protect its new technologies. The Company believes its international sales of vision correction systems assembled in our Panama facility will not require a license from a third party. The Company also believes that its proprietary technology and the pending patents in the following subjects will protect many of its newly developing products:


* Apparatus for efficient laser corneal ablation.
* Apparatus and methods for dual beam laser treatment of presbyopia.
* New infrared lasers for vision correction and presbyopia.
* Apparatus and methods for non-invasive IR laser for presbyopia correction.

There are several patents involving the use of UV lasers in refractive surgeries including the IBM patents, LaserSight scanning patents, patents owned by Visx and Summit. These prior patents, however, all are limited to lasers using an UV wavelength. The Company believes that its systems, IR-3000, IR-3001, and IR-5000 using infrared wavelengths would not be covered by any of the prior patents and will be protected by the Company's pending patents.

Process and apparatus patents relating to shaping the cornea with various lasers have also been issued to others. Because patent applications are maintained in secrecy in the United States until such patents are issued, and are maintained in secrecy for a period of time outside the United States, the Company can conduct only limited searches to determine whether its technology infringes any patent or patent applications. Any claims for patent infringement could be time-consuming, result in costly litigation, divert technical and management personnel, or require the Company to develop non-infringing technology or to enter into royalty or licensing agreements. There can be no assurance that the Company will not be subject to one or more claims for patent infringement, that the Company would prevail in any such action or that its patents will afford protection against competitors with similar technology. In the event the Company's systems are judged to infringe a patent in a particular market, the Company and its customers may be enjoined from making, selling and using such system or be required to obtain a royalty-bearing license, if available, on acceptable terms.

Although the Company believes that the use of a scanning device for IR lasers in vision correction will be protected by its pending patents. From time-to-time the Company may receive in the future, notice of claims of infringement of other parties' proprietary rights. The resolution of intellectual property disputes is often fact intensive and, therefore, inherently uncertain. If any claims or actions are asserted against the Company, the Company may seek to obtain a license under a third party intellectual property rights. There can be no assurance, however, that under such circumstances, a license would be available on reasonable terms, or at all. Alternatively, in the event a license is not offered or available, the Company might be required to redesign those aspects of the Company's systems held to infringe so as to avoid infringement.

The failure to obtain a license to a third party intellectual property right on commercially reasonable terms could have a material adverse effect on the Company's business and results of operations.

Sales and Marketing

The Company supports its sales and marketing efforts by actively participating in medical trade shows and conferences. The Company seeks to increase the market visibility of its products by serving with customers on technical and organizing committees for such conferences and trade shows, presenting technical papers at such conferences, and publishing in technical and trade journals. The Company distributes new product announcements and literature through direct mailings as well as advertising in trade journals. The Company maximizes profits by offering system based on the per procedure fee which allows the Company to receive recurring revenues rather than one-time revenue from sales.

The Company has established a strong international marketing infrastructure and intends to continue emphasizing its international marking activities, while some of its products are waiting for the approval for domestic sales. The Company has distributors in most Asian and Latin American countries and intends to add new distributors in European countries. The Company has recently formed a joint venture with MicraUS for the approval, assembling and marketing of its products in Europe.

The Company's international distributors and representatives are generally operating under letter agreements that allow for termination by either party upon 90 days' notice. There can be no assurance that such distributors and representatives will not terminate any formal or informal agreement, or that the Company would be able to find an acceptable replacement distributor or representative on acceptable terms.

Research and Product Development

The Company currently has several new products under development:
(a) IR-3000 for presbyopia correction, (b) IR-5000 for LASIK procedures,
(c) IR-3001 for LASIK and glaucoma, (d) EX-308 for skin treatment (vitiligo), (e) other new diode lasers with wavelength range of (980 -
2100) nm for microsurgery. The Company will be continuing the development efforts for product improvement in both system design, software and hardware aspects. The Company will also invest efforts in the clinical aspects for the uses of these products.

Competition

The Company faces current or potential competition from direct competitors, suppliers of potential new and alternative technologies and existing domestic and international joint ventures for laser centers. While the Company believes that its IR products for vision correction offer several distinct advantages over the use of excimer lasers for treating hyperopia and presbyopia, its competitors such as Visx and Summit have significantly greater financial resources than the Company and have received FDA approval for their excimer lasers for the LASIK procedures. In addition, certain of the Company's competitors such as Sunrise Technology International, have developed a laser device for the treatment of hyperopia using an IR laser. Another company in Texas, Preby Corp, has been using mechanical device Scleral Expansion Band (SEB) for corneal implantation to achieve presbyopia corrections.

The Company believes that its Laser Centers have lower operating overhead and system start-up costs than its competitors such as TLC Laser Centers, LCA Vision and Laser Vision Centers, which however, have significantly greater financial resources than the Company. Furthermore, there can be no assurance that the Company will be successful in expanding its Laser Centers and continuing profitable operation.

The Company believes that it is the only company that currently owns both the ultraviolet (UV) and infrared (IR) laser technologies for vision correction. For vision correction using UV lasers, there are several existing patents that may prohibit our sales of the UV lasers without obtaining a license. The Company has three pending patents for the use of IR lasers which has the potential to replace the existing UV lasers used by most of its competitors, including Visx, Summit, Bausch & Lomb, LaserSight, Nidek, Schwind and Meditec. The Company believes the IR lasers, will be safer than the UV lasers, which may have potential risk of long-term mutanagenic complication. However, prior to market approval in US the Company's new products will be limited to international sales.

The Company believes that its Infrared (IR) lasers for vision correction will be protected by its proprietary technology and its pending patents. In addition, the users of the Company's IR lasers will not have to pay the license fee or royalty fee, which are required for the use of UV lasers. Currently, the UV laser royalty fee in US is about $100 per case paid to the patent owners Visx and Summit. The UV laser manufacturers also need to pay the IBM-patent fee of about 3%-7% of their sale price. Without paying these fees, the Company believes that its IR lasers will have advantages in both profit margin and market competition. However there can be no assurance that the Company will be successful in protecting its proprietary pending patents to avoid these license and or royalty fees. In addition, the Company has recently been sued by Presby Corp. for a potential patent infringement of its patents. The Company believes that this lawsuit has no basis and without merit. However, the Company may need to pay a licensing fee to Presby Corp., if the Company can not defend this lawsuit.

For laser for psoriasis treatment, the Company will be in direct competition with Photomedex which has also obtained the 510K approval and has started marketing the device.

The Company believes the potential use of its patent pending laser sclera expansion is more attractive than competitive methods of treating presbyopia. There can be no assurance, however, that the method can be reduced to practice using a reliable laser system, or that the Company will receive regulatory approvals or successfully market such a product. There can be no assurance the FDA will approve the pre-market approval application ("PMA") which summarizes the results of continued clinical trials, or that the Company will successfully develop or market the refractive lasers systems.

Government Regulations

The Company's products are subject to significant government regulation in the United States and other countries. In order to test clinically, produce and market products for human diagnostic and therapeutic use, the Company must comply with mandatory procedures and safety standards established by the U.S. Food and Drug Administration (FDA) and comparable state and foreign regulatory agencies.
Typically, such standards require products to be approved by the government agency as safe and effective for their intended use before being marketed for human applications. The clearance process is expensive and time consuming, and no assurance can be given that any agency will grant clearance to the Company to sell its products for routine clinical applications or that the time for the clearance process will not be extensive.



There are two principal methods by which FDA-regulated products may be marketed in the United States. One method is a FDA pre-market notification filing under Section 510(k) of the Food, Drug and Cosmetics Act. Applicants under the 510(k) procedure must demonstrate the device for which clearance is sought is substantially equivalent to devices on the market before May 1976. The review period for a 510(k) application is 90 days from the date of filing the application. Applications filed pursuant to 510(k) are often subject to questions and requests for clarification that often extend the review period beyond 90 days. Marketing of the product must be deferred until written clearance is received from the FDA. In some instances, an Investigational Device Exemption (IDE)is required for clinical trials for a 510(k) notification.

The alternate method, when Section 510(k) is not available, is to obtain a Pre-Market Approval (PMA) from the FDA. Under the PMA procedure, the applicant must obtain an IDE before beginning the substantial clinical testing required to determine the safety, efficacy and potential hazards of the products. The preparation of a PMA is significantly more complex and time consuming than the 510(k) application. The review period under a PMA is 180 days from the date of filing. The FDA often responds with requests for additional information or clinical reports that can extend the review period substantially beyond 180 days.

FDA also imposes various requirements on manufacturers and sellers of products under its jurisdiction, such as labeling, manufacturing practices, record keeping and reporting requirements. The FDA also may require post-market testing and surveillance programs to monitor a product's effects. All of the Company's products will require filing of an IDE, and a 510(k) application or PMA. There can be no assurance that the appropriate approvals from the FDA will be granted for the Company's products, the process to obtain such approvals will not be excessively expensive or lengthy or the Company will have sufficient funds to pursue such approvals. The failure to receive requisite approvals for the Company's products or processes, when and if developed, or significant delays in obtaining such approvals, will prevent the Company from commercializing its products as anticipated and will have a material, adverse effect on the business of the Company.

The Company is also subject to regulation under the Radiation Control for Health and Safety Act administered by the FDA which requires laser manufacturers: (i) to file new product and annual reports; (ii) to maintain quality control, product testing and sales records; (iii) to incorporate certain design and operating features in lasers sold to end-users; and (iv) to certify and label each laser sold to an end-user as belonging to one of four classes based on the level of radiation from the laser that is accessible to users. Various warning labels must be affixed and certain protective devices installed, depending on the class of the product. The Center for Devices and Radiological Health is empowered to seek fines and other remedies for violations of the regulatory requirements.

Foreign sales of the Company's medical laser systems are subject, in each case, to clearance by the FDA for export to the recipient country. Regulatory requirements vary widely among the countries, from electrical approvals to clinical applications similar to the PMA filed with the FDA for sales in the United States.

The Company is currently conducting clinical trials in Caracas, Venezuela for the treatment of presbyopia patients using the Company's patent pending technology. The Company believes that it is the first Company to successfully develop this technology and the only Company that has begun clinical trial treatment using lasers for presbyopia. The clinical results were reported at the World Refractive Surgery Symposium in October 1999 and May 2000.

The regulation approval schedules for the Company's products are outlined as follows. For models IR-3000, IR-5000 and IR-3001, the Company will need PMA approval in US which typically will take 4-6 years. For other model EScan-2020, the Company expects to obtain the European CE-mark approval within 8-12 months. The Company has obtained the 510K approval for its EX-308 model for the treatment of psoriasis and expects to obtain the approval for vitiligo application within 6-12 months. The WaterJet devices, made by VisiJet, will also obtain 510(K) approval shortly and will be marketed by the Company in certain countries. However there can be no assurance that the Company will be successful in obtaining these market approvals as scheduled. The Company also expects to start the clinical trials for the IR-3000 system in US, Europe and Japan within 3-6 months.

The Company's objectives are multifold: (1) replace the currently used medical laser systems with the more advanced lasers which represent substantial improvement in safety, precision, time and cost effectiveness over the existing laser technologies; (2) maximize profits by offering the systems based on the 'per procedure' fee which allows the Company to receive recurring revenues rather than one-time revenue from the sales; and
(3) expand to other areas of medicine for the existing Company's centers. To achieve these objectives, the Company has the following key elements of its strategy:

Expand Technology Leadership: The Company will continue to pursue its leadership position in advanced laser technologies in areas of ophthalmology and dermatology. In addition to the licensing agreements, the Company will pursue patents aggressively for any newly-created technologies, adding to its current pending patent applications.

Focus on High-growth Markets: The Company focuses on what it perceives as the highest potential growth markets, such as laser resurfacing, laser vision correction and phototherapy.

Integration of Product Line: The Company has plans to acquire technologies from its OEM suppliers to increase the vertical integration and value-added systems products. The Company is also seeking to capitalize on its advanced manufacturing capability with an assembly factory outside the country for cost reduction purposes and ease of export.

Expand Worldwide markets: The Company has an established strong international marketing infrastructure and intends to continue emphasizing its international marketing activities, while its products are waiting the approval for sales within the US. The Company has distributors in most Asian and Latin American countries and intends to add new distributors in European countries.

International Laser Centers: For recurring revenue and increased long-term profit, the Company plans to expand its existing Laser Centers in the Pacific Rim and Latin America.

New Technologies for Laser Centers: The systems to be used in the Company's Centers include ophthalmic and cosmetic lasers that will be up-dated to the newest current technologies to strengthen the market and secure revenue growth. Being a manufacturer of laser systems, the Company has the advantageous position of being able to provide system updates and low start-up costs for its centers.

Competitive Edge

The Company views its competitive edge as follows:

High Operating Profit in Centers: As a manufacturer of the laser systems, the Company has a lower start-up and system cost for its international Centers than its competitors.

New Technology & New Procedures: The Company is in a unique position using its in-house technologies for system upgrades for new procedures to increase recurring revenue and profit for its Centers. These new procedures are not available to most of the Company's competitors.

Sales Growth from New Products: The Company foresees the introduction of at least two new products every two to three years to increase sales and reduce competition. In addition, most of the software and system control developed by the Company are "multiple-use" and can be cost effectively integrated to various of the Company's existing and future systems for eye surgeries (vision correction, cataract treatment).

Employees

The Company has eighteen (18) full-time employees, including 10 at the technology division in Orlando, Florida, 2 at the Plantation Laser Centers and 6 in Asian Centers. In addition, there are approximately 30 ophthalmologists using the Company's laser facilities in Plantation. The Company also hires, from time-to-time, part-time employees for system assembly tasks, delivery and consultants on a contract basis for regulatory clinical trials, and system maintenance. None of the Company's employees is represented by a labor union. The Company has very good relations with its employees.

Backlog

As of August 10, 2000 the Company had no significant backlog, other than three new international Centers in which systems needed to be installed before October, 2000.

Reports to Security Holders and the SEC

The Company files annual and quarterly reports with the Securities and Exchange Commission ("SEC"). In addition, the Company may file additional reports for matters such as material developments or changes within the Company, changes in beneficial ownership of officers, directors, or significant shareholders. These filings are matters of public record and any person may read and copy any materials filed with the SEC at the SEC's public Reference Room at 560 Fifth Street, N.W., Washington, DC 20549. The public may obtain information on the operation of the public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issues that file electronically with the SEC which site can be found at http://www.sec.gov. The Company internet site can be found at www.surgilight.com.


MANAGEMENT'S DISCUSSION AND ANALYSIS OF PLAN OF OPERATION

RESULTS OF OPERATION

In above selected financial data, the 1997 revenue was attributed to the business of Photon Data, Inc. which was acquired by the Company in March, 1999. The 1998 data was the consolidated data of Photon Data, Inc. and SurgiLight. The 1999 data was the consolidated data for all its acquired divisions, excluding the first quarter of AMTI and EMX.

1999 as compared with 1998

Revenues: Revenues in 1999 increased 139% to $2,858,089 from $842,005 in 1998. The increase of revenue of 1999 mainly due to the revenue increase of Plantation Laser Eye Center and the revenue from two new divisions of Advanced Market Technology (AMT, for cosmetic lasers) and EMX (for night vision sales). The revenue of 1999 excluding the first quarter revenue generated from EMX and AMT, approximately $90,000, where these two divisions were acquired with an effective date of April 1, 1999.

Cost of Revenue: Cost of revenues as a percentage of revenues increased to 39% in 1999 from 28.3% in 1998. This increase was mainly attributable to the cost of revenue of Plantation Laser Eye Center which had a profit margin approximately 25% based on a facility fee of $900 per eye collected from surgeons. The cost of revenue for laser system sales is lower than 30%.

Operating Expenses: Selling, general and administrative (GNA) expenses in 1999 were $1,1,670,478 compared to $750,519 in 1998. The GNA as a percentage of revenues was 58.4% and 89% in 1998 and 1999. The increase of GNA in 1999 was mainly attributable to higher payroll costs associated with new employees in the acquired AMT, EMX and Plantation Center. Research, development and regulation expenses increased to approximate $65,000 in 1999 from $30,000 in 1998, primarily as result of increase spending in the new products development and the regulatory efforts for the clinical trials in Mt. Sinai Hospital and in Caracas, Venezuela for the UV-laser for psoriasis and laser for presbyopia correction, respectively.

Net Income: Income from operation, prior to the depreciation and amortization (DNA) were $322,605 and the net income after DNA , was $65,705, or $0.01 per basic and diluted share compared to a net loss of $154.343, or $0.24 per share in 1998.

Segment information: Below are the distribution of revenues in various areas and each of the business of Centers and systems. See also Notes to Financial Statement.





                                       	1999    	1998
     Revenue (% of total)
          Plantation Center (USA)    	 60%      	27%
          China Centers               	 19%         2%
          Laser System sales        	  6%     	35%
          Advanced Market Tech,    	    	  9%         -
          EMX, Inc.                   	 11%         -
          Other Centers            		  2%       	 5%

As shown above, the system sales changed from 35% in 1998 to 6% in 1999. This resulted from the emphasis of Centers in 1999 in which the China Center revenue increased to 19% in 1999 from 2% of 1998. The Plantation Center revenue for 1998 was only counted for 4 months of operation, since it started in September, 1998. Both revenues of Advanced Market Technology and EMX were only for 1999, since these two divisions were acquired by the Company in March 1999. The Company believes that the systems sales will increase when its EX-308 laser for psoriasis receives the 510K approval for market in US and Europe. The Company also expects to have more revenue in its Centers in 2000 by the increase the number of Laser Centers internationally.

The Company's liquidity requirements have been met through external debt and financing. During August, 1998 to March 8, 2000, the Company has raised a gross cash proceeds of approximately $2.28 millions by private placements offered to accredited investors. The prices offered for these private placements were from $1.50 to $11.20 per share after the 2-for-1 split adjustment. All the Common Stock issued by these private placements were non-registered restricted shares and had a 12 months restriction starting from the date of stock certificates were printed, April 1, 1999. As of December 31, 1999, the Company has cash increase to $577,594 from $38,366 as of December of 1998. The net increase of $539,258 as of December, 1999 was mainly resulted from the proceeds from sale of stock. However, net cash decrease of $554,343 was reported in December 31, 1999 for purchasing of equipment. On May 12, 2000, the Company had signed an Agreement with an investment group by offering convertible prefer stock to raise $3.0 millions. The Company believes that its existing corporate resources are adequate for at least the next twelve months to meet working capital needs and to fund corporate requirements. As of May 25, the Company has a total outstanding and issued common stock of 21,490,000 shares including the reserved stock options.

Comparison of six months ended June 30 of 1999 and 2000

Revenues for the six month ended June 30, 2000 increased 23.8% to $1.78 million from $1.43 million for the same period of 1999. The Company reported a six-month net income of $12,000 or $0.001 per share, compared to a net income of $112,000 or $0.01 per share for the same period of 1999. The growth of revenues is attributed to the Company's growth in system sales and procedure income from the Laser Centers.

For the second quarter of 2000, the Company reported an operation income of $84,000, excluding the facility depreciation of $45,000. The net income (after the facility depreciation) of the second quarter 2000 is $39,000 compared to a net loss of $27,000 of the first quarter 2000. Revenue for the second quarter 2000 increased 32.6% to $1,009,000 from $761,000 for the first quarter of 2000, attributed to the growth of Eye Centers and system sales.

Revenues for the three- and six-month periods ended June 30, 2000 were $761,000 and $1,776,000, respectively, compared to $566,000 and $1,434,000, for the same periods in 1999. The total revenue for the second quarter is attributed to the Company's two divisions: the Laser Eye Centers and the Technology. In addition, the Company also gained income from the Cosmetic Laser Centers.
In this quarter, the Company had added 2 new international Eye Laser Centers and one Cosmetic Mobile Laser Center in Venezuela. The Company currently has a total of 23 Laser Eye Centers and Cosmetic Centers.

Operating expenses for the three- and six-month periods ended June 30, 2000 were $551,000 and $976,000 respectively. Prior year comparative periods showed operating expense levels of $398,000 and $774,000 respectively. The increase in operating expenses is proportional to the total revenue and increased R&D and clinical trial efforts. The six-month R&D and clinical trial costs increased from $90,000 in 1999 to $134,000 in 2000. These costs will continue to increase in the future quarters to support our focus on the Company's new infrared lasers and the related on-going clinical trials in Latin America, Japan, Europe and US.

LIQUIDITY AND CAPITAL RESOURCES

The total current assets of the Company increased to $3,421,000 as of June 30, 2000, compared with $1,712,000 of the end of June, 1999. This increase in current assets is mainly attributed to the additional paid in capital of $1,232,000 from an accredited investor. The Company recently has obtained a commitment of additional funds of $3.0 million from an investment group Global Emerging Markets, Inc. (GEM), a United Kingdom-based firm. The Company will use this addition funding to continue its on-going new product development, clinical trials and to expand its international Laser Eye Centers. In particular, these additional funds will accelerate the worldwide market of our to-be-approved new products.

The inventory for the second quarter increased from $573,000 of the first quarter to $1,193,000 because the need to meet the growth of system sales In the next few quarters and the IR-3000 systems invested for clinical trials. Account receivable increase from $601,000 in the first quarter to $700,000 in the second quarter because of the financing program offered to the Cosmetic Laser Center in Venezuela.

The net cash increased from $1,334,000 on March 31, 1999 to $1,353,000 on June 30, 2000 mainly from the net operational profits.

The Company anticipates that its current cash, cash equivalents, as well as anticipated cash flows from operations and additional capital contribution from private placements, will be sufficient to meet its working capital and capital equipment needs at least through the next 12-18 months.

THE RECAPITALIZATION

During August, 1998 to May, 2000 the Company has raised gross cash proceeds of approximately $2.28 millions by private placements offered to accredited investors. The prices offered for these private placements were from $1.50 to $11.20 per share after the 2-for-1 split adjustment. All the Common Stock issued by these private placements are restricted shares and had a minimum of 12 months restriction starting from the date of stock certificates were printed, April 1, 1999. The Company's stock was 2-for-1 forward split effective on January 27, 2000. As of August 11, 2000, the Company has a total outstanding and issued (post-split) shares of 21,490,000 shares including the reserved 164,000 stock option for employees an consultants. As of August 11, 2000 the Company has a total outstanding common shares of 21,490,000 including the reserved shares for employees stock options and consultants.

The Company plans to file an SB2 application to register additional common shares related to the $3 million investment from the GEM group.

PLAN OF OPERATION

The Company's plan of operation for the next 12 months is to continue the development of new products of IR-3000 and the clinical trials for presbyopia and laser for vitiligo. The Company plans to acquire additional new technologies, which may require additional funds in the next 12 months. The Company may increase its number of employees for marketing and assembling of its approved EX-308 model and the clinical trial efforts for IR-3000 model. The Company has recently signed a Purchase and Sale Agreement with Premier Laser Systems, Inc., which is subject to a binding process in a Bankruptcy Court.

DESCRIPTION OF PROPERTY

MANUFACTURING AND FACILITIES

Using proprietary technology, the Company designs and manufactures the electronic boards, circuits and system control assemblies, in-house. The Company also develops all the software used in its products. System mechanical parts and frames are supplied by local subcontractors. The light sources, laser heads, small parts, and small optics parts are purchased from various sources. The Company performs system final integration, testing, and quality control. For new product developments, the Company designs and produces prototypes for evaluation and product improvement.

For medical lasers, the Company currently has leased an assembly facility in Panama, the ZPED (a free zone in Colon), where laser systems are integrated, tested, and packed for delivery to customers. There is no import duty for goods imported to ZPED when they are intended for export. The Company believes that the ZPED facility is beneficial for the Company in terms of labor cost, customs duty, and regulatory requirements for its international market.

The Company has plans to establish a "good manufacturing production" (GMP) environment to meet the US Federal and State regulations in the future. Prior to the GMP environment, the Company needs to assemble its products outside the country. In addition to the ZPED facility, the Company is seeking other manufacturing facilities in the United Kingdom, Taiwan and European countries to explore its market in Asia and Europe.

Facilities

The Company leases headquarters space comprising approximate 4,200 square feet of office and new product development space at 12001 Science Drive, Suite 140, Orlando, FL 32826. For Laser Centers, the Company currently operates one Laser Vision Correction Center and three Mobile Cosmetic Laser Centers in Florida.

The Plantation Laser Eye Center has a leased space of approximately 5,200 square feet at 7900 Peters Road, Suite B-101, Plantation, FL 33324. The total rental fee paid by the Company in both Orlando and Plantation offices is about $11,000. For the mobile cosmetic lasers, the Company has three vans that deliver the lasers to the clinic locations. The Company also has a maintenance facility in Beijing, PRC owned by its contractor who supplies the spare parts and gas tanks for the Company's users in China.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company was incorporated in the State of Delaware in September, 1998 to purchase the assets of a Laser Eye Laser at Plantation, Florida and signed an agreement to sub-lease one Excimer laser system from LCA Visions, Inc. The Plantation Vision Center has two full time employees and has more 30 ophthalmologists performing the surgeries. Dr. Raymond Gailitis was appointed as the Medical Director of the Center in Plantation, Florida.

In March, 1999 the Company acquired all shares, technologies, assets and business of Photon Data, Inc. ("PDI"), a Florida company, by a stock swap of issuing 8,145,000 shares of the Company's common shares to the shareholders of PDI.

In March, 1999, the Company acquired all shares of Advanced Marketing Technology, Inc. ("AMTI") a Florida company by issuing 1,180,000 common stocks, which will to be delivered, based on some performance criteria. Mr. Paul Miano, the president of AMTI, was appointed as Vice President of Cosmetic Laser Centers and Board Member of the Company. As of August, 1999, only 20% of these shares were delivered to the shareholders of AMTI and the remaining 80% are escrow by the Company until AMTI meets certain performance.

In March, 1999, the Company acquired EMX, Inc. ("EMX"), a Florida company, by issuing 115,000 common shares, where 80,000 shares were delivered at the closing. 20,000 shares are being held in escrow and will be delivered to EMX based upon their ability to meet certain performance criteria and 15,000 shares are reserved for the key employees of EMX. After the acquisition, Mr. Timothy Arion, the president and sole owner of EMX, Inc. was appointed as the Vice President of Infrared Systems and to the Board of Directors.

In March, 1999 the Company entered into a 15 year Agreement for the exclusive licensing rights for all medical applications using a new infrared laser with GAM Associates, Inc. ("GAM"), a Florida company. In exchange of these exclusive licensing rights, the Company agreed to issue 50,000 shares of the Company Common Stocks to Gordon Murray, the owner of GAM.

On March 31, 1999, the Company entered into a merger agreement with MAS Acquisition III Corp. As result of the Agreement, the Company has merged into MAS Acquisition III and MAS Acquisition III has changed its name to SurgiLight, Inc. See the Company's SEC filing 14f-1 filed in March, 1999 for greater detail.

On December 28, 1999 the Board of Directors approved the spin-off AMTI and EMX (effective January 1, 2000) in order to focus its business on the core technology of vision lasers. Pursuant to the Agreements, the Company will still obtain 45% of the net profit generated from AMTI for unlimited years, and 15% of the gross profit from EMX up to an amount of $300,000 in three years. The Company also has the option to re-acquire the business of AMTI and EMX in the future.

In July, 2000, the Company concluded a Joint Venture Agreement with MicraUS to assemble and obtain the CE-mark approval in the United Kingdom.

The Company's stock was 2 for 1 forward split effective on January 27, 2000. As of March 30, 2000 the Company has a total outstanding and issued (post-split) shares of 21,490,000 shares including the reserved 164,000 stocks.

In July, 2000, the Company announced that it had confirmed a $3 million investment by the United Kingdom-based firm, Global Emerging Markets, Inc. GEM is an investment group specializing in private equity investments, has entered into a commitment with the Company to fund additional capital of $3 million under a convertible debenture and warranty the purchase Agreement. A copy of the Agreement is attached in the Exhibits. GEM sources its investments from its three operating offices based in New York, London and Beijing and specialize in opportunities offered by selected emerging technologies and economies on a global basis. GEM's activities are based on a thorough knowledge and understanding of market conditions on both the macro and micro level. Since March, 2000 the Company has raised a total of $4.2 million, which includes $1.2 million from an accredited investor and the $3 Million from GEM.

The Company has recently signed a Purchase and Sale Agreement with Premier Laser Systems, Inc., which is subject to a binding process in a Bankruptcy. Court.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDERS MATTERS

The Company's Common Stock $0.001 par value (Common Stock) is traded on OTC:BB under the symbol "SRGL". The following chart sets forth the high and low closing price for the Common Stock during the indicated periods. Note all prices have been adjusted for 2 for 1 forward split effective date 1/27/00.

     	  	                       High	     Low
4-th Quarter of 1999	           11.00	     2.25
first Quarter of 2000	           25.50      10.50
second quarter of 2000             10.375      5.75
third quarter of 2000              10.625      5.75

The Company's stock started to trade on OTCBB on November 1, 1999 and was split on January 27, 2000. The foregoing quotations represent prices between dealers and do not include retail mark up, mark down, or commission and may not necessarily represent actual transactions. As of March 30, 2000 approximate 1,400 persons and entities held the Common Stock of record, including significant amounts of stock held in "street name."



EXECUTIVE COMPENSATION

Name and Principal Position        	        Annual Salary
----------------------------         	 --------------------
					       	 1999		 2000
					        	------	 ------
J. T. Lin, Chairman, President & CEO 	 $105,000	 $120,000

Timothy Shea, Senior VP and COO	    		*	 $ 65,000

Rachel Siu, CFO                          		*	 $ 20,760

M. Y. Hwang, V.P. of R&D             	 $ 63,000	 $ 63,000

Richard L. Reffner, V.P. of Laser Centers  $ 51,000	 $ 51,000
____________
* Employment starts in 2000.

Board Compensation

We reimburse Board Directors for their reasonable expenses associated with attending meetings of the Board of Directors and a fixed cash compensation of $200 for each meeting for those of the Board Directors who attend the Board meetings. In addition, each Board Directors will receive an stock option of 4,000 shares for each of their 12-month service, where the stock option price is defined by the fair market price at the time options are granted and approved by the Stock Option Committee.

Employment Agreements and Bonus Compensation

In October, 1999 the Company entered into an agreement with the Chief Executive Officer, President and Chairman of the Board, at an initial annual base salary of $120,000. If the Company terminates Dr. Lin's employment without cause, as defined in the agreement, he is entitled to receive a lump sum payment equal to 12 months of his current base salary and an amount payable monthly for 12 months equal to 30 % of his current base salary. Additional compensation in Common Stock Options and cash bonus of 15% of the gross royalty collected will be paid to Dr. Lin for his contributions in patented technologies and the royalty income generated from these technologies. The Company also agreed to pay Mr. And Mrs. Richard Reffner, VP of Laser Centers, a bonus of 2% the net profit generated from the Plantation Eye Center. In January, 2000 the Company also entered into an employment agreement with Mr. Timothy Shea. As a part of this agreement Mr. Shea is to receive bonuses of up to 3% of the pre-tax net profit generated from the EX-308 system for two years (2000-2001). Each of the Company's officers have executed a two to five year employment agreements and all of the Company key employees had agreed a five-year non-competing agreements. The Company's officers also agreed the "lock-up" agreements for their 144 restricted Common Stocks.

2000 Stock Option Plan

In December, 1999 the Company approved an aggregate of 164,000 shares of the Company's Common Stock reserved for issuance pursuant to the 2000 Stock Option Plan and for shared to be issued for the Company's employees and consultants. The Stock Option Plan Committee has approved the terms and distribution of these shares. The exercise price for this option will be the fair market price at the time the option is granted. No stock options were awarded in 1999. There were no unregistered securities sold by the Company within the last 3 years.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

In January, 2000 the Company terminated its independent accountant Rachel Siu, CPA (who performed the auditing for the Company in 1997 and 1998). The Company engaged PARKS, TSCHOPP, WHITCOMB AND ORR, P.A. as its new principal accountant to audit its financial effective February, 2000. There were no disagreements with the former accountant on any matter of accounting principle or practices, financial statement disclosure, or auditing scope or procedure. The decision to change accountants was recommended and approved by the Company's Board of Directors.

LEGAL MATTER

The Business Law Group, 205 E. Central Blvd., Suite 601, Orlando, FL 32801, has rendered their opinion that the Common Stock registered pursuant to this Prospectus will, when sold, be legally issued, validly issued, fully paid and non-assessable shares of the Company.

WHERE YOU CAN FIND MORE INFORMATION

Prospective investors may direct questions to the officers of the Company with respect to the Offering and may obtain additional information from the Company's SEC filings including the 14f, 15c, 10K and quarterly reports. Prospective investors may direct questions to the officers of the Company with respect to the Offering or the proposed business of the Company and may obtain additional information, to the extent the Company possesses such information or can acquire it without unreasonable effort or expense, as may be necessary to verify the accuracy of the information furnished in this Prospectus. Any document relating to the company in the possession of the Company or which may be obtained without unreasonable effort, may be inspected at the office of the Company by any prospective investor or his advisor upon advance notice.




















CONSOLIDATED FINANCIAL STATEMENTS AND SUPPLEMENTAL DATA

SURGILIGHT, INC.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Independent Auditors' Report							F-1

Consolidated Balance Sheets as of December 31, 1999, 1998
June 30, 2000                             	                  F-2

Consolidated Statements of Operations for the Years
Ended December 31, 1999, 1998, June 30, 2000, 1999			F-3

Consolidated Statements of Cash Flows for the Years Ended
December 31, 1999, 1998 and June 30, 2000, 1999	  		      F-4

Consolidated Statements of Stockholders' Equity for the Years
Ended December 31, 1999, 1998, and June 30, 2000 			F-5


Notes to Consolidated Financial Statements				F-6




PARKS, TSCHOPP, WHITCOMB & ORR
Certified Public Accountants

2600 Maitland Center Parkway
Suite 330
Maitland, Florida 32751
Telephone: 407 875-2760
Fax: 407 875-2762

                   Independent Auditors' Report

To the Board of Directors and Stockholders of SurgiLight, Inc. We have audited the accompanying consolidated balance sheet of SurgiLight, Inc. and subsidiaries as of December 31, 1999, and the related consolidated statements of operations, stockholders' equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit. The accompanying 1998 and 1997 financial statements of SurgiLight, Inc. (formerly known as Photon Data, Inc.) were audited by other auditors whose report dated February 28, 1999 expressed an unqualified opinion on those statements.

We conducted our audit in accordance with generally accepted auditing standards. Those standard require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of SurgiLight, Inc. and subsidiaries as of December 31, 1999, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

/s/ Thomas Tschopp

March 10,2000
Maitland, Florida

                                     F-l











































SURGILIGHT, INC.
BALANCE SHEET
DECEMBER 31, 1999, 1998 and June 30, 2000

ASSETS

Current Assets:			1999          1998          6/30/00

  Cash				$577,594	  $ 38,336      $ 1,203,000
   accounts receivable         347,676	   141,829	        700,000

	Inventories (note 3) 	 837,489	   757,792        1,193,000

	Other Current Assets	  20,000	  	  -           325,000
				      ---------	  ---------	      ---------
      Total currents assets  1,782,759       937,957        3,421,000
				      ---------	  ---------       ---------
Property and equipment,
 net (note 4)	           1,613,626	 1,009,380        1,052,000

Other assets:

	Deposit (note 5)	        27,366	   102,671               -
      Other Assets                  -             -           127,000

	Intangible Assets,
       Net	                   137,258	   150,027          127,000
				      ---------	----------        ---------
		Total Assets   $ 3,561,009 	 2,200,035      $ 4,727,000
				     ==========	==========        =========

Liabilities and Stockholders Equity

Current liabilities:
	Accounts payable	   $   309,025	    74,190          296,000
	Accrued Interest		  22,493	    19,938           20,000
	 Current portion of
       long-term debt
       (note 6)			 156,132       102,500          105,000

	Loans from shareholders
	 (note 8)	              26,000	   231,000               -
		                  ---------     ---------       ---------
             Total current
             Liabilities       513,650       427,628          421,000
                              ---------     ---------       ---------
Long-term debt less
 current installments
 (note 6) 		             146,132            -            66,000
					---------     ---------       ---------

		Total liabilities	 659,782 	   427,628          487,000





Stockholders' equity:

	Common stock		   1,140	 4,048,301           22,000

	Additional paid in
       capital		     5,110,276		  -         6,334,000

	Retained earnings	    (2,210,189)	(2,275,894)      (2,116,000)
				     ----------	 ----------        ---------

Total stockholders' equity   2,901,227	 1,772,407        4,240,000
				     ----------	 ----------        ---------
		Total liabilities
		 and stockholders
             equity	     $ 3,561,009    2,200,035       4,727,000
				     ===========	  ==========       =========

See accompanying note to financial statements.





































SURGILIGHT, INC.
STATEMENT OF OPERATIONS
YEARS ENDED DECEMBER 31, 1999, 1998, and June 30, 2000, 1999

                   Year Ending    Year Ending   6 Months Ending June
			     1999		  1998	   2000      1999

Sales			    $ 2,858,089	  842,005	1,776,000  1,434,000

Cost of Sales		1,118,344 	  238,419	  772,000    548,000
				---------    ---------	  --------  --------
	Gross profit	1,739,745	  603,586	1,004,000    886,000

General and
 Administrative
 expenses		      1,670,478 	 750,519	   976,000   774,000
				---------	---------	  --------  --------

	Operating income
       (loss)		   69,267	(146,933)	    28,000   112,000

Other income/expenses
	Interest income	   13,971	   3,375	    16,000     6,000
	Interest expense	  (17,533)   (10,785)	   (32,000)   (6,000)
				----------	---------	  --------   --------
Net income (loss)
 before income
 taxes                     65,705    (154,343)      12,000     112,000

Income tax expense

 (note 7) 				 -	        -	         -          -

Net income (loss)	        $65,705    (154,343)       12,000    112,000
				 =========	 =========    =========   ========
Net Income (loss)
	Per share		  $  0.01	    (0.24) 	      0.001       0.01
				 =========	 =========	  =========   ========
Weighted average
 number of shares
  outstanding		10,395,724 	   623,630    21,341,000 10,129,000
				 =========   ==========	  ==========  =========

See accompanying notes to financial statements.











SURGILIGHT, INC.
STATEMENT OF CASH FLOWS
YEARS ENEDED DECEMBER 31, 1999, 1998, and June 30, 2000, 1999

                          Year Ended  Year Ended  6 Month Ending June

				     1999	     1998	       2000    1999

Cash flows from
 Operating activities:

   Net income (loss)	     $65,705    (154,353)     12,000  112,000

   Adjustments to reconcile
    net operating (loss) to net
    cash provided by (used in)
    operating activities:

	Depreciation	      244,139    125,574      84,000  105,000

	Amoritization		 12,769     13,357       7,000    7,000
    Loss on disposal of
	Equipment			 16,629	    -		    -        -

Increase (decrease) in:
	Receivables 	    (205,847)   (141,829)  (209,000)  (65,000)
      Inventories		     (79,697)    437,581      6,000  (171,000)
      Other assets	     (20,000)	    -	         -         -
	Deposits			75,305    (100,000)
	Accounts payable	     234,835     (16,518)      3,000    17,000
	Accrued interest		 2,555     (32,997)         -        -
      Loans receivable            -           -    (155,000)    15,000
				    --------     --------   --------   --------
	 	Net cash provided
	 	 by (used in)
		 operating
		 activities      346,393     130,825   (252,000)   (20,000)
				    --------     --------   --------   --------

Cash flows from investing
 activities:
   Purchases of equipment   (554,343)   (620,982)   (92,000)        -
   Purchase of investment         -		    -	   (150,000)        -
				    --------     --------   --------   --------
				    (554,343)    (620,982) (242,000)        -

Cash flows from financing
 activities:
   Proceeds from long-term
    debt			     223,961	 15,000        -           -
   Repayment of long-term
    debt			     (24,197)	(948,251) (103,000)   (13,000)
   Loans from shareholders   (205,000)     231,000   (26,000)   (57,000)
    proceeds from sale of
    stock 				789,482	1,149,853 1,247,000    430,000


   Stock issuance cost	      (37,038)		 -         -          -
				     --------     --------   --------   -------
Net cash provided
 		by financing
		activities	     747,208	 447,602  1,118,000   360,000
				     ---------    --------  ---------   -------
Net increase (decrease)
in cash			     539,250     (42,555)     624,000   389,000

Cash, beginning of year or
Period                        38,336	 80,891     579,000   152,000
				    --------      --------   --------  --------

Cash, end of period	    $ 577,594	  38,336  1,203,000   532,000
				    =========	========  =========   =======

See accompanying notes to financial statements.






































SURGILIGHT, INC.
STATEMENT OF STOCKHOLDER'S EQUITY
YEARS ENDED DECEMBER 31, 1999, 1998, and June 30, 2000

						Additional			Total
				Common	Paid-in	Accumulated
	Stockholder's
		Shares	Stock 	Capital	Deficit	Equity

Balances at
12/31/97	  623,630	  2,898,448	    -		(2,121,551)	   776,897

Net loss	     -               -      -		  (154,343)	  (154,343)
Capital con-
 tributions	     -	  1,149,853	    -                -	 1,149,853
		----------	----------	----------	-----------	-----------
Balances at
12/31/98	  623,630	  4,048,301	    -		(2,275,894)	 1,772,407

Recapitalization,
 including impact of
 reversal
 acquisition   1,105,670  (4,048,128) 4,048,128		   -	   -

Acquire/SLI    8,145,000	   815    193,655		   -	   194,470
Acquire/AMTI   1,180,000	   118     93,393		   -	    93,511
Acquire/EMX	     115,000	    11      22,656	   -	    22,667

Sale of Common
 stock thru
 private
 placement	     230,700	   23	   494,977		   -	   495,000
Stock Issuance
Costs		       -		   -	   (37,038)	         -	   (37,038)

Common stock
 subscribed	       -		   -	    294,505	         -	   294,505
Net income		 -		   -	      -           65,705    65,705
		----------	----------	------------  ----------  ---------
Balances at
12/31/99	11,400,000	$    1,140	  5,110,276	  (2,210,189) 2,901,227

Sale of
 Common Stock
 Thru private
 Placement, net     -       22,000    1,202,000           -  1,224,000
Net income          -           -            -        12,000    12,000
Balances at
6/30/00    21,490,000  $   22,000     6,334,000  (2,116,000  4,240,000
           ==========  ==========  ============  ==========  =========

See accompanying notes to financial statements.



SURGILIGHT, INC.
Notes to Financial Statements
Years ended December 31, 1999, 1998 and 1997

(1)  Organization and Summary of Significant Accounting Policies

(a)  Organization

SurgiLight, Inc. (SLI or the Company) and its wholly-owned subsidiaries develop, manufacturer and sell ophthalmic lasers and related products primarily for use in photorefractive keratectomy (PRK) and laser in-situ keratomileusis (LASIK) procedures. The Company also operates a laser vision correction center in Plantation, Florida.

MAS Acquisition Corp. was incorporated in Delaware on July 31, 1996.

SurgiLight, Inc. (formerly known as Photon Data, Inc.) was incorporated under the laws of the State of Florida in October 1998.

On March 31, 1999, SLI agreed to exchange shares with MAS Acquisition Corp., a Delaware public company. Accordingly, SLI exchanged 10,394,330 shares of the company stock for 10,394,330 shares of MAS Acquisition Corp. stock in a business combination accounted for as a reverse acquisition. During the period MAS Acquisition Corp. was in existence, prior to the reverse acquisition, its only activity was to raise equity capital. For accounting purposes, the reverse acquisition is reflected as if SLI issued its stock (10,394,330 shares) for the net assets of MAS Acquisition Corp. The nets assets of MAS Acquisition Corp. adjusted in connection with the reverse acquisition since they were monetary in nature. Coincident with the reverse acquisition, MAS changed its name to SurgiLight, Inc.

(b)  Basis of Presentation

The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant inter-company balances and transactions have been eliminated in consolidation.

(c)  Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(d)  Cash and Cash Equivalents

For financial reporting purposes, the Company considers short-term, highly liquid investments with original maturities of three months or less to be cash equivalents.





(e)  Marketable Securities

The Company classifies all of its marketable securities as available-for-sale. Available-for-sale securities are carried at fair value, with the unrealized gains and losses, net of income taxes, reported as a component of stockholders' equity.

(f)  Credit Risks

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of trade accounts and notes receivable. The Company sells its products to customers, at times extending credit for such sales. Exposure to losses on receivable is principally dependent on each customer's financial condition and their ability to generate revenue from the Company's products. The Company monitors its exposure for credit losses and maintains allowances for anticipated losses.

(g)	Income Taxes

The Company recognizes deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the consolidated financial statements or tax returns. Deferred tax liabilities and assets are determined based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

(h)  Inventory

Inventory, which consists primarily of laser systems parts and components, is stated at the lower of cost or market. Cost is determined using the first-in first-out method.

(i)  Property and Equipment

Property and equipment are stated at cost. Furniture and equipment are depreciated using the straight-line method over the estimated lives (three to seven years) of the assets. Leasehold improvements are amortized on a straight-line basis over the shorter of the lease term of the useful life of the asset. Such depreciation and amortization is included in other general and administrative expenses on the consolidated statements of operations.

(j)  Goodwill

Goodwill represents the excess of cost over the fair value of net assets acquired and is amortized on a straight-line basis over estimated useful lives up to 20 years. Management evaluates the carrying value of goodwill using projected future undiscounted operating cash flows of the acquired businesses.







(k)  Research and Development

Research and development costs are charged to operations in the year incurred. The cost of certain equipment used in research and development activities which have alternative uses is capitalized as equipment and depreciated using the straight-line method over the estimated lives (five to seven years) of the assets.

(l)  Product Warranty Costs

Estimated future warranty obligations related to the Company's products, typically for a period of one year, are provided by charges to operations in the period in which the related revenue is recognized.

(m)  Extended Service Contracts

The Company sells product service contracts covering periods beyond the initial warranty period. Revenues from the sale of such contracts are deferred and amortized on a straight-line basis over the life of the contracts. Service contract costs are charged to operations as incurred.

(n)  Revenue Recognition

The Company recognizes revenue from the sale of its products in the period that the products are shipped to the customers.
Royalty revenues from the license of patents owned are recognized in the period earned.
Service revenues from consulting clients are recognized in the period that the services are provided.

(o)  Cost of Revenues

Cost of revenues consist of product cost and cost of services.   Product
cost relates to the cost from the sale of its product in the period that the products are shipped to the customers.

Cost of services consists of the costs related to servicing consulting clients, managing an ophthalmic practice and an ambulatory surgery center and provider payments. Provider payments consist of benefit claims and capitation payments made to providers.

(p)  Loss per Share

Basic loss per common share is computed using the weighted average number of common shares and contingently issuable shares (to the extent that all necessary contingencies have been satisfied), if dilutive. Diluted loss per common share is computed using the weighted average number of common shares, contingently issuable shares, and common share equivalents outstanding during each period. Common share equivalents include options, warrants to purchase common stock, and convertible preferred stock and are included in the computation using the treasury stock method if they would have a dilutive effect. Diluted loss per share for the years ended December 31, 1999, 1998 and 1997 is the same as basic loss per share.



(q)  Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed

Long-lived assets and certain identifiable intangibles are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.
(r)  Stock Option Plans

The Company adopted SFAS No. 123, "Accounting for Stock-Based Compensation", which permits entities to recognize as expense over the vesting period the fair value of all stock-based awards on the date of grant. Alternatively, SFAS No. 123 allows entities to continue to apply the provisions of APB Opinion No. 25 and provide pro forma net income and pro forma earnings per share disclosures for employees stock option grants made in 1995 and future years as if the fair-valued based method defined in SFAS No. 123 had been applied. The Company has elected to continue to apply the provisions of APB Opinion No. 25 and provide the pro forma disclosure pursuant to the provisions of SFAS No. 123.

(s)  Comprehensive Income

The Company adopted the provisions of SFAS No. 130, "Reporting Comprehensive Income", on January 1, 1998. SFAS No. 130 requires companies to classify items defined as "other comprehensive income" by their nature in a financial statement and to display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in-capital in the equity section of the consolidated balance sheet.

(t)  Operating Segments

The Company adopted the provisions of SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information", on December 31, 1998. SFAS No. 131 requires companies to report financial and descriptive information about its reportable operating segments. Operating segments are components of an enterprise for which separate financial information is available that is evaluated regularly by the chief operating decision maker in assessing performance. This statement also requires that public companies report certain information about their products and services, the geographic areas in which they operate and their major customers.

(u)  Foreign Currency Translations
Translation gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than U.S. dollars are included in the results of operations as incurred.







(2) Acquisitions

Photon Data, Inc., Inc.

In February 1999, the Company acquired 100% of the stock of Photon Data, Inc. in exchange for 8,145,000 shares of the Company's common stock.
The value of the acquisition was $194,470. SurgiLight, Inc. owned and operated the laser vision correction center located in Plantation, Florida. The acquisition was accounted for using the purchase method. Accordingly, SurgiLight's results of operations are included in the Company's consolidated financial statements subsequent to the acquisition date.


AMTI

In March 1999, the Company acquired 100% of the stock of Advanced Marketing Technologies, Inc. (AMTI) in exchange for 1,180,000 shares of the Company's common stock. The value of the acquisition was $93,511. The acquisition was accounted for using the purchase method. Accordingly, AMTI's results of operations are included in the Company's consolidated financial statements subsequent to the acquisition date.

EMX

In March 1999, the Company acquired 100% of the stock of EMX, Inc. in exchange for 115,000 shares of the Company's common stock. The value of the acquisition was $22,667. The acquisition was accounted for using the purchase method. Accordingly, EMX's results of operations are included in the Company's consolidated financial statements subsequent to the acquisition date.

(3) Inventories

The components of inventories at December 31, 1999 and 1998 are summarized as follows:


							1999			1998

	Raw materials				$ 554,489		$ 225,392
	Finished goods			 	  190,000		  487,400
	Test equipment-clinical Trials 	  105,000		   45,000
							---------		---------
							$ 837,489		  757,792
							=========		=========

As of December 31, 1999, the Company had two laser systems being used under arrangements for clinical trials in various countries.
At December 31, 1998, one laser system was in use under similar arrangements.






(4) Property and Equipment

Property and equipment at December 31, 1999 and 1998 are as follows:

							1999			1998

Laser equipment in remote locations		$ 1,553,225		$ 1,146,860
Laser equipment					    238,189		         -
Furniture and equipment				     72,527            25,836
Laboratory equipment				    146,735			9,327
Vehicles						     16,961		         -
							-----------		 ----------
  							  2,027,637        1,182,023
Less accumulated depreciation			    414,011          172,643
							-----------		 ----------
							$ 1,613,626		 1,009,380
							===========		 ==========
(5) Other Assets

The Federal Food and Drug Administration (FDA) requires that all lasers must receive FDA approval before they can be used in the United States. The Company has not yet received this certification. Consequently, all systems produced in the United States by the Company prior to September, 1997 were surrendered to the FDA.

In December 1998, the Company entered into a Consent Decree with the FDA to post a bond in the amount of $100,000 to secure the destruction of the laser devices and compliance with regulations. In addition, the Company deposited $100,000 into an escrow account to be maintained for a period of five years. The escrow funds will be returned to the Company after that time if no violations of the Federal Food, Drug & Cosmetic Act occur during the five years. The bond was returned during 1999 and the escrow account is included in deposits and other assets in the accompanying balance sheet. In order to sell their products, the Company started a plant in Panama to assemble laser systems in late 1997.

(6) Notes Payable

Notes payable consist of the following at December 31, 1999 and 1998:

							1999			1998
Notes payable to individual,
 bearing interest at 8% to 12%,
 due in demand					$ 102,500		$ 102,500

Notes payable to finance company,
 due in monthly payments of
 $838 including interest at
 13% through December 2000.
 Collateralized by vehicles.			   8,639		-

Notes payable to equipment
 finance company, due in
 monthly installments of $2,412
 including interest at 15%
 through January 2002.				   53,217		-

Notes payable to equipment
 finance company, due in
 monthly installments of
 2,788, including interest at
 10% through 2005.
 Collateralized by laser equipment.		  134,008		-

Other							    3,900		-
							---------		---------
Total long-term debt				  302,264		102,500
Less current portion				  156,132		102,500
							---------		----------
Long-term debt, less current portion	$  146,132 		$     -
							==========		=========

(7) Income Taxes

Income tax expense (benefit) attributable to income from continuing operations differed from the amount computed by applying the U.S. federal income tax rate of 34% to income (loss) from continuing operations before income taxes primarily as a result of utilization of a net operating loss carry forward, and changes in the valuation allowance.

The Company has available net operating loss carry forwards totaling approximately $150,000 which expire in the year 2012.

Realization of deferred tax assets is dependent upon generating sufficient taxable income prior to their expiration. Management believes that there is a risk that certain of these deferred tax assets may expire unused and, accordingly, has established a valuation allowance against them.

(8) Related Party Transactions

At December 31, 1999, the Company was indebted to one of its controlling shareholders in the amount of $126,000. These notes are non interest bearing and are due on demand.

(9) Net Income Per Share

Net income per share is based on the weighted average shares outstanding of 10,395,724, 623,630 and 623,630 at December 31, 1999, 1998 and 1997,
respectively.

(10) Segment Information

The following table presents the Company's technology related net revenues and assets by geographic area for the years ended December 31, 1999 and 1998. The individual countries shown generated net revenues of at least ten percent of the total segment net revenues for at least one of the years presented.






					1999				1998		1997

Geographic area:
    Revenue:
	China				$ 543,000			780,000	980,000
      Venezuela			   42,000			 60,000	 60,000


					1999				1998
Assets:
	China				$ 1,259,000	     		1,006,680
	Venezuela			    130,000	        	   80,000
	Panama			    190,000		  	   40,000
	Japan				    140,000	        	  340,000

(11) Commitments and Contingencies

Lease Obligations

The Company leases office space and certain equipment under operating lease arrangements.

Future minimum payments under non-cancelable operating leases, with initial or remaining terms in excess of one year, as of December 31, 1999, are approximated as follows:

			2000			$ 57,448
			2001			  59,172
			2002			  60,947
			2003			  62,775
			2004			  64,658
		Thereafter			  66,592

Rent expense during 1999, 1998 and 1997 was $86,185, $28,809 and 30,231, respectively.


(12) Subsequent Event

Stock Split

In January 2000, the Company effected a 2 for 1 stock split for shareholders of record as of January 25, 2000.

Adjustments

In February, 2000 the Company discovered that it had improperly consolidated the acquired companies (AMT and EMX) mentioned in Note 2 by including in the Company's financial statement the results of operations of the acquired companies for the entire year. Therefore, a fourth quarter adjustment has been made to correct the reporting of the acquired companies and to include their results of operations from the date of acquisition. The result of this adjustment was to decrease revenue by approximately $ 100,000. The earlier announced un-audited results included the first quarter results of AMTI and EMX.



PART II  INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company reincorporated in Delaware in September, 1998, in part, to take advantage of certain provisions in Delaware's corporate law relating to limitations on liability of corporate officers and directors. The Company believes that the re-incorporation into Delaware, the provisions of its Certificate of Incorporation and Bylaws and the separate indemnification agreements outlined below are necessary to attract and retain qualified persons as directors and officers. The Company's Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law. This provision is intended to allow the Company's directors the benefit of Delaware General Corporation Law which provides that directors of Delaware corporations may be relieved of monetary liabilities for breach of their fiduciary duties as directors, except under certain circumstances, including breach of their duty of loyalty, acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, unlawful payments of dividends or unlawful stock repurchases or redemption or any transaction from which the director derived an improper personal benefit. The Company's Bylaws provide that the Company shall indemnify its officers and directors to the fullest extent provided by Delaware law.
The Bylaws authorized the use of indemnification agreements and the Company has entered into such agreements with each of its directors and executive officers.

ORGANIZATION WITHIN LAST FIVE YEARS

Photon Data, Inc. (PDI) was incorporated in the state of Florida in 1994. Advanced Marketing Technolgies, Inc. (AMTI) in the State of Florida.in 1998. SurgiLight, Inc. was incorporated in the State of Delaware in 1998. In March, 1999, SurgiLight, Inc. acquired PDI, AMTI and EMX, where AMTI and EMX were spun off in Dec. 1999.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
    The Company will spend approximate $25,000 relating to the preparation and legal council reviewing of this filing.

RECENT SALES OF UNREGISTERED SECURITIES:
None















SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Orlando, State of Florida, on October 3, 2000

 (Registrant)
/s/ J. T. Lin
------------------
J.T. Lin, Ph.D.
President & CEO

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

SurgiLight, Inc.

Date: October 3, 2000

By: /s/ J. T. Lin
--------------------
J. T. Lin, Ph.D.
President, Chief Executive Officer, and Chairman of the Board Director

/s/ Timothy Shea
-----------------------
Timothy J. Shea, COO, Director And Secretary of the Board

/s/ Rachel Siu
------------------
Rachel Siu, CPA
Chief Financial Officer

/s/ Richard Reffner
------------------------
Richard Reffner, Director

/s/ Robert Clements
------------------------
Robert Clements
Director

/s/ Lee Chow
------------------
Director

/s/ J.S. Yuan
----------------
Director

    Richard Ajayi
---------------------
Director


EHHIBITS

Exhibits listed below with an asterisk have been filed in the Company's 10K and 10Q of 1999 and are incorporated herein by reference.

*1.  Merger Agreement with Photon Data, Inc. (PDI)
*2.  Merger Agreement with Adv. Market Technology, Inc.(AMTI)
*3.  Merger Agreement with EMX, Inc.
*4.  Merger Agreement with MAS Acquisition III
*5.  Spin off Agreement with AMTI and EMX
         (See 8-K filed on January 18, 2000)
 6.  Legal opinion of the Business Law Group
 7.  Letter of consent of independent auditors
 8.  Certificates of Incorporation
 9.  Bylaws
 10. Agreement with Continental Capital & Equity Corp.
 11. Agreement with GEM Global Yield Fund Limited


EXHIBIT 6. Legal opinion of the Business Law Group

SurgiLight, Inc.
Orlando, FL 32826

Dear Members of the Board of Directors:

You have asked us to provide you our legal opinion with regard to the legality of certain securities of SurgiLight, Inc., (the "Company"), covered by a Form SB-2 Registration Statement (the "Registration Statement") to be filed with the Securities and Exchange Commission by the Company in electronic form on or about October 2, 2000, for the purpose of registering such securities under the Securities Act of 1933.

In connection with this opinion, we have examined the corporate records of the Company, including the Certificate of Incorporation and Amendments thereto, the By-laws, and the Minutes of the Board of Directors and Shareholders meetings, the Registration Statement and such other documents and records as we have deemed relevant in order to render this opinion. In addition, the opinion expressed herein is limited to federal law and the laws of the State of Delaware. In forming this opinion, we have relied upon the documents submitted to us by the Company and the representations made to us by its officers and directors.

	Based upon the foregoing our opinion is as follows:

The Company is duly and validly organized and is validly existing and in good standing under the laws of the State of Delaware.

The Registered Securities, when sold and issued in accordance with the Registration Statement and the final prospectus thereunder, and for the consideration therein referred to, will be legally issued, fully paid and non-assessable.



We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and further consent to statements made therein regarding our office and the use of our name under the heading of "Legal Matters" in the prospectus constituting a part of such Registration Statement.

Very truly yours,

/S/ THE BUSINESS LAW GROUP

October 2, 2000

EXHIBIT 7. Letter of consent of independent auditors

The Board of Directors
SurgiLight, Inc.:


We consent to the use of our report dated March 10, 2000 in the Registration Statement on Form SB-2 and related Prospectus of SurgiLight, Inc., and to the reference to our firm under the heading "Experts" therein.

/S/ PARKS, TSCHOPP, WHITCOMB & ORR, P.A.

Maitland, Florida
September 28, 2000

EXHIBIT 8.  Certificates of Incorporation

                         CERTIFICATE OF INCORPORATION
                                     OF
                                SURGILIGHT INC

FIRST. The name of the corporation is SurgiLight, Inc.

SECOND. The address of the corporation's registered office in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

THIRD. The purpose of the corporation is to engage in any lawful activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH.

1. Authorized Stock. This corporation is authorized to issue the following shares of capital stock:

(a) Common Stock.   The aggregate number of shares of Common Stock
which the corporation shall have authority to issue is 100,000,000 with a par value of $.0001 per share.

(b) Preferred Stock. The aggregate number of shares of Preferred Stock which the corporation shall have authority to issue is 10,000,000 with a par value of $.0001 per share.

2. Description of Common Stock.   Holders of Common Stock are entitled
to one vote for each share held of record on all matters submitted to a vote of stockholders and may not cumulate their votes for the election of Directors. Shares of Common Stock are not redeemable, do not have any conversion or preemptive rights, and are not subject to further calls or assessments once fully paid. Holders of Common Stock will be entitled to share pro rata in such dividends and other distributions as may be declared from time to time by the board of Directors out of funds legally available therefore, subject to any prior rights accruing to any holders of preferred stock of the Company. Upon liquidation or dissolution of the Company, holders of shares of Common Stock will be entitled to share proportionally in all assets available for distribution to such holders


3. Description of Preferred Stock. The terms, preferences, limitations and relative rights of the Preferred Stock are as follows:

(a) The Board of Directors is expressly authorized at any time and from time to time to provide for the issuance of shares of Preferred Stock in one or more series, with such voting powers, full or limited, but not to exceed one vote per share, or without voting powers, and with such designations, preferences and relative participating, optional or other special rights and qualifications, limitations or restrictions, as shall be fixed and determined in the resolution or resolutions providing for the issuance thereof adopted by the Board of Directors, and as are not stated and expressed in this Certificate of Incorporation or any amendment hereto, including (but without limiting the generality of the foregoing) the following:

(i) the distinctive designation of such series and the number of shares which shall constitute such series, which number may be increased (but not above the total number of authorized shares of Preferred Stock and, except where otherwise provided by the Board of Directors in creating such series) or decreased (but not below the number of shares thereof then outstanding) from time to time by resolution by the Board of Directors;

(ii) the rate of dividends payable on shares of such series, the times of payment, whether dividends shall be cumulative, the conditions upon which and the date from which such dividends shall be cumulative;

(iii) whether shares of such series can be redeemed, the time or times when, and the price or prices at which shares of such series shall be redeemable, the redemption price, terms and conditions of redemption, and the sinking fund provisions, if any, for the purchase or redemption of such shares;

(iv) the amount payable on shares of such series and the rights of holders of such shares in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation;

(v) the rights, if any, of the holders of shares of such series to convert such shares into, or exchange such shares for, shares of Common Stock or shares of any other class or series of Preferred Stock and the terms and conditions of such conversion or exchange; and


(vi) the rights, if any, of the holders of shares of such series to vote.

     (b) Except in respect of the relative rights and preferences that may be provided by the Board of Directors as herein before provided, all shares of Preferred Stock shall be of equal rank and shall be identical, and each share of a series shall be identical in all respects with the other shares of the same series


FIFTH. The names and mailing addresses of the persons who will serve as the initial directors of the corporation, until the first annual meeting of stockholders or until their successors are elected and qualified are:

Name                                              Address

J.T. Lin                                          7055 University Blvd.
                                                  Winter Park, FL 32792

SIXTH. The corporation shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to any action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer or employee of the corporation or any predecessor of the corporation or serves or served any other enterprise as a director, officer or employee at the request of the corporation or any predecessor of the corporation.

SEVENTH. To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same now exists or may hereafter be amended in a manner more favorable to directors, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

EIGHTH. The Board of Directors of the corporation is expressly authorized to make, alter or repeal by-laws of the corporation, but the stockholders may make additional by-laws and may alter or repeal any by-law whether adopted by them or otherwise.

NINTH. The name of the incorporator of this corporation is J. T. Lin whose address 7055 University Blvd., Winter Park, FL 32792.

I, J.T. Lin, being the incorporator, for the purpose of forming a corporation under the laws of the State of Delaware, do hereby make, file and record this Certificate of Incorporation, do certify that the facts herein stated are true, and, accordingly, have hereto set my hand and seal this 18th day of September, 1998.

/s/J. T. Lin, Incorporator

SurgiLight, Inc.
7055 University Blvd.
Winter Park. PL 32792





NOT:
Amendment of Article of Incorporation was filed by 14c-101 attached below.


                     Company Name: SURGILIGHT INC Ticker Symbol: SRGL
                                     SCHEDULE 14C
                                    (Rule 14c-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c) of the Securities
Exchange Act of 1934 (Amendment No. )
Check the appropriate box:
{ } Preliminary Information Statement         { }  Confidential, for Use of
the
Commission only (as permitted
by Rule 14c-5(d) (2)
{X} Definitive Information Statement

SURGILIGHT, INC.
(Name of Registrant as Specified in Charter)

Payment of Filing Fee (Check the appropriate box)
{X} No fee required.

{ } $125 per Exchange Act Rules 0-ll(c)l(ii), or 14c-5(g)

{ ) Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2)  Aggregate number of securities to which transaction applies;

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)  Proposed maximum aggregate value of transaction:

(5)  Total fee paid:

{ } Fee paid previously with preliminary materials.

{ } Check box if any part of the fee is offset as provided by Exchange Act Rule0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount previously paid:

(2)  Form,  Schedule or Registration Statement:

(3)  Filing Party:

(4)  Date Filed:


                                 SURGILIGHT, INC.
                         12001 Science Drive, Suite 140
                             Orlando, Florida 32826

                             INFORMATION STATEMENT
                           (Dated January 14, 2000)

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.THE AMENDMENT, DEFINED BELOW, HAS ALREADY BEEN APPROVED BY WRITTEN CONSENT OFTHE SHAREHOLDERS HOLDING A MAJORITY OF THE COMPANY'S OUTSTANDING SHARES OFCOMMON STOCK. A VOTE OF THE REMAINING STOCKHOLDERS IS NOT NECESSARY.
                                     GENERAL

This Information Statement is first being furnished on or about January 14, 2000, to holders of record of the common stock, $.0001 par value per share ("Common Stock"), of SurgiLight, Inc., a Delaware corporation (the "Company"), in connection with the amendment (the "Amendment") of the Company's Certificate of Incorporation, (the "Certificate of Incorporation"), to increase the number of authorized shares of Common Stock of the Company to 30,000,000 shares and to effect a two-for-one forward split of the issued and outstanding shares of Common Stock.
The Board of Directors of the Company (the "Board") has approved, and the shareholders owning a majority of the issued and outstanding shares of Common Stock outstanding as of January 14, 2000, have consented in writing to the Amendment. Such approval and consent are sufficient under Section 228 of the Delaware General Corporation Law and the Company's Bylaws to approve the Amendment. Accordingly, the Amendment will not be submitted to the other Company stockholders for a vote, and this Information Statement is being furnished to stockholders solely to provide them with certain information concerning the Amendment in accordance with the requirements of Delaware law and the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder, including particularly Regulation 14C. The Amendment will be effective as of January 25, 2000. The principal executive offices of the Company are located at 12001 Science Drive, Suite 140, Orlando, Florida 32826, and the Company's telephone number is (407) 482-4555.

                           AMENDMENT TO THE COMPANY'S
                          CERTIFICATE OF INCORPORATION
                  TO INCREASE THE NUMBER OF AUTHORIZED SHARES
                              OF THE COMPANY AND
                        TO EFFECT A 2-FOR-1 FORWARD SPLIT
                         OF THE OUTSTANDING COMMON STOCK

The Board has approved the Amendment to increase the number of authorized shares of Common Stock of the Company and to effect a two-for-one forward split ("Forward Split") of the issued and outstanding shares of Common Stock, par value $.0001 per share ("Existing Common"). A copy of the Certificate of Amendment effecting the increase in shares and Forward Split, in substantially the form to be filed with the Department of State of Delaware, is provided below. The majority stockholders of the Company as of January 14, 2000, the date of this Information Statement, have consented to the increase in authorized shares and Forward Split and to the Amendment, which is expected to become effective as of January 25, 2000 (the "Effective Date"). Pursuant to the Forward Split, each one share of Existing Common issued and outstanding immediately prior to the Effective Date will be reclassified as, and exchanged for, two shares of newly issued Common Stock, par value $.0001 ("New Common"). The Forward Split will not materially affect the proportionate equity interest in the Company of any holder of Existing Common or the relative rights, preferences, privileges or priorities of any such stockholder. In addition, the approximately 82,000 shares issuable upon exercise of the Company's outstanding options, and the exercise price per share, will be proportionately adjusted, and the parvalue per share of the Common Stock will not be changed.

PURPOSE AND EFFECT OF THE FORWARD SPLIT

The primary purpose of the Forward Split is to increase the tradability of the Company's Common Stock by increasing the number of shares outstanding, thereby reducing the price per share at which the Common Stock is trading. The Company does not anticipate any change in the Company's status as a reporting company for federal securities law purposes as a result of the Forward Split. The New Common issued pursuant to the Forward Split will be fully paid and non-assessable. All shares of New Common will have the same par value, voting rights and other rights as shares of the Existing Common have. Stockholders of the Company do not have preemptive rights to acquire additional shares of Common Stock that may be issued. The Company has no definitive plans or commitments to issue additional shares of Common Stock.

STOCK CERTIFICATES AND FRACTIONAL SHARES

The Forward Split will occur on the Effective Date without any further action on the part of stockholders of the Company and without regard to the date or dates on which certificates representing shares of Existing Common actually are surrendered by each holder thereof for certificates representing the number of shares of the New Common which each such stockholder is entitled to receive as a consequence of the Forward Split. After the Effective Date of the Forward Split, each certificate representing shares of Existing Common will be deemed to represent two shares of New Common. Certificates representing shares of New Common will be issued in due course as old certificates are tendered for exchange or transfer to Signature Stock Transfer, 14675 Midway Road, Suite 221, Dallas, TX 75244, (the "Exchange Agent" or "Transfer Agent"), telephone number:
972-788-4193.

SOURCE OF FUNDS; NUMBER OF HOLDERS

The funds required to purchase the fractional shares are available and will be paid from the current cash reserves of the Company. The Company cannot predict with certainty the number of fractional shares or the total amount that the Company will be required to pay for fractional share interests. However, it is not anticipated that the funds necessary to effect the cancellation of fractional shares will be material. As of January 14, 2000, there were approximately 250 holders of record of Existing Common. The Company does not anticipate that, as a result of the Forward Split, the number of holders of record or beneficial owners of Existing Common or New Common will change significantly


EXCHANGE OF STOCK CERTIFICATES

On or around the Effective Date, the Company will send to each stockholder of record as of the Effective Date a transmittal form (the "Transmittal Form") that each such stockholder of record should use to transmit certificates representing shares of Existing Common ("Old Certificates") to the Exchange Agent for exchange or transfer. The Transmittal Form contains instructions for the surrender of Old Certificates to the Exchange Agent in exchange for certificates representing the appropriate number of whole shares in New Common. No new certificates will be issued to a stockholder until such stockholder has surrendered all Old Certificates together with a properly completed and executed Transmittal Form to the Exchange Agent. Upon proper completion and execution of the Transmittal Form and its return to the Exchange Agent together with all of a stockholder's Old Certificates and/or an Affidavit of Loss for any lost or destroyed certificates, as applicable, that stockholder will receive a new certificate or certificates representing the number of whole shares of New Common into which the shares of Common Stock represented by the Old Certificates are being converted as a result of the Forward Split. Until surrendered to the Exchange Agent,

Old Certificates retained by stockholders will be deemed for all purposes, including voting and payment of dividends, if any, to represent the number of whole shares of New Common to which such stockholders are entitled as a result of the Reverse Split. Stockholders should not send their Old Certificates to the Exchange Agent until after the Effective Date. Shares of Existing Common surrendered after the Effective Date will be replaced by certificates representing shares of New Common as soon as practicable after such surrender. Certificates representing shares of Existing Common which contain a restrictive legend will be exchanged for New Common with the same restrictive legend. As applicable, the time period during which a stockholder has held the Existing Common will be included in the time period during which such stockholder actually holds the New Common received in exchange for such Existing Common for the purposes of determining the term of the restrictive period applicable to the New Common.

OPTIONS

The Company has outstanding various options to acquire up to an aggregate of approximately 82,000 shares of Common Stock at various exercise prices. The amount of Common Stock issuable pursuant to these options will be increased to two times the previous amounts and the per share exercise prices will be decreased accordingly.

FEDERAL INCOME TAX CONSEQUENCES

Except as described below with respect to cash received in lieu of fractional share interests, the receipt of New Common in the Forward Split should not result in any taxable gain or loss to stockholders for federal income tax purposes. The tax basis of New Common received as a result of the Forward Split (when added to the basis for any fractional share interests to which a stockholder is entitled) will be equal, in the aggregate, to the basis of the Existing Common exchanged for New Common. The per share tax basis of the New Common is based on the tax basis of the Existing Common for which the New Common is exchanged. For purposes of determining whether short-term or long-term capital gains treatment will be applied to a stockholder's disposition of New Common subsequent to the Forward Split, a stockholder's holding period for the shares of Existing Common will be included in the holding period for the New Common received as a result of the Reverse Split. A stockholder who receives cash in lieu of fractional shares of New Common will be treated as first receiving such fractional shares and then receiving cash as payment in exchange for such fractional shares of New Common and, except for dealers, will recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the adjusted basis of such fractional shares.

THE DISCUSSION SET FORTH ABOVE CONCERNING CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE FORWARD SPLIT IS INCLUDED HEREIN FOR GENERAL INFORMATIONONLY. ALL STOCKHOLDERS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS AS TO ANY FEDERAL, STATE, LOCAL OR FOREIGN TAX CONSEQUENCES APPLICABLE TO THEM WHICH COULD RESULT FROM THE REVERSE SPLIT.

EFFECTIVENESS

The Company reserves the right, upon notice to stockholders, to abandon or modify the proposed Amendment and the Forward Split at any time prior to the filing of the Amendment upon consent of the Board and the holders of a majority of the Existing Common then issued and outstanding.

APPROVAL REQUIRED

The approval of a majority of the outstanding stock entitled to vote will be necessary to approve the proposed amendment. At the date of this Information Statement, there were approximately 10,718,000 shares of Common Stock outstanding. As discussed above, the Company's Board of Directors has obtained written consents for the amendment to the Certificate of Incorporation from stockholders owning approximately 7,432,000 shares voted for the Amendment, representing approximately 69% of the votes of the Company's outstanding stock. The Board of Directors does not intend to solicit any proxies or consents from any other stockholders in connection with the Amendment.

By Order of the Board of Directors,
J.T. Lin, President
Dated January 14, 2000

       EXHIBIT A AMENDMENT TO CERTIFICATE OF INCORPORATION  .

1. Section I  (a) of the Fourth Article is amended as follows:

     (a) COMMON STOCK. The aggregate number of shares of Common Stock which the corporation shall have authority to issue is 30,000,000 with a par value of $.0001 per share.

2. Section 2 of the Fourth Article of the Certificate of
Incorporation is amended by adding the following paragraph at the end thereof: Effective as of January 25, 2000 (the "Effective Date"), all outstanding shares of Common Stock of the Corporation automatically shall be subdivided at the rate of two-for-one (the "Forward Split") without the necessity of any further action on the part of the holders thereof or the Corporation, provided, however, that the Corporation shall, through its transfer agent, exchange certificates representing Common Stock outstanding immediately prior to the Effective Date of the Forward Split (the "Existing Common") into new certificates representing the appropriate number of shares of Common Stock resulting from the subdivision ("New Common"). No fractional shares, but only whole shares of New Common, shall be issued to any holder of any number of shares which, when divided by two (2), does not result in a whole number. In lieu of fractional shares, the Corporation has arranged for its transfer agent (the "Exchange Agent") to remit payment therefor on the following terms and conditions: The par value of the Common Stock shall remain as otherwise provided in the Fourth Article of this Certificate of Incorporation and shall not be modified as a result of the Forward Split. From and after the Effective Date, the term "New Common" as used in this Fourth Article shall mean Common Stock as provided in the Certificate of Incorporation.


EXHIBIT 9.  Bylaws

                                  BYLAWS
                                    OF
                               SURGILIGHT, INC.

                                  ARTICLE I

                                Shareholders

     Section 1. Annual Meeting. The annual meeting of the Shareholders of the Corporation shall be held at such place and at such time and date as may be fixed by the Board of Directors. The annual meeting of Shareholders for any year shall be held no later than thirteen (13) months after the last preceding annual meeting of Shareholders. Business transacted at the annual meeting shall include the election of directors of the Corporation.

     Section 2. Special Meetings. Special meetings of the Shareholders of the Corporation shall be held when directed by the President or the Board of Directors. A meeting shall be called for a date not less than ten (10) nor more than sixty (60) days after the written request setting forth the purpose of the meeting is made. The call for the meeting shall be issued by the Secretary unless the President or the Board of Directors requesting the call of the meeting shall designate another person to do so.

     Section 3. Place. Meetings of the Shareholders of the Corporation may be held at any place designated by the Board of Directors and may be held either within or without the State of Delaware.

     Section 4. Notice. Written notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called shall be delivered to each Shareholder of record entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date set for the meeting. Such notice shall be delivered either personally or by first-class mail, by or at the direction of the Secretary or the person calling the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the Shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.



     Section 5. Notice of Adjourned meetings. When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. If the adjournment is for more than thirty (30) days, or if, after the adjournment, the Board of Directors fixes a new record date for the adjourned meeting, then a notice of the adjourned meeting shall be given as provided in the above Section 4 of these Bylaws to each Shareholder of record of the new record date entitled to vote at such meeting.

Section 6. Closing of Transfer Books and Fixing Record Date.
(1) For the purpose of determining Shareholders entitled to notice of or to vote at any meeting of Shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make the determination of Shareholders for any other purpose, the Board of Directors of the Corporation may provide that the stock transfer book shall be closed for a stated period not to exceed, in any case, sixty (60) days. If the stock transfer book shall be closed for the purpose of determining Shareholders entitled to notice of, or to vote at, a meeting of Shareholders, such book shall be closed for at least ten (10) days immediately preceding such meeting.

(2) In lieu of closing the stock transfer' books, the Board of Directors may fix in advance a date as the record date for any such determination of Shareholders, such date in any case to be not more than sixty (60) days and, in case of a meeting of Shareholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of shares is to be taken.

(3) If the stock transfer books are not closed and no record date is fixed for the determination of Shareholders entitled to notice of or to vote at a meeting of Shareholders or Shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Shareholders.

(4) When a determination of Shareholders entitled to vote at any meeting of Shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date under this section for the adjourned meeting.

     Section 7. Waiver of Notice. Whenever any notice is required to be given to any Shareholder under the provisions of the Certificate of Incorporation or Bylaws of the Corporation, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Shareholders need be specified in any written waiver of notice.

Section 8. Record of Shareholders Having Voting Rights.

(1) The officers or agents having charge of the stock transfer books or shares of the Corporation shall make, at least ten (10) days before each meeting of Shareholders, a complete list of the Shareholders entitled to vote at such meeting or any adjournment thereof, with the address of and the number and class and series, if any, of shares held by each. The list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office of the Corporation, at the principal place of business of the Corporation or at the office of the transfer agent or registrar of the Corporation, and any Shareholder shall be entitled to inspect the list at anytime during usual business hours. The list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any Shareholder at any time during the meeting.

(2) If the requirements of this section have not been substantially complied with, the meeting on demand of any Shareholder in person or by proxy shall be adjourned until the requirements are complied with. If no such demand is made, failure to comply with the requirements of this section shallnot affect the validity of any action taken at such meeting.

Section 9. Quorum.

(1) Except as otherwise provided herein, or by Statute, or in the Certificate of Incorporation (such Certificate and any amendments thereof being hereinafter collectively referred to as the "Certificate of Incorporation"), at all meetings of Shareholders of the Corporation, the presence at the commencement of such meetings in person or by proxy of Shareholders holding of record a majority of the total number of shares of the Corporation then issued and outstanding and entitled to vote, but in no event less than one-third of the shares entitled to vote at the meeting, shall be necessary and sufficient to constitute a quorum for the transaction of any business. The withdrawal of any Shareholder after the commencement of a meeting shall have no effect on the existence of a quorum, after a quorum has been established at such meeting.
(2) Despite the absence of a quorum at any annual or special meeting of Shareholders, the Shareholders, by a majority of the votes cast by the holders of shares entitled to vote thereon, may SurgiLight, Inc.


adjourn the meeting. At any such adjourned meeting at which a quorum is present, any business may be transacted at the meeting as originally called if a quorum had been present.

Section 10. Voting of Shares.

(1) Every Shareholder having the right and entitled to vote at a meeting of Shareholders shall be entitled upon each matter submitted to a vote at the meeting of Shareholders to one (1) vote for each share of voting stock recorded in his name on the books of the Corporation on the record date fixed as provided in Section 6, or if no such record date was fixed, on the date of the meeting.

(2) Treasury shares, shares of stock of the Corporation owned by another corporation, the majority of the voting stock of which is owned or controlled by the Corporation, and shares of stock of the corporation held by it in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

(3) At each election of directors, every Shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected at that time and for whose election he has a right to vote. Cumulative voting is not allowed. All elections of directors shall be by written ballot.

(4) Shares standing in the name of another corporation, domestic or foreign, may be voted by the officer, agent or proxy designated by the Bylaws of the corporate shareholder; or in the absence of any applicable bylaw, by such person as the Board of Directors of the corporate shareholder may designate. Proof of such designation may be made by presentation of a certified copy of the Bylaws or other instrument of the corporate shareholder. In the absence of any such designation, or in the case of conflicting designation by the corporate shareholder, the chairman of the board, president, any vice president, secretary or treasurer of the corporate Shareholder shall be presumed to possess, in that order, authority to vote such shares.

(5) Shares held by an administrator, executor, guardian, or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

(6) Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name, if authority to do so be contained in an appropriate order of the court by which such receiver was appointed.

(7) A Shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee or his nominee shall be entitled to vote the shares so transferred.

(8) On and after the date on which written notice of redemption of redeemable shares has been mailed to the holders thereof and a sum sufficient to redeem such shares has been deposited with a bank or trust company with irrevocable instruction and authority to pay the redemption price to the holders thereof upon surrender of certificates therefor, such shares shall not be entitled to vote on any matter and shall not be deemed to be outstanding shares.

Section 11. Proxies.

(1) Every Shareholder, or his duly authorized attorney-in-fact, entitled to vote at a meeting of Shareholders or to express consent or dissent without a meeting, may authorize another person or persons to act for him by proxy. Every proxy must be signed by the Shareholder or his attorney-in fact. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy.
Every proxy shall be revocable at the pleasure of the Shareholder executing it, except as otherwise provided by law.

(2) If a proxy for the same shares confers authority upon two or more persons and does not otherwise provide, a majority of them present at the meeting, or if only one is present then that one, may exercise all the powers conferred by the proxy; but if the proxy holders present at the meeting are equally divided as to the right and manner of voting in any particular case, the voting of such shares shall be prorated.

(3) The authority of the holder of a proxy to act shall not be revoked by the incompetence or death of the Shareholder who executed the proxy unless, before the authority is exercised, written notice of adjudication of such incompetence or of such death is received by the corporate officer responsible for maintaining the list of Shareholders.

(4) If a proxy expressly provides, any proxy holder may appoint in writing a substitute to act in his place.

     Section 12. Action by Shareholders Without a Meeting. Any action required by law, the Bylaws or the Certificate of Incorporation of the Corporation to be taken at any annual or special meeting of Shareholders of the Corporation, or any action which may be taken at any annual or special meeting of such Shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than a minimum number of shares that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. If any class of shares is entitled to vote thereon as a class, such written consent shall be required of the holders of a majority of the shares of each class of shares entitled to vote as a class thereon and of the total shares entitled to vote thereon. Promptly after obtaining such authorization by written consent, notice shall be given to those Shareholders who have not consented in writing. The notice shall fairly Summarize the material features of the authorized action and, if the action be a merger, consolidation, sale or exchange of assets or other matter for which dissenters' rights are provided under law, the notice shall contain a clear statement of the right of Shareholders dissenting therefrom to be paid the fair value of their shares upon compliance with further provision of the law regarding the rights of dissenting Shareholders.















                                 ARTICLE II

                                 Directors

Section 1. Function. All corporate powers shall be exercised by and under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors.

Section 2. Number, Election and Term of Directors.

(1) The exact number of directors making up the Board of Directors shall be the number from time to time fixed by resolution adopted by the Board of Directors, but there shall always be at least one director. The number of directors may also be either increased or diminished from time to time by the holders of a majority of the stock entitled to vote thereon.

(2) The directors shall be elected at each annual meeting by a majority of the votes cast at such election and shall hold office until the next succeeding annual meeting. Each director shall hold office for the term for which he is elected and until his successor shall have been elected and qualified or until his earlier resignation, removal from office, or death. The Board may provide for staggered terms for directors by resolution.

     Section 3. Vacancies. In case one or more vacancies shall occur in the Board of Directors by reason of death, resignation, or otherwise, or in the event the number of directors is increased by resolution of the Board of Directors prior to the next annual meeting of shareholders, the vacancy shall be filled by the remaining directors of this Corporation at a special meeting called for the purpose of filling such vacancies.

     Section 4. Annual and Regular Meetings of the Board. The annual meeting of the Board of Directors shall be held in each year immediately after the annual meeting of Shareholders. Regular meetings of the Board shall be held at such time thereafter during the year as the Board of
Directors may fix.   Annual or regular meetings of the Board of Directors
may be held within or without the State of Delaware, and no notice need be given any director concerning any annual or regular meeting.

     Section 5. Special Meetings of the Board. Special meetings of the Board of Directors may be called at any time by the President or by any member of the Board of Directors. Notice of each special meeting shall be given by the person or persons calling the meeting to each director upon not less than twenty-four (24) hours written or verbal notice (telephone or otherwise) before the meeting. However, notice of a special meeting of the Board need not be given to any director who signs a waiver of notice either before or after the meeting. Attendance of a director at a special meeting shall constitute a waiver of notice of such meeting and waiver of any and all objections to the place of the meeting, the time of the meeting or the manner in which it has been called or convened, except when a director states, at the beginning of the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting. Special meetings of the Board of Directors may be held within or without the State of Delaware.


     Section 6. Quorum and Adjournments.

(1) At all meetings of the Board, the presence of a majority of the entire Board shall be necessary and sufficient to constitute a quorum for the transaction of business, except as otherwise provided by law, by the Certificate of Incorporation, or by these Bylaws.

(2) A majority of the directors present at the time and place of any regular or special meeting, although less than a quorum, may adjourn the same from time to time without notice, until a quorum shall be present.

Section 7. Executive and Other Committees.

(1) The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate three voting members and one non-voting member of its Board to constitute an Executive Committee, and designate two or more of its members to one or more other committees, each of which, to the extent provided in such resolution, shall have and may exercise all the authority of the Board of Directors, except that no committee shall have authority to:

(a) approve or recommend to Shareholders actions or proposals required by law to be approved by Shareholders;

(b) designate the candidates for the office of director, for purposes of proxy solicitation or otherwise;

(c) fill vacancies on the Board of Directors or any committee thereof;

(d) amend the Bylaws;

(e) authorize or approve the reacquisition of shares unless pursuant to a general formula or method specified by the Board of Directors; or

(f) authorize or approve the issuance or sale of, or any contract to issue or sell, shares or designate the terms of a series of a class of shares, except that the Board of Directors, having acted regarding general authorization for the issuance or sale of shares, or any contract therefor, and, in the case of a series, the designation thereof, may, pursuant to a general formula or method specified by the Board of Directors, by resolution or adoption of a stock option or other plan, authorize a committee to fix the terms of any contract for the sale of the shares and to fix the terms upon which such shares may be issued or sold, including, without limitation, the price, the rate or manner of payment of dividends, provisions for redemption, sinking funds, conversion, voting or preferential rights, and provisions for other features of a class of shares, or a series of a class of shares, with full power in such committee to adopt any final resolution setting forth all the terms thereof and to authorize the statement of the terms of the series for filing with the Department of State.

(2) The Chairman of the Executive Committee shall be designated by the Board of Directors. Meetings of the Executive Committee shall be held pursuant to written or verbal notice (telephone or otherwise) at least twenty-four (24) hours prior to the meeting subject to waiver of such notice by the members of the Executive Committee or attendance at the meeting in such a manner as to waive the notice requirement. As soon as reasonably possible after every Executive Committee meeting, the Executive Committee shall distribute minutes of the actions taken by the Executive Committee to all members of the Board of Directors. The Chairman of the Executive Committee or any voting member of the Executive Committee may call a meeting of the Executive Committee.

(3) The Board, by resolution adopted in accordance with this section, may designate one or more directors as alternate members of any committee who may act in the place and stead of any absent member or members at any meeting of such committee. In the absence or disqualification from voting of a member of any such committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of such absent or disqualified member.

(4) Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business. In the absence of such rules, each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant the this Article II of the by-laws.

     Section 8. Removal of Directors. Any director may be removed with or without cause at any time by the affirmative vote of shareholders holding of record in the aggregate at least a majority of the outstanding shares of the Corporation at a special meeting of the Shareholders called for that purpose and may be removed for cause by action of the Board.

     Section 9. Board and Committee Action Without a Meeting. Any action required to be taken at a meeting of the directors of the Corporation, or any action which may be taken at a meeting of the directors or a committee thereof, may be taken without a meeting if they consent in writing setting forth the action so to be taken signed by all of the directors or all the members of the committee, as the case may be, and filed in the minutes of the proceedings of the Board or of the committee. Such consent shall have the same effect as a unanimous vote.


                               ARTICLE III

                                Officers

     Section 1. Officers. The officers of this Corporation shall consist of a President, a Vice President, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors at the annual meeting of the Board which shall be held immediately following the annual meeting of the Shareholders, and shall hold office for the term of one year, and until their successors are elected and qualified, unless sooner removed by the Board of Directors. Such other officers and assistant officers and agents as maybe deemed necessary may be elected or appointed by the Board of Directors from time to time. Any two or more offices may be held by the same person. The failure to elect a President, Vice President, Secretary or Treasurer shall not affect the existence of the Corporation.



     Section 2. President. The President shall be the chief executive officer of the Corporation, shall have general supervision of the operations of the Corporation, shall make reports to the directors, shall execute all instruments in the name of the Corporation and inscribe the seal where necessary or required, and perform all such other duties as are incident to his office or are properly required of him by the Board of Directors.

     Section 3. Vice President. The Vice President, in the absence or disability of the President, shall exercise the power and shall perform the duties of the President and shall exercise such other power and perform such other duties as the board of directors may prescribe.

     Section 4. Secretary.   The Secretary shall have custody of and
maintain all of the corporate records except the financial records, shall record the minutes of the meetings of the Shareholders and of the Board of Directors, send out all notices of meetings, attest to the seal of the Corporation where necessary or required, and perform such other duties as may be prescribed by the Board of Directors or the President.

     Section 5. Treasurer. The Treasurer shall have custody of corporate funds and financial records, shall keep full and accurate accounts of receipts and disbursements and render accounts thereof at the annual meeting of Shareholders and whenever else required by the Board of Directors or the President, and shall perform such other duties as may be prescribed by the Board of Directors or the President.

     Section 6. Removal of Officers. Any officer or agent elected or appointed by the Board of Directors may be removed from office with or without cause by a vote of not less than a majority of the whole membership of the Board of Directors at any regular or special meeting of the Board whenever, in its judgment, the best interests of the Corporation will be served thereby. Any officer or agent elected, by the Shareholders may be removed only by a majority vote of the Shareholders, unless the Shareholders shall have authorized the directors to remove such officer or agent. Any vacancy, however occurring, in any office may be filled by the Board of Directors.

                                 ARTICLE IV

                             Stock Certificates

     Section 1. Authorized Issuance. This Corporation may issue the shares of stock authorized by the Certificate of Incorporation and none other.

     Section 2. Issuance. Every holder of shares in this Corporation shall be entitled to have, for each kind, class or series of stock held, a
certificate representing all shares to which he is entitled.   No
certificate shall be issued for any share until such share is fully paid.








     Section 3. Form.

     (1) Certificates representing shares in this Corporation shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary and shall be sealed with the seal of this Corporation or a facsimile thereof. The signatures of the President or a Vice President and the Secretary or Assistant Secretary may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar, other than the Corporation itself or an employee of the Corporation. In case of any officer who signed or whose facsimile signature has been placed upon such certificate who shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issuance.

     (2) Every certificate representing shares which are restricted as to the sale, disposition or other transfer of such shares shall state upon the face or back of the certificate that such shares are restricted as to transfer and shall set forth or fairly summarize upon the certificate, or shall state that the Corporation will furnish to any Shareholder upon request and without charge a full statement of such restrictions.

     (3) Each certificate representing shares shall state upon the face thereof: the name of the Corporation; that the Corporation is organized under the laws of this state; the name of the person or persons to whom issued; the number and class of shares and the designation of the series, if any, which such certificate represents; and the par value of each share represented by such certificate, or a statement that the shares are without par value.

     Section 4. Transfer. Transfer of stock on the books of this Corporation shall be made only by the person named in the certificate, or by an attorney lawfully constituted therefor, or in the case of a certificate alleged to have been lost, stolen or destroyed, upon compliance with the provisions of Section 5 of this Article IV.

     Section 5. Lost or Destroyed Certificate. When a certificate has been lost or destroyed, this Corporation shall issue a new certificate in the place of any certificate previously issued if the holder of record of the certificate: makes proof in affidavit form that it has been lost, destroyed or wrongfully taken, or provides such other proof of loss or destruction satisfactory to the Board of Directors: requests the issue of a new certificate before the Corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of any adverse claim; if required by the Board of Directors, gives bond with a sufficient surety approved by the Board of Directors to protect the Corporation or any person injured by the issue of a new certificate from any liability or expense which may be incurred by reason of the original certificate remaining outstanding; and satisfies any other reasonable requirements imposed by the Corporation.







                                   ARTICLE V

                              Books and Records

     Section 1. Books and Records. This Corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of the Shareholders, Board of Directors and committees of directors. This Corporation shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its Shareholders, giving the names and addresses of all Shareholders, and the number, class and series, if any, of the shares held by each. If the stock book is kept in the office of the transfer agent, the Corporation shall keep at its registered office or principal place of business, in the State of Florida, copies of the stock list prepared from the stock book and sent to it from time to time by the transfer agent. The stock book, or books, shall show the current status, but if the transfer agent is located elsewhere, a reasonable time shall be allowed for transmittal by mail. Any books, records and minutes may be in written form or in any other form capable of being converted into written form within a reasonable time.

     Section 2. Financial Information. Unless modified by resolution of the Shareholders, not later than four (4) months after the close of each fiscal year, this Corporation shall prepare a balance sheet showing in reasonable detail the financial condition of the Corporation as of the close of its fiscal year and a profit and loss statement showing the results of the operations of the Corporation during its fiscal year. Upon the written request of any Shareholder or holder of voting trust certificates for shares of the Corporation, the Corporation shall mail to such Shareholder or holder of voting trust certificates a copy of the most recent balance sheet and profit and loss statement. The balance sheet and profit and loss statements shall be filed in the registered office of the Corporation, shall be kept for at least five (5) years, and shall be subject to inspection during business hours by any Shareholder or holder of voting trust certificates, in person or by agent.

                                  ARTICLE VI

                                  Dividends

     Section 1. Payment. The Board of Directors of this Corporation may, from time to time, declare and the Corporation may pay dividends on its shares in cash, property or its own shares, except when the Corporation is insolvent or the payment thereof would render the Corporation insolvent or when the declaration or payment thereof would be contrary to any restrictions contained in the Certificate of Incorporation, subject to the following provisions:

(1) Dividends in cash or property may be declared and paid, except as otherwise provided in this section, only out of the unreserved and unrestricted earned surplus of the Corporation or out of capital surplus of the Corporation, howsoever arising, but each dividend paid out of a capital surplus shall be identified as a distribution of capital surplus, and the amount per share paid from such surplus shall be disclosed to the Shareholders receiving the same concurrently with the distribution.


(2) Dividends may be declared and paid in the Corporation's own treasury shares.

(3) Dividends may be declared and paid in the Corporation's own authorized but unissued shares or out of any unreserved and unrestricted surplus of the Corporation upon the following conditions:

(a) If a dividend is payable in shares having a par value, such shares shall be issued at not less than the par value thereof and there shall be transferred to stated capital at the time such dividend is paid an amount of surplus equal to the aggregate par value of the shares to be issued as a dividend.

(b) If a dividend is payable in shares without par value, such shares shall be issued at such stated value as shall be fixed by the Board of Directors by resolution adopted at the time such dividend is declared, and there shall be transferred to stated capital at the time such dividend is paid an amount of surplus equal to the aggregate stated value so fixed in respect of such shares; and the amount per share so transferred to stated capital shall be disclosed to the Shareholders receiving such dividend concurrently with the payment thereof.

(4) No dividend payable in shares of any class shall be paid to the holders of shares of any other class unless the Certificate of Incorporation so provides or such payment is authorized by the affirmative vote or the written consent of the holders of at least a majority of the outstanding shares of the class in which the payment is to be made.

(5) A division of the issued shares of any class into a greater number of shares of the same class without increasing the stated capital of the Corporation shall not be construed to be a share dividend within the meaning of this section.

                                 ARTICLE VII

                                     Seal

The corporate seal shall have the name of the Corporation between two concentric circles and the words "Corporate Seal 1998 Delaware" in the center of that circle.


                                 ARTICLE VIII

                                  Amendment

These Bylaws may be repealed or amended, and new bylaws may be adopted, by a majority o the Board of Directors at any meeting thereof, except that the Board shall have no power to change the quorum for meetings of Shareholders or of the Board, or to change any provisions of the Bylaws with respect to the removal of directors or the filling of vacancies in the Board resulting from the removal by the Shareholders. If any bylaw regulating an impending election of directors is adopted, amended or repealed by the Board, there shall be set forth in the notice of the next meeting of the Shareholders for the election of directors, the Bylaw so adopted, amended or repealed, together with a concise statement of the changes made.


These Bylaws were originally adopted on September 18 , 1998, by SurgiLight,
Inc.


/s/J. T. Lin, President and Secretary

SurgiLight, Inc.
7055 University Blvd.
Winter Park. FL 32792





EXHIBIT 10. Agreement with Continental Capital and Equity Corp.


MARKET ACCESS PROGRAM   MARKETING AGREEMENT

THIS AGREEMENT (the "Agreement") made and entered into this 12th day of January 2000, by and between CONTINENTAL CAPITAL & EQUITY CORPORATION, located at 195 Wekiva Springs Road, Suite 200, Longwood, FL 32779 (hereinafter referred to as "CCEC,") and SURGILIGHT, INC., located at 12001 Science Drive, Suite 140, Orlando, Florida 32826, (hereinafter referred to as "Company.")

WITNESSETH:
For and consideration of the mutual promises and covenants contained herein, the parties hereto agree as follows:

1. EMPLOYMENT. Company hereby hires and employs CCEC as an independent contractor; and CCEC does hereby accept its position as an independent contractor to the Company upon the terms and conditions hereinafter set forth.

2. TERM. The term of this Agreement shall be for 12 months.

3. DUTIES AND OBLIGATIONS OF CCEC. CCEC shall have the following duties and obligations under this Agreement:
3.1 Establish a financial public relations methodology designed to increase awareness of the Company within the investment community.
3.2 Assist the Company in the implementation of its business plan and in accurately disseminating information to the marketplace, which information has been provided by the Company.
3.3 To expose the Company to a broad network of active retail brokers, financial analysts, institutional fund managers, private investors and active financial newsletter writers.
3.4 Prepare Company due diligence reports, corporate profile and fact sheets.
3.5 Conduct a tele-marketing campaign to the investment community and brokerage community and conduct tele-conferences with a CCEC moderator, Company executive(s), and brokers, financial analysts, fund managers and the like.
3.6 Feature the Company1s corporate profile or fact sheet on CCEC1s web site(s).
3.7 Assist the Company in the preparation of all press releases and coordinate the releases via a Company paid account with PR NewsWire or BusinessWire.
3.8 Fax broadcast press releases, broker updates, Company newsletters to brokers, institutional fund managers, financial analysts, and accredited investors.
3.9 E-mail press releases, corporate announcements, broker updates, Company news developments to a targeted e-mail database of brokers, institutional fund managers, financial analysts, and accredited investors.
3.10 Serve as the Company's external publicist and endeavor to obtain media coverage on the Company in both trade and industry press, on local and national radio and/or TV programming, in subscription-based financial newsletters, and on the worldwide web.
3.11 Strive to obtain the Company institutional analyst coverage and investment banking sponsorship.
3.12 Deliver to the Company a monthly progress report detailing activities and information performed by CCEC1s Broker Relations and Operations Departments.

ALL OF THE FOREGOING CCEC PREPARED DOCUMENTATION CONCERNING THE COMPANY, INCLUDING, BUT NOT LIMITED TO, DUE DILIGENCE REPORTS, CORPORATE PROFILE, FACT SHEETS, AND QUARTERLY NEWSLETTERS, SHALL BE PREPARED BY CCEC FROM MATERIALS SUPPLIED TO IT BY THE COMPANY AND SHALL BE APPROVED BY THE COMPANY PRIOR TO DISSEMINATION BY CCEC.

4. CCEC1S COMPENSATION. Upon the execution of this Agreement, Company hereby covenants and agrees to pay CCEC as follows (adjusted for 2-for-1 split) :
4.1 Twenty-six thousand (26,000) common shares of the Company's stock restricted pursuant to Rule 144; said shares shall be delivered to CCEC within ten (10) days following execution of this Agreement. Upon the 26,000 shares becoming fully registered and free trading shares, CCEC agrees to not sell or liquidate into the market more than two thousand (2,000) shares per day.
4.2 An Option to purchase forty thousand (40,000) common shares with an exercise price of five dollars ($5.00) per share. The Company agrees to issue CCEC piggyback registration rights for the common shares underyling the option listed above, whereby these shares will be registered for resale by CCEC on the first applicable S-3 Registration Statement, or other applicable registration statement filed by the Company with the U.S.Securities and Exchange Commission; said underlying common shares shall be held by the Company until such time as CCEC elects to exercise its option or warrant to purchase the common shares. The term of the option/warrant shall expire eighteen (18) months from the date the Registration Statement is deemed effective by the U.S. Securities and Exchange Commission.

5.CCEC1S EXPENSES AND COSTS. Company shall pay all reasonable costs and expenses incurred by CCEC, its directors, officers, employees and agents, in carrying out its duties and obligations pursuant to the provisions of this Agreement, excluding CCEC1s general and administrative expenses and costs, but including and not limited to the following costs and expenses; provided all costs and expense items in excess of $200.00 (Two Hundred U.S. Dollars) must be approved by the Company in writing prior to CCEC1s incurrence of the same:
5.1Travel expenses, including but not limited to transportation, lodging and food expenses, when such travel is conducted on behalf of the Company.
5.2 Seminars, expositions, money and investment shows.
5.3 Radio and television time and print media advertising costs, when applicable.
5.4 Subcontract fees and costs incurred in preparation of research reports, when applicable.
5.5 Cost of on-site due diligence meetings, if applicable.
5.6 Printing and publication costs of brochures and marketing materials which are not supplied by the Company.
5.7 Corporate web site development costs.
5.8 Printing and publication costs of Company annual reports, quarterly reports, and/or other shareholder communication collateral material which are not supplied by Company.

6. COMPANY1S DUTIES AND OBLIGATIONS. Company shall have the following duties and obligations under this Agreement:
6.1 Cooperate fully and timely with CCEC so as to enable CCEC to perform its obligations under this Agreement.
6.2 Within ten (10) days of the date of execution of this Agreement to deliver to CCEC the last twelve months of press releases on the Company, corporate reports, brochures, and the like.
6.3 The Company will act diligently and promptly in reviewing materials submitted to it from time to time by CCEC and inform CCEC of any inaccuracies contained therein prior to the dissemination of such materials.
6.4 Immediately give written notice to CCEC of any change in Company1s financial condition or in the nature of its business or operations which had or might have an adverse material effect on its operations, assets, properties or prospects of its business.
6.5 Pay all costs and expenses incurred by CCEC under the provisions of this Agreement when presented with invoices for the same by CCEC within fifteen (15) days.
6.6 Give full disclosure of all material facts concerning the Company to CCEC and update such information on a timely basis.
6.7 Promptly pay the compensation due CCEC under the provisions of this Agreement.

7. NONDISCLOSURE. Except as may be required by law, Company, its officers, directors, employees, agents and affiliates shall not disclose the contents and provisions of this Agreement to any individual or entity without CCEC1s expressed written consent subject to disclosing same further to Company counsel, accountants and other persons performing investment banking, financial, or related functions for Company.

8. COMPANY1S DEFAULT. In the event of any default in the payment of CCEC1s compensation to be paid to it pursuant to this Agreement, or any other charges or expenses on the Company1s part to be paid or met, or any part or installment thereof, at the time and in the manner herein prescribed for the payment thereof and as when the same becomes due and payable, and such default shall continue for twenty five (25) days after CCEC1s notice thereof is received by Company; in the event of any default in the performance of any of the other covenants, conditions, restrictions, agreements, or other provisions herein contained on the part of the Company to be performed, kept, complied with or abided by, and such default shall continue for twenty five (25) days after CCEC has given Company written notice thereof, or if a petition in bankruptcy is filed by the Company, or if the Company is adjudicated bankrupt, or if the Company shall compromise all its debts or assign over all its assets for the payment thereof, or if a receiver shall be appointed for the Company1s property, then upon the happening of any of such events, CCEC shall have the right, at its option, forthwith or thereafter to accelerate all compensation, costs and expenses due or coming due hereunder and to recover the same from the Company by suit or otherwise and further, to terminate this Agreement. The Company covenants and agrees to pay all reasonable attorney fees, paralegal fees, costs and expenses of CCEC, including court costs, (including such attorney fees, paralegal fees, costs and expenses incurred on appeal) if CCEC employs an attorney to collect the aforesaid amounts or to enforce other rights of CCEC provided for in this Agreement in the event of any default as set forth above and CCEC prevails in such litigation. Further, until CCEC has received the first cash payment as described above in Section 4.1, CCEC shall not be required to commence performing hereunder.

9. COMPANY1S REPRESENTATIONS AND WARRANTIES. Company represents and warrants to CCEC for the purpose of inducing CCEC to enter into and consummate this Agreement as follows:
9.1 Company has the power and authority to execute, deliver and perform this Agreement.
9.2 The execution and delivery by the Company of this Agreement have been duly and validly authorized by all requisite action by the Company. No license, consent or approval of any person is required for the Company1s execution and delivery of this Agreement.
9.3 This Agreement has been duly executed and delivered by the Company. This Agreement is the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its respective terms, subject to the effect to any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors1 rights generally and to general principles of equity.
9.4 The execution and delivery by the Company of this Agreement do not conflict with, constitute a breach of or a default under: (i) any applicable law, or any applicable rule, judgment, order, writ, injunction, or decree of any court; (ii) any applicable rule or regulation of any administrative agency or other governmental authority; (iii) the certificate of incorporation and By-Laws of the Company; (iv) any agreement, indenture, instrument or contract to which the Company is now a party or by which it is bound.
9.5 No representation or warranty by the Company in this Agreement and no information in any statement, certificate, exhibit, schedule or other document furnished, or to be furnished by the Company to CCEC pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading. There is no fact which the Company has not disclosed to CCEC, in writing, or in SEC filings or press releases, which materially adversely affects, nor, so far as the Company can now reasonably foresee, may adversely affect the business, operations, prospects, properties, assets, profits or condition (financial or otherwise) of the Company.





10. MISCELLANEOUS
10.1 Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing, and shall be deemed to have been duly given when delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid to the parties hereto at their addresses indicated hereinafter. Either party may change his or its address for the purpose of this paragraph by written notice similarly given. Parties1 addresses are as follows:

COMPANY: Suite 140
12001 Science Drive
Orlando, Florida 32826

CCEC: Suite 200
195 Wekiva Springs Road
Longwood, Florida 32779

10.2 Entire Agreement. This Agreement represents the entire agreement between the Parties in relation to its subject matter and supersedes and voids all prior agreements between such Parties relating to such subject matter.
10.3 Amendment of Agreement. This Agreement may be altered or amended, in whole or in part, only in a writing signed by both Parties. 10.4 Waiver. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other subsequent breach or condition, whether of a like or different nature, unless such shall be signed by the person making such waiver and/or which so provides by its terms. 10.5 Captions. The captions appearing in this Agreement are inserted as a matter of convenience and for reference and in no way affect this Agreement, define, limit or describe its scope or any of its provisions. 10.6 Situs. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida. Venue shall be in the Federal Courts of the United States located in Seminole County, Florida.
10.7 Benefits. This Agreement shall inure to the benefit of and be inding upon the Parties hereto, their heirs, personal representatives, successors and assigns.
10.8 Severability . If any provision of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any way affect or render invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if such invalid or unenforceable provision were not contained herein.
10.9 Arbitration. Except as to a monetary default by Company hereunder, any controversy, dispute or claim arising out of or relating to this Agreement or the breach thereof shall be settled by arbitration. Arbitration proceedings shall be conducted in accordance with the rules then prevailing of the American Arbitration Association or any successor. The award of the Arbitration shall be binding on the Parties. Judgment may be entered upon an arbitration award of in a court of competent jurisdiction and confirmed by such court. Venue for Arbitration proceedings shall be Seminole County, Florida. The costs of arbitration, reasonable attorneys1 fees of the Parties, together with all other expenses, shall be paid as provided in the Arbitration award.
10.10 Currency. In all instances, references to monies used in this Agreement shall be deemed to be United States dollars.
10.11 Multiple Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of such counterparts shall constitute one (1) instrument.

11. This Agreement may be executed in counterparts and by fax transmission, each counterpart being deemed an original.


IN WITNESS WHEREOF, the Parties have executed this Agreement on the day and year first above written.

CONFIRMED AND AGREED ON THIS 12-th DAY OF January, 2000.

CONTINENTAL CAPITAL & EQUITY CORPORATION

/s/Scott A-B Gibson
Corporate Officer

CONFIRMED AND AGREED ON THIS 12-th DAY OF January, 2000.

SURGILIGHT, INC.

/s/ J. T. Lin
Corporate Officer

































EXHIBIT 11. Agreement with GEM Global Yield Fund Limited


Void after 5:00 p.m., New York Time on [Date], 2003
Warrant to Purchase [Number] Shares of Common Stock

	               CONVERTIBLE DEBENTURE PURCHASE AGREEMENT

	                           By and Among

	                   GEM GLOBAL YIELD FUND LIMITED

	                          (the "Purchaser")

                                      and

                                SURGILIGHT, INC.
                                (the "Company")


                           Dated as of June 30, 2000



TABLE OF CONTENTS                                      Page

Article I	Certain Definitions		              1
Article II	Purchase of Debentures and Warrants         5
Article III	Representations and Warranties	        7
Article IV	Other Agreements of the Parties	        12
Article V	[Reserved]		                          21
Article VI	Termination		                          21
Article VII	Legal Fees and Default Interest Rate	  22
Article VIII	Miscellaneous		              22


Exhibit A	Form of Convertible Debenture
Exhibit B	Form of Warrant
Exhibit C	Form of Registration Rights Agreement
Exhibit D	Conversion Procedures
Exhibit E	Form of Escrow Agreement
Exhibit F	Form of Power of Attorney
Exhibit G	Form of Legal Opinion
Exhibit H	Form of Termination Warrant

Schedule 1	List of Purchasers
Schedule 3.1(a)	Subsidiaries
Schedule 3.1(c)	Capitalization
Schedule 3.1(e)	Conflicts
Schedule 3.1(f)	Required Consents and Approvals
Schedule 3.1(g)	Litigation
Schedule 3.1(h)	No Defaults of Violations
Schedule 6.1	Form 8-K Disclosure Obligations




CONVERTIBLE DEBENTURE PURCHASE AGREEMENT


THIS AGREEMENT, dated as of June 30, 2000 (this "Agreement"), is by and among SurgiLight, Inc., a Delaware corporation with its executive offices at 12001 Science Drive, Suite140, Orlando, Florida (the "Company"), and the purchasers listed on Schedule 1 hereof (each individually, the "Purchaser" and collectively, the "Purchasers").

WHEREAS, the Company desires to issue and sell to the Purchasers and the Purchasers desire to acquire the Company's 3% Convertible Debentures, due June 2003 (the "Debentures").

IN CONSIDERATION of the mutual covenants, promises and agreements set forth herein, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

	ARTICLE I

CERTAIN DEFINITIONS

Section 1.1. Certain Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

"Affiliate" means, with respect to any Person, any Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities by contract or otherwise.

"Agreement" shall mean this Convertible Debenture Purchase Agreement and the Exhibits and Schedules annexed hereto.

"Business Day" means any day except Saturday, Sunday and any day which is a legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other government actions to close, between the hours of 9:30 a.m. and 6:00 p.m. New York Time.

"Closing" shall have the meaning set forth in Section 2.2(b).

"Closing Date" shall mean the date of Closing, as set forth in Section
2.2(b).

"Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder as in effect on the date hereof.


"Commission" means the United States Securities and Exchange Commission.

"Common Stock" means shares now or hereafter authorized of the class of common stock, no par value, of the Company and stock of any other class into which such shares may hereafter have been reclassified or changed.


"Company" shall have the meaning set forth in the introductory paragraph.

"Debentures" means the 3% Convertible Debentures of the Company, due June 2003, which are annexed hereto as Exhibit A and made a part hereof.

"Debenture Escrow Shares" shall have the meaning set forth in Section
2.2(c).

"Disclosure Documents" means the disclosure package consisting of the Company's Annual Report on Form 10-KSB for the fiscal year ended January 31, 1999, the Quarterly Report on Form 10-QSB for the quarter ended April 30, 1999, the Quarterly Report on Form 10-QSB for the quarter ended July 31, 1999, the Quarterly Report on Form 10-QSB for the quarter ended October 31, 1999 (each as filed with the Commission), delivered to the Purchasers in connection with the offering by the Company of the Debentures and the Schedules to this Agreement furnished by or on behalf of the Company pursuant to Section 3.1.

"Effective Date" shall have the meaning set forth in Section 2.2(b).

"Escrow Agent" means Kaplan, Gottbetter & Levenson, LLP, 630 Third Avenue,
5th
Floor, New York, NY 10017; Tel: 212-983-6900; Fax: 212-983-9210.

"Event of Default" shall have the meaning set forth in the Debentures.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"GEM" means Global Emerging Markets, Ltd. with its registered address at 712 Fifth Avenue, 7th Floor, New York, NY 10019; Phone: 212-582-3400; Fax:
212-265-4035.

"GEMA" means GEM Advisors, Inc., with its registered address at 712 Fifth Avenue, 7th Floor, New York, NY 10019; Phone: 212-582-3400; Fax: 212-265-
4035.

"Indemnified Party" shall have the meaning set forth in Section 4.16(b).

"Indemnifying Party" shall have the meaning set forth in Section 4.16(b).

"KGL" shall have the meaning set forth in Section 4.28.

"Lien" means, with respect to any asset, any mortgage, lien, pledge, encumbrance, charge or security interest of any kind in or on such asset or the revenues or income thereon or therefrom.

"Limitations on Conversion" shall have the meaning set forth in Section
4.19.

"Losses" shall have the meaning set forth in Section 4.16(a).

"Material" shall mean having a financial consequence in excess of $100,000.

"Material Adverse Effect" shall have the meaning set forth in Section
3.1(a).

"Minimum Stock Price" shall have the meaning set forth in Section 5.1(h).

"Minimum Stock Price Determination Date" shall have the meaning set forth in
Section 5.1(h).

"NASD" means the National Association of Securities Dealers, Inc.

"Nasdaq" shall mean the Nasdaq Stock Market, Inc.

"OTCBB" shall mean the OTC  Bulletin Board.

"Per Debenture Consideration" shall have the meaning set forth in Section
2.2(a).

"Per Share Market Value" of the Common Stock means on any particular date
(a) the last sale price of shares of Common Stock on such date or, if no such sale takes place on such date, the last sale price on the most recent prior date, in each case as officially reported on the principal national securities exchange on which the Common Stock is then listed or admitted to trading, or (b) if the Common Stock is not then listed or admitted to trading on any national securities exchange, the closing bid price per share as reported by Nasdaq, or (c) if the Common Stock is not then listed or admitted to trading on the Nasdaq, the closing bid price per share of the Common Stock on such date as reported on the OTCBB or if there is no such price on such date, then the last bid price on the date nearest preceding such date, or (d) if the Common Stock is not quoted on the OTCBB, the closing bid price for a share of Common Stock on such date in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices) or if there is no such price on such date, then the last bid price on the date nearest preceding such date, or (e) if the Common Stock is no longer publicly traded, the fair market value of a share of Common Stock as determined by an Appraiser (as defined in Section 4(c)(iv) of the Debenture) selected in good faith by the holders of a majority of principal amount of outstanding Debentures; provided, however, that the Company, after receipt of the determination by such Appraiser, shall have the right to select an additional Appraiser, in which case, the fair market value shall be equal to the average of the determinations by each such Appraiser.

"Person" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

"Proceeding" means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

"Purchase Price" shall have the meaning set forth in Section 2.2(a).

"Purchaser" and "Purchasers" shall have the meaning set forth in the introductory paragraph.

"Required Approvals" shall have the meaning set forth in Section 3.1(f).

"Securities Act" means the Securities Act of 1933, as amended.

"Subsidiaries" shall have the meaning set forth in Section 3.1(a).

"Termination Warrants" means the common stock purchase warrants issued to the Purchasers and/or their assigns, in the form annexed hereto as Exhibit H.

"Trading Day" means (a) a day on which the Common Stock is quoted on Nasdaq, the OTCBB or the principal stock exchange on which the Common Stock has been listed, or (b) if the Common Stock is not quoted on Nasdaq, the OTCBB or any stock exchange, a day on which the Common Stock is quoted in the over-the-counter market, as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices).

"Transaction Documents" means this Agreement, the Registration Rights Agreement annexed hereto as Exhibit C, the Escrow Agreement annexed hereto as Exhibit E, the Power or Attorney annexed hereto as Exhibit F, and all other documents, instruments and writings requirred to have been delivered by the Company at the Execution Date pursuant to this Agreement.

"Underlying Shares" means the shares of Common Stock into which the Debentures are convertible in accordance with the terms hereof and the Debenture.

"Warrant" means the common stock purchase warrant issued to the Purchasers and/or their assigns, in the form annexed hereto as Exhibit B.

"Warrant Escrow Shares" shall have the meaning as set forth in Section
2.2(c).

"Warrant Shares" means the shares of Common Stock for which the Warrants can be exercised in accordance with the terms hereof and the Warrant.

ARTICLE II
PURCHASE OF DEBENTURES AND WARRANTS

Section 2.1.  Execution of Documents; Delivery of Termination Warrants.

(a)	As soon as practicable after the execution by all parties (the
"Execution Date") of the Transaction Documents and the execution and delivery by the Company of the Termination Warrants, the Company shall, in accordance with the Registration Rights Agreement, file a duly completed registration statement on the appropriate form with the Commission to register the resale of the Underlying Shares and the Warrant Shares under the Securities Act.

(b)	As consideration for entering into this Agreement, in the event this
Agreement is terminated for any reason pursuant to Section 6.1 herein, (i) the Company shall pay the Purchasers, within three

(e) Business Days of the date of termination, an aggregate of Two Hundred Thousand Dollars (US $200,000) in such allocation as set forth in Schedule 1, and (ii) the Purchasers shall retain the Termination Warrants and any and all rights and privileges thereunder without condition or obligation to the Company.

Section 2.2.  Purchase of Debentures and Delivery of Warrants; Closing.

(a)	Subject to the terms and conditions set forth in this Agreement, the
Company hereby agrees to issue and sell to the Purchasers, and the Purchasers hereby agree to purchase from the Company on the Closing Date the amount of Debentures and the number of Warrants listed opposite each of the Purchasers' names on Schedule 1. The Debentures shall have the respective rights, preferences and privileges set forth in the form of Debenture annexed as Exhibit A, at a price per Debenture of One Thousand Dollars (US$1,000) (the "Per Debenture Consideration"). The Per Debenture Consideration multiplied by the number of Debentures to be purchased by the Purchasers hereunder is hereinafter referred to as the "Purchase Price". The total principal amount of Debentures to be purchased by the Purchasers and the total Purchase Price shall be Three Million Dollars (US$3,000,000). The Warrants shall have the respective terms and conditions as set forth in the form of Warrant annexed as Exhibit B.

(b)	The closing of the purchase and sale of the Debentures and issuance of the Warrants (the "Closing") shall take place at the offices of the Escrow Agent no later than five (5) Business Days after the registration statement, in accordance with and subject to the Registration Rights Agreement, the form of which is annexed as Exhibit C, is granted effectiveness by the Commission, time being of the essence, unless the parties agree in writing to extend such date. The effective date of the Registration Statement (the "Effective Date") shall occur no later than one hundred-eighty (180) days after the Execution Date (unless such day is not a Business Day, then the next Business Day), unless all of the Purchasers agree in advance in writing to extend such 180 day period and set forth the new effective date deadline.
The date of the Closing is hereinafter referred to as the "Closing Date".

(c)	At the Closing, the Company shall deliver to the Escrow Agent the following:

(i)	original and duly executed Debentures registered in the names of the
Purchasers in the amounts set forth in Schedule 1;

(ii)	original and duly executed Warrants registered in the names of the
Purchasers in the amounts proportionate to the principal amount of Debentures purchased by each Purchaser as set forth in Schedule 1;

(iii)	The number of shares of duly issued Common Stock of the Company equal to four (4) times the number of shares of Common Stock otherwise issuable as if the Debentures were converted in their entirety on the Closing Date, in share denominations of ten thousand (10,000) shares registered in the name of each of the Purchasers in the amounts proportionate to the principal amount of Debentures purchased by each Purchaser set forth in Schedule 1 for use in the conversion of the Debentures (the "Debenture Escrow Shares");

(iv)	The number of shares of duly issued Common Stock of the Company equal to four (4) times the number of shares of Common Stock otherwise issuable as if the Warrants were exercised in their entirety on the Closing Date in share denominations of ten thousand (10,000) shares registered in the name of each of the Purchasers in the amounts proportionate to the principal amount of Debentures purchased by each Purchaser set forth in
Schedule 1 for use in the exercise of the Warrants (the "Warrant Escrow
Shares");

(5) the legal opinion in substantially the form annexed hereto as Exhibit G, addressed to the Purchasers and dated the Closiing Date from the Counsel for the Company;

(vi)	a certificate, dated the Closing Date, signed by the Secretary or an
Assistant Secretary of the Company and certifying (i) that attached thereto is a true, correct and complete copy of (A) the Company's Articles of Incorporation, as amended to the date thereof, (B) the Company's By-Laws, as amended to the date thereof, (C) resolutions duly adopted by the Board of Directors of the Company authorizing the execution and delivery of this Agreement, the issuance and sale of the Debentures, Warrants and the Underlying Shares and the appointment of the Attorney-in-Fact pursuant to
Section 4.15 attached hereto as Exhibit F, and (D) a certificate of good standing from the Secretary of State of Colorado and
(ii) the incumbency of officers executing this Agreement;

(vii)	a certificate, dated the Closing Date, signed by the President, certifying that the Company's representations and warranties in Article III are true and correct in all material respects on the Closing Date.

(viii) all other documents, instruments and writings required to have been delivered or necessary at or prior to Closing by the Company pursuant to this Agreement.

(d)	Upon receipt by the Escrow Agent of those items set forth above, the
Purchasers shall deliver the following to the Escrow Agent:

(i)	the Purchase Price in United States dollars in immediately available funds by wire transfer to an account designated in writing by the Escrow Agent prior to the Closing;

(ii)	the Termination Warrants; and

(iii)	all documents, instruments, and writings required to have been delivered or necessary at or prior to Closing by the Purchasers pursuant to this Agreement.

(e)	Upon receipt of all of the items set forth in subparagraphs (c) and
(d) of this Section, the Escrow Agent shall deliver the Purchase Price, less the fees set forth in Section 4.28 to the Company in accordance with its written instructions, and shall deliver the items set forth in subparagraph (c), with the exception of the Debenture Escrow Shares and Warrant Escrow Shares which shall be held in accordance with the terms of this Agreement, the Debenture and the Escrow Agreement, to the Purchasers.









ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.1. Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchasers as follows, all of which survive Closing:

(a)	Organization and Qualification.  The Company is a corporation, duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company has no subsidiaries other than as set forth in Schedule 3.1(a) (collectively, the "Subsidiaries"). Each of the Subsidiaries is a corporation, duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with the full corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. Each of the Company and the Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not reasonably be expected to have, individually or in the aggregate, a material adverse effect on (a) the results of operations, assets, prospects, or financial condition of the Company and the Subsidiaries, or
(b) the Purchasers' rights under this Agreement, the Escrow Agreement, the Debenture and the Warrants (a "Material Adverse Effect").

(b)	Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transacttions contemplated hereby and other wise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

(c)	Capitalization.  The authorized, issued and outstanding capital stock of the Company and each of the Subsidiaries is set forth in Schedule
3.1(c).
No shares of Common Stock are entitled to preemptive or similar rights. Except as specifically set forth in Schedule 3.1(c), there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or, except as a result of the purchase and sale of the Debentures hereunder, securities, rights or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire any shares of Common Stock, or contracts, commitments, understandings, or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common
Stock, or securities or rights convertible or exchangeable into shares of Common Stock.

Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective articles of incorporation, bylaws or other charter documents or resolutions.

(d)	Issuance of Debentures and Warrants. The Debentures and Warrants have been duly and validly authorized for issuance, offer and sale pursuant to this Agreement and, when issued and delivered as provided hereunder against payment in accordance with the terms hereof, shall be valid and binding obligations of the Company enforceable in accordance with their terms. The Company has and at all times while the Debentures and Warrants are outstanding has and will continue to maintain an adequate reserve of shares of Common Stock to enable it to perform its obligations under this Agreement, the Debentures and Warrants. When issued in accordance with the terms hereof and the Debentures and the Warrants, the Underlying Shares will be duly authorized, validly issued, fully paid and nonassessable. There are not outstanding any equity or equity equivalent security substantially similar to the Debentures, including any security with a floating conversion price substantially similar to the Debentures.

(e)	No Conflicts.  Except as set forth in Schedule 3.1(e), the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of its or its Subsidiaries' articles of incorporation, resolutions or bylaws or (ii) be subject to obtaining the consents referred to in Section 3.1(f), conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including
Federal and State securities laws and regulations), or by which any property or asset of the Company is bound or affected, except in the case of each of clauses (ii) and (iii), such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect. The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental authority.

(f)	Consents and Approvals.  Except as set forth in  Schedule 3.1(f), neither the Company nor any Subsidiary is required to obtain any consent, permit, waiver, authorization or order of, or make any filing or registration with, any court or other federal, State, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of this Agreement, other than the applicable filings under State and federal securities laws (collectively, the "Required Approvals").




(g)	Litigation; Proceedings.  Except as set forth in  Schedule 3.1(g), there is no action, suit, notice of violation, proceeding, inquiry or investigation pending or threatened against or affecting the Company or any of its Subsidiaries or any of their respective properties before or by any court, governmental or administrative agency or regulatory authority (Federal, State, county, local or foreign) which (i) relates to or challenges the legality, validity or timely enforceability of this Agreement or the Debentures and Warrants, (ii) could, individually or in the aggregate, have a Material Adverse Effect or (iii) could, individually or in the aggregate, materially impair the ability of the Company to perform fully on a timely basis its obligations under this Agreement.

(h)	No Default or Violation.  Except as set forth in Schedule 3.1(h), neither the Company nor any Subsidiary (i) is in default under or in violation of any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound, except such conflicts or defaults as do not have a Material Adverse Effect, (ii) is in violation of any order of any court, arbitrator or governmental body, except for such violations as do not have a Material Adverse Effect, or (iii) is in violation of any statute, rule or regulation of any governmental authority which could (individually or in the aggregate) (x) adversely affect the legality, validity or enforceability of this Agreement, (y) have a Material Adverse Effect or (z) adversely impair the Company's ability or obligation to perform fully on a timely basis its obligations under this Agreement.

(i)	Certain Fees.  No fees or commission will be payable by the Company to any investment banker, broker, placement agent or bank with respect to the consummation of the transactions contemplated hereby except as provided in Section 4.28.

(j)	Disclosure Documents.  The Disclosure Documents are accurate in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(k)	Reporting Company.  The Company's Common Stock is registered under the Exchange Act, the Company is subject to the reporting requirements of
Section 13 or Section 15(d) of the Exchange Act, and the Company is current in its reporting requirements.

Each of the Purchasers acknowledge and agree that the Company makes no representation or warranty with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.1 herein.

Section 3.2. Representations and Warranties of the Purchasers. The Purchasers hereby represent and warrant to the Company as follows:

(a)	Organization and Qualification.  Each of the Purchasers is a
corporation duly incorporated and validly existing and in good standing under the laws of the jurisdiction of its incorporation.

(b)	Authorization; Enforcement.  Each of the Purchasers has the requisite corporate power and authority to enter into and to consummate the transactions contemplated hereby and otherwise to carry out its obligations hereunder and thereunder.
The execution and delivery of this Agreement and the purchase of the Debentures and the Warrants by the Purchasers hereunder have been duly authorized by all necessary action on the part of each of the Purchasers.

This Agreement has been duly executed and delivered by each of the Purchasers or on its behalf and constitutes the valid and legally binding obligation of the Purchasers, enforceable against each of the Purchasers in accordance with its terms; except as such enforceability may be limited by applicable bankruptcy, insolvency, liquidation, fraudulent transfer, reorganization, moratorium and remedies or by other equitable principles of general application or similar laws relating to or affecting generally the enforcement of creditors' rights.

(c)	Investment Intent.  Each Purchaser is acquiring the Debentures,
Warrants, Underlying Shares and the Warrant Shares for its own account for investment purposes only and not with a view to or for distributing or reselling such Debentures, Warrants, Underlying Shares or Warrant Shares or any part thereof or interest therein, without prejudice, however, to the Purchasers' right, subject to the provisions of this Agreement, at all times to sell or otherwise dispose of all or any part of such Debentures, Warrants, Underlying Shares or Warrant Shares in compliance with applicable federal and State securities laws.

(d)	Purchasers' Status.  At the time each of the Purchasers was offered the Debentures and/or the Warrants, it was, and at the date hereof, it is, and at the Closing Date, it will be, an "accredited investor" as defined in Rule 501(a) under the Securities Act.

(e)	Experience of Purchasers.  Each of the Purchasers, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Debentures, and has so evaluated the merits and risks of such investment.

(f)	Ability of Purchaser to Bear Risk of Investment.  Each of the
Purchasers is able to bear the economic risk of an investment in the Debentures and, at the present time, is able to afford a complete loss of such investment.

(g)	Prohibited Transactions.  The Debentures to be purchased by each of the Purchasers are not being acquired, directly or indirectly, with the assets of any "employee benefit plan", within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.

(h)	Access to Information.  Each of the Purchasers acknowledges receipt of the Disclosure Documents and further acknowledges that it has been afforded
(i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Debentures and the Warrants and the merits and risks of investing in the Debentures and the Warrants; (ii) access to information about the Company and the Company's financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment in the Debentures and the Warrants; and (iii) the opportunity to obtain such additional information which the Company possesses or can acquire which is necessary to make an informed investment decision with respect to the Debentures and the Warrants.

(i)	Reliance.  Each of the Purchasers understands and acknowledges that
(i) the Debentures and the Warrants are being offered and sold, and the Underlying Shares and Warrant Shares are being offered, to it without registration under the Securities Act in a transaction that is exempt from the registration provisions of the Securities Act and (ii) the availability of such exemption, depends in part on, and that the Company will rely upon the accuracy and truthfulness of, the foregoing representations and each of the Purchasers hereby consents to such reliance.

(j)	Corporate Domicile.  Each of the Purchasers is a foreign corporation and has its residence or corporate domicile outside the United States.

(k)	Current Funds.  Purchasers have, and will have at Closing, readily available the current funds required to purchase the Debentures.

The Company acknowledges and agrees that each of the Purchasers makes no representation or warranty with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 herein.

ARTICLE IV
OTHER AGREEMENTS OF THE PARTIES

Section 4.1. Manner of Offering. The Debentures and Warrants are being issued pursuant to Rule 506 of Regulation D of the Securities Act. The Debentures, Warrants, Underlying Shares and the Warrant Shares will bear restrictions on transfer, and will carry a restrictive legend with respect
to the exemption from registration under the Securities Act.   The transfer
and resale of the Debentures, the Warrants and the Underlying Shares may be made only pursuant to registration under the Securities Act or an exemption from such registration.

Section 4.2. Furnishing of Information. As long as each of the Purchasers owns Debentures, the Warrants, Underlying Shares or the Warrant Shares, the Company will furnish to it, promptly after they have been prepared all annual, quarterly reports and other reports and filings required by Section 13(a) or 15(d) of the Exchange Act.

Section 4.3. Notice of Certain Events. The Company shall on a continuing basis (i) advise each of the Purchasers promptly after obtaining knowledge thereof, and, if requested by any of the Purchasers, confirm such advice in writing, of (A) the issuance by any State securities commission of any stop order suspending the qualification or exemption from qualification of the Debentures, the Warrants the Underlying Shares or the Warrant Shares for offering or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any State securities commission or other regulatory authority, or (B) any event that makes any statement of a material fact made in the Disclosure Documents untrue or that requires the making of any additions to or changes in the Disclosure Documents in order to make the statements therein, in the light of the circumstances under which they are made, not misleading,



(ii) use its best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption from qualification of the Debentures, the Underlying Shares or the Warrant Shares under any State securities or Blue Sky laws, and

(iii) if at any time any State securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Debentures, the Warrants or the Common Stock under any such laws, use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

Section 4.4. Copies and Use of Disclosure Documents. The Company shall furnish each of the Purchasers, without charge, as many copies of the Disclosure Documents, and any amendments or supplements thereto, as each of the Purchasers may reasonably request. The Company consents to the use of the Disclosure Documents, and any amendments and supplements thereto, by each of the Purchasers in connection with resales of the Debentures, the Warrants, Underlying Shares or the Warrant Shares other than pursuant to an effective registration statement.

Section 4.5. Modification to Disclosure Documents. If any event shall occur as a result of which, in the reasonable judgment of the Company or any of the Purchasers, it becomes necessary or advisable to amend or supplement the Disclosure Documents in order to make the statements therein, in the light of the circumstances at the time the Disclosure Documents were delivered to any of the Purchasers, not misleading, or if it is necessary to amend or supplement the Disclosure Documents to comply with applicable law, the Company shall promptly prepare an appropriate amendment or supplement to the Disclosure Documents (in form and substance reasonably satisfactory to both the Purchasers and Company) so that (i) as so amended or supplemented the Disclosure Documents will not include an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to any of the Purchasers, not misleading and (ii) the Disclosure Documents will comply with applicable law.

Section 4.6.   [Reserved].

Section 4.7. Integration. The Company shall not and shall use its best efforts to ensure that no Affiliate shall sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Debentures, the Warrants, Underlying Shares, or the Warrant Shares in a manner that would require the registration under the Securities Act of the sale of the Debentures and the Warrants to the Purchasers.

Section 4.8. Furnishing of Rule 144A Materials. The Company shall, for so long as any of the Debentures, the Warrants, Underlying Shares or Warrant Shares remain outstanding and during any period in which it is not subject to Section 13 or 15(d) of the Exchange Act, make available to any registered holder of Debentures, the Warrants, Underlying Shares or Warrant Shares in connection with any sale thereof and any prospective purchaser of such Debentures, Warrants, Underlying Shares or Warrant Shares from such Person, the following information in accordance with Rule 144A(d)(4) under the Securities Act: a brief statement of the nature of the business of the Company and the products and services it offers and the Company's most recent audited balance sheet and profit and loss and retained earnings statements, and similar audited financial statements for such part of the two preceding fiscal years as the Company has been in operation.


Section 4.9. Solicitation Materials. The Company shall not (i) distribute any offering materials in connection with the offering and sale of the Debentures, the Warrants, Underlying Shares or Warrant Shares other than the Disclosure Documents and any amendments and supplements thereto prepared in compliance herewith or (ii) solicit any offer to buy or sell the Debentures, the Warrants, Underlying Shares or Warrant Shares by means of any form of general solicitation or advertising.

Section 4.10 Subsequent Financial Statements. The Company shall furnish to the Purchasers, promptly after they are filed with the Commission, a copy of all financial statements for any period subsequent to the period covered by the financial statements included in the Disclosure Documents until the earlier of the full conversion of the Debentures or the Maturity Date of the Debentures.

Section 4.11. Prohibition on Certain Actions. From the date hereof through the Closing Date, the Company shall not and shall cause the Subsidiaries not to, without the prior written consent of the Purchasers,
(i) amend its Articles of Incorporation, bylaws or other charter documents so as to adversely affect any rights of the Purchasers; (ii) split, combine or reclassify its outstanding capital stock; (iii) declare, authorize, set aside or pay any dividend or other distribution with respect to the Common Stock; (iv) redeem, repurchase or offer to repurchase or otherwise acquire shares of its Common Stock; or (v) enter into any agreement with respect to any of the foregoing.

Section 4.12. Listing of Common Stock. The Company shall use its best efforts to maintain the quote for its Common Stock on the OTCBB (or listing on a national securities exchange or market on which the Common Stock is listed) during the period that the Debentures may be converted hereunder by the Purchasers or the Warrants may be exercised, and shall provide to the Purchasers evidence of such listing.

Section 4.13. Escrow. The Company and the Purchasers agree to enter into, simultaneous with the execution of this Agreement, the escrow agreement attached hereto and made part hereof as Exhibit E (the "Escrow Agreement").

Section 4.14. Conversion and Exercise Procedures and Maintenance of Escrowed Shares for Conversions and Exercises. Exhibit D attached hereto and made a part hereof sets forth the procedures with respect to the conversion of the Debentures and the exercise of the Warrants, including the forms of Notice of Conversion and Notice of Exercise to be provided upon conversion or exercise, instructions as to the procedures for conversion or exercise, the form of legal opinion, if necessary, that shall be rendered to the Company and such other information and instructions as may be reasonably necessary to enable any of the Purchasers to exercise its right of conversion or exercise smoothly and expeditiously. The Company agrees that, at any time the conversion price of the Debentures is such that the number of Debenture Escrow Shares is less than 200% of the number of shares of Common Stock that would be needed to satisfy full conversion of all of the Debentures given the then current conversion price (the "Full Conversion Shares"), upon ten (10) Business Days written notice of such circumstance to the Company by the Purchasers and/or Escrow Agent, it will issue additional share certificates in the names of each of the Purchasers in denominations of 10,000 shares, and deliver same to the Escrow Agent, such that the new number of Debenture Escrow Shares is equal to 200% of the Full Conversion Shares.


Section 4.15 Attorney-in-Fact. To effectuate the terms and provisions of this Agreement, the Escrow Agreement, the Debenture and the Warrants, the Company hereby agrees to give a power of attorney as is evidenced by Exhibit F attached hereto. All acts done under such power of attorney are hereby ratified and approved and neither the Attorney-in-Fact nor any designee or agent thereof shall be liable for any acts of commission or omission, for any error of judgment or for any mistake of fact or law, as long as the Attorney-in-Fact is operating within the scope of the power of attorney and this Agreement and its exhibits. The power of attorney being coupled with an interest shall be irrevocable while any amount of the Debenture remains unpaid, any amount of the Warrants remain unexercised or any portion of this Agreement or the Escrow Agreement remains unsatisfied. In addition, the Company shall give the Attorney-in-Fact a corporate resolution executed by the Board of Directors of the Company which authorizes future issuances of the Underlying Shares for the Debentures, and which resolution states that it is irrevocable while any amount of the Debenture remains unpaid, any amount of the Warrants remain unexercised or any portion of this Agreement or the Escrow Agreement remains unsatisfied.

Section 4.16  Indemnification.

(a)	Indemnification.

(i)	The Company shall, notwithstanding termination of this Agreement and without limitation as to time, indemnify and hold harmless GEM, GEMA and each Purchaser, their respective officers, directors, agents and employees of each of them, each Person who controls GEM, GEMA or each such Purchaser (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, costs of preparation and attorneys' fees) and expenses (collectively, "Losses"), as incurred, arising out of, or relating to, a breach or breaches of any representation, warranty, covenant or agreement by the Company under this Agreement, the other Transaction Documents, the Debentures or the Warrants.

(2) Each Purchaser, severally and not jointly, shall notwithstanding termination of this Agreement and without limitation as to time, indemnify and hold harmless the Company, its officers, directors, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act of Section 20 of the Exchange Act) and the officers, directors, agents and employees of each such controlling Person, to the fullest extent permitted by application law, from and against any and all Losses, as incurred, arising out of, or relating to, a breach or breaches of any representation, warranty, covenant or agreement by such Purchaser under this Agreement, the other Transaction Documents, the Debentures or the Warrants.

(b)	Conduct of Indemnification Proceedings.  If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an "Indemnified Party"), such Indemnified Party promptly shall notify the Person from whom indemnity is sought (the "Indemnifying Party") in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed to pay such fees and expenses; or (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of the claim against the Indemnified Party but will retain the right to control the overall Proceedings out of which the claim arose and such counsel employed by the Indemnified Party shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

All fees and expenses of the Indemnified Party to which the Indemnified Party is entitled hereunder (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten (10) Business Days of written notice thereof to the Indemnifying Party.

No right of indemnification under this Section 4.16 shall be available as to a particular Indemnified Party if there is a non-appealable final judicial determination that such Losses arise solely out of the negligence or bad faith of such Indemnified Party in performing the obligations of such Indemnified Party under this Agreement or a breach by such Indemnified Party of its obligations under this Agreement.

(c)	Contribution.  If a claim for indemnification under Section 4.16(a)
is unavailable to an Indemnified Party or is insufficient to hold such Indemnified Party harmless for any Losses in respect of which this Section
4.16 would apply by its terms (other than by reason of exceptions provided in this Section 4.16(c)), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses in such proportion as is appropriate to reflect the relative benefits received by the Indemnifying Party on the one hand and the Indemnified Party on the other and the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions or omissions that resulted in such
Losses as well as any other relevant equitable considerations.   The
relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether there was a judicial determination that such Losses arise in part out of the negligence or bad faith of the Indemnified Party in performing the obligations of such Indemnified Party under this Agreement or the Indemnified Party's breach of its obligations under this Agreement. The amount paid or payable by a party as a result of any Losses shall be deemed to include any attorneys' or other fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party.

(d)	Nonexclusive.  The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

Section 4.17 Exclusivity. For a period of one (1) year from the date of this Agreement, the Company shall not offer or issue any equity or equity equivalent securities substantially similar to the Debentures, including any security with a floating conversion price substantially similar to the Debentures.

Section 4.18 Blue Sky Qualification. In accordance with the Registration Rights Agreement annexed hereto as Exhibit C, the Company shall qualify the Underlying Shares and the Warrant Shares under the securities or Blue Sky laws of such jurisdictions as any of the Purchasers may reasonably request and shall continue such qualification at all times through the second anniversary of the last Closing Date; provided, however, that neither the Company nor its Subsidiaries shall be required in connection therewith to qualify as a foreign corporation where they are not now so qualified or to take any action that would subject the Company to general service of process in any such jurisdiction where it is not then so subject or subject the Company to any material tax in any such jurisdiction where it is not then so subject.








Section 4.19 Purchasers' Ownership of Common Stock. In addition to and not in lieu of the limitations on conversion set forth in the Debentures, the conversion and exercise rights of each of the Purchasers set forth in the Debentures and the Warrants, as applicable, shall be limited, solely to the extent required, from time to time, such that, unless each of the Purchasers give written notice 75 days in advance to the Company of their intention to exceed the Limitation on Conversions as defined herein, with respect to all or a specified amount of the Debentures and the corresponding number of the Underlying Shares, in no instance shall the maximum number of shares of Common Stock which the Purchasers (singularly, together with any Persons who in the determination of such Purchasers, together with such Purchasers, constitute a group as defined in Rule 13d-5 of the Exchange Act) may receive in respect of any conversion of the Debentures, or exercise of the Warrants, exceed, at any one time, an amount equal to the remainder of (i) 4.99% of the then issued and outstanding shares of Common Stock of the Company following such conversion or exercise minus (ii) the number of shares of Common Stock of the Company then owned by any of the Purchasers (including any shares of Common Stock deemed beneficially owned due to ownership of the Debentures and Warrants) (the foregoing being herein referred to as the "Limitation on Conversion"); provided, however, that the Limitation on Conversion shall not apply to any forced or automatic conversion by the Company pursuant to Section 4(i) and
Section 5 of the Debentures and, provided, further, that if ten (10) Business Days have elapsed since any of the Purchasers shall have declared an Event of Default (as that term is defined in the Debenture) and the Company shall not have cured such Event of Default, the provisions of this
Section 4.19 shall be null and void from and after such date. The Company shall, promptly upon its receipt of a notice of conversion tendered by any of the Purchasers (or its sole designee) under the Debentures, as applicable, and upon its receipt of a notice of exercise under the terms of the Warrants, notify such Purchaser by telephone and by facsimile of the number of shares of Common Stock outstanding on such date and the number of Underlying Shares which would be issuable to such Purchaser (or its sole designee, as the case may be) if the conversion requested in such notice of conversion or exercise requested in such notice of exercise were effected in full, whereupon, notwithstanding anything to the contrary set forth in the Debentures or the Warrants, such Purchaser may within one (1) Business Day of its receipt of the Company notice required by this Section 4.19 by facsimile revoke such conversion or exercise to the extent (in whole or in part) that it determines that such conversion or exercise would result in such Purchaser owning shares of Common Stock in excess of the Limitation on Conversion.

Section 4.20 Purchasers' Rights if Trading in Common Stock is Suspended. In the event that at any time after the Closing and during the period when the Registration Statement is to remain effective under the Securities Act in accordance with the Registration Rights Agreement, trading in the shares of the Common Stock is suspended (and not reinstated within ten (10) Trading Days) on such stock exchange or market upon which the Common Stock shall then be listed for trading (other than as a result of the suspension of trading in securities on such market generally or temporary suspensions pending the release of material information), or the Common Stock is deleted from the OTCBB (and not reinstated within ten (10) Trading Days), then, at any of the Purchasers' option exercisable by written notice to the Company, the Company shall redeem, as applicable, all of the Debentures, Warrants, Underlying Shares and Warrant Shares owned by such Purchaser at an aggregate purchase price equal to the sum of:

(i) the product of (1) the average Per Share Market Value for the five (5) Trading Days immediately preceding (a) the day of such notice, (b) the date of payment in full of the repurchase price calculated under this Section 4.20, or (c) the day when the Common Stock was suspended, delisted or deleted from trading, whichever is greater, multiplied by (2) the aggregate number of Underlying Shares and Warrant Shares owned by such Purchaser;

(ii) the greater of (A) the outstanding principal amount and accrued and unpaid interest on the Debentures owned by such Purchaser and (B) the product of (1) the average Per Share Market Value for the five (5) Trading Days immediately preceding (a) the day of such notice, (b) the date of payment in full of the repurchase price calculated under this Section 4.20, or (c) the day when the Common Stock was suspended, delisted or deleted from trading, whichever is greater, multiplied by (2) the aggregate number of Underlying Shares issuable upon the conversion of the outstanding Debentures owned by the Purchaser;


(iii) the product of (A) the difference, but not below zero, between (1) the average Per Share Market Value for the five (5) Trading Days immediately preceding (a) the day of such notice, (b) the date of payment in full of the repurchase price calculated under this Section 4.20, or (c) the day when the Common Stock was suspended, delisted or deleted from trading, whichever is greater, and (2) the then-current exercise price of the Warrant, multiplied by (B) the number of Warrant Shares issuable upon exercise of the Warrant owned by the Purchaser; and

(iv) interest on such amounts set forth in (i) - (iii) above accruing from the seventh (7th) day after such notice until the repurchase price under this Section 4.20 is paid in full, at the rate of fifteen percent (15%) per annum.

Section 4.21 No Violation of Applicable Law. Notwithstanding any provision of this Agreement to the contrary, if the redemption of the Debentures, the Warrants, the Underlying Shares or the Warrant Shares otherwise required under this Agreement, the Debenture, the Warrant, or the Registration Rights Agreement would be prohibited by the relevant provisions of Delaware law, such redemption shall be effected as soon as it is permitted under such law; provided, however, that interest payable by the Company with respect to any such redemption shall continue to accrue in accordance with Section 4.20.

Section 4.22 Redemption Restrictions. Notwithstanding any provision of this Agreement to the contrary, if any redemption of Debentures, the Warrants, Underlying Shares or the Warrant Shares otherwise required under this Agreement, the Debenture, the Warrant, or the Registration
Rights Agreement would be prohibited in the absence of consent from any lender of the Company or any of the Subsidiaries, or by the holders of any class of securities of the Company, the Company shall use its best efforts to obtain such consent as promptly as practicable after the redemption is required.




Interest payable by the Company with respect to any such redemption shall continue to accrue in accordance with Section 4.20 until such consent is obtained. Nothing contained in this Section 4.22 shall be construed as a waiver by any of the Purchasers of any rights it may have by virtue of any breach of any representation or warranty of the Company herein as to the absence of any requirement to obtain any such consent.

Section 4.23 No Other Registration Rights. During the period commencing the date hereof and ending on the earlier to occur of (i) the one year anniversary of the Closing and (ii) the date the Registration Statement required to be filed by the Company in accordance with the Registration Rights Agreement is declared effective under the Securities Act by the Commission, the Company may not file any registration statement that provides for the registration of shares of Common Stock to be sold by other shareholders of the Company without the prior written consent of the Purchasers or their assigns. Such registration rights shall not apply to registration statements relating solely to (i) employee benefit plans notwithstanding the inclusion of a resale prospectus for securities received under such employee benefit plan, or (ii) business combinations.

Section 4.24. Merger or Consolidation. Until the earlier of the full conversion of the Debentures or the Maturity Date of the Debentures (as that term is defined in the Debenture), the Company and each Subsidiary will not, in a single transaction or a series of related transactions, (i) consolidate with or merge with or into any other Person, or (ii) permit any other Person to consolidate with or merge into it, unless (w) either (A) the Company shall be the survivor of such merger or consolidation or (B) the surviving Person shall expressly assume by supplemental agreement all of the obligations of the Company under the Debentures and the Warrants and this Agreement; (x) immediately before and immediately after giving effect to such transaction (including any indebtedness incurred or anticipated to be incurred in connection with the transaction), no Default or Event of Default shall have occurred and be continuing; (y) if the Company is not the surviving entity, such surviving entity's common shares shall be listed on either The New York Stock Exchange, American Stock Exchange, or Nasdaq National Market or Nasdaq SmallCap Market and
(z) the Company has delivered to the Purchasers an officers' certificate and opinion of counsel, each stating that such consolidation, merger or transfer complies with this Agreement, that the surviving Person agrees to be bound thereby and that all conditions precedent in this Agreement relating to such transactions have been satisfied.

Section 4.25 Registration of Underlying Shares and Warrant Shares. Pursuant to the terms of the Registration Rights Agreement between the Company and the Purchasers, the Company shall cause the Underlying Shares and Warrant Shares to be registered under the Securities Act, and so long as any Debentures remain outstanding or any Warrants remain unexercised, the Company agrees to keep such registration current with the Commission and with such states of the United States as the Holders (as that term is defined in the Debenture) of the Debenture or Warrants shall reasonably request in writing. All costs and expenses of registration shall be borne by the Company.





Section 4.26 Liquidated Damages. The Company understands and agrees that an Event of Default as contained in this Agreement, the Transaction Documents and/or the Debenture will result in substantial economic loss to the Purchasers which will be extremely difficult to calculate with precision. Therefore, after the Closing, if for any reason the Company fails to cure any Event of Default within the time given to cure such Event of Default, if any, as compensation and liquidated damages for such default, and not as a penalty, the Company agrees to pay liquidated damages to the Purchasers in an amount equal to the two times (2x) the Purchase Price. The Company shall upon demand pay the Purchasers, such liquidated damages by wire transfer in immediately available funds to an account designated by the Purchasers. Nothing herein shall limit the right of any of the Purchasers to pursue actual damages (less the amount of any liquidated damages received pursuant to the foregoing) for the Company's failure to cure an Event of Default, consistent with the terms of this Agreement. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN
THIS AGREEMENT, THE COMPANY'S OBLIGATIONS UNDER THIS SECTION SHALL
SURVIVE ANY TERMINATION OF THIS AGREEMENT.

Section 4.27 Selling Restrictions; Short Sales. On any day, each Purchaser shall not sell Debenture Shares and Warrant Shares which in the aggregate for such Purchaser on such day exceeds fifteen percent (15%) of the average of the Common Stock's previous five (5) Trading Days' daily trading volume. The Purchaser shall not use shares issued upon conversion of the Debentures to cover any short sale by the Purchaser of the Company's Common Stock.

Section 4.28. Fees. The Company will pay the following fees and expenses in connection with this transaction: (a) US$15,000 to Kaplan Gottbetter & Levenson, LLP ("KGL") for document production fees, receipt of which is acknowledged, (b) $500 to KGL for expenses, receipt of which is acknowledged, (c) US$5,000 to KGL as escrow agent fee, and (d) a commission to GEMA equal to three percent (3%) of the Purchase Price. All fees and expenses will be paid at Closing and the Escrow Agent shall deduct such fees and expenses directly from escrow.

Section 4.29. Additional Fees. If the Company or any of its Affiliates enters into any future financing with any Purchaser within a period of one
(1) year from the date hereof, the Company agrees to pay to GEM or GEMA, respectively, simultaneously with the closing of such financing and amount equal to three percent (3%) of the aggregate amount of the portion of such financing purchased by or for the account of such Person.

ARTICLE V
[RESERVED]












ARTICLE VI
TERMINATION

Section 6.1. Termination by the Company or the Purchasers. This Agreement shall be automatically terminated prior to Closing if:

(a)	there shall be in effect any statute, rule, law or regulation, including an amendment to Regulation D or an interpretive release promulgated or issued thereunder, that prohibits the consummation of the Closing or if the consummation of the Closing would violate any non-appealable final judgment, order, decree, ruling or injunction of any court of or governmental authority having competent jurisdiction;

(b)	the Closing shall not have occurred by 5:30 Eastern Time one hundred-
eighty (180) days after the Execution Date (unless such day is not a Business Day, then the next Business Day);

(c)	the Company's Common Stock is not registered under Section 12 of the
Exchange Act;

(d)	the Company is not current in its reporting obligations under Section
13 or 15(d) of the Exchange Act;

(e)	an event occurs prior to the Closing requiring the Company to report such event to the SEC on Form 8-K and not otherwise set forth in Schedule
6.1 provided however such events shall only include the following items under Form 8-K: Item 1; Item 2; Item 3; or Item 4 (however, as to Item 4, only if requiring disclosure under Item 304 (a)(1)(iv) under Regulation on S-K); or

(6) trading in the Common Stock has been suspended, delisted, or otherwise ceased by the Commission or the NASD or other exchange or market on which the Common Stock is listed or quoted (except for any suspension of trading of limited duration solely to permit dissemination of material information regarding the Company) and not reinstated within ten
(10) Trading Days.

Section 6.2. Termination by the Company. This Agreement may be terminated prior to Closing by the Company, by giving written notice of such termination to the Purchasers, if any of the Purchasers have materially breached any representation, warranty, covenant or agreement contained in this Agreement or the Registration Rights Agreement and such breach is not cured within ten (10) Business Days following receipt by such Purchaser of notice of such breach and the other Purchasers decline to be substituted for the breaching Purchaser's investment.











ARTICLE VII
LEGAL FEES AND DEFAULT INTEREST RATE

In the event any Party commences legal action to enforce its rights under this Agreement, the Debentures, the Warrants or the Escrow Agreement, the non-prevailing party shall pay all reasonable costs and expenses (including but not limited to reasonable attorney's fees, accountant's fees, appraiser's fees and investigative fees) incurred in enforcing such rights. In the event of an uncured Default by any party hereunder, interest shall accrue on all unpaid amounts due the aggrieved party at the rate of 15% per annum, compounded annually.

ARTICLE VIII
MISCELLANEOUS

Section 8.1. Fees and Expenses. Except as set forth above, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay the fees of the Escrow Agent and all stamp and other taxes and duties levied in connection with the issuance of the Debentures and Warrants (and upon conversion or exercise thereof, the Underlying Shares and Warrant Shares) pursuant hereto. Each of the Purchasers shall be responsible for its own tax liability that may arise as a result of the investment hereunder or the transactions contemplated by this Agreement. Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company shall pay (i) all costs, expenses, fees and all taxes incident to and in connection with: (A) the preparation, printing and distribution of the Registration Statement and all amendments and supplements thereto (including, without limitation, financial statements and exhibits), and all preliminary and final Blue Sky memoranda and all other agreements, memoranda, correspondence and other documents prepared and delivered in connection herewith, (B) the issuance and delivery of the Debentures and Warrants and, upon conversion or exercise thereof, the Underlying Shares and the Warrant Shares, (C) the exemption from registration of the Debentures and Warrants and, upon conversion or exercise thereof, the Underlying Shares and Warrant Shares for offer and sale to the Purchasers under the securities or Blue Sky laws of the applicable jurisdiction, (D) furnishing such copies of the Registration Statement and all amendments and supplements thereto, as may reasonably be requested for use in connection with resales of the Debentures and Warrants and, upon conversion or exercise thereof, the Underlying Shares and the Warrant Shares, and (E) the preparation of certificates for the Debentures and Warrants and, upon conversion or exercise thereof, the Underlying Shares and Warrant Shares (including, without limitation, printing and engraving thereof), (ii) all fees and expenses of the counsel and accountants of the Company and (iii) all expenses and listing fees on securities exchanges, if any.

Section 8.2. Entire Agreement; Amendments. This Agreement, together with the Exhibits, Annexes and Schedules hereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters.


This Agreement shall be deemed to have been drafted and negotiated by both parties hereto and no presumptions as to interpretation, construction or enforceability shall be made by or against either party in such regard.

Section 8.3. Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be deemed to have been made upon facsimile transmission (with transmission confirmation report) at the number designated below (if delivered on a Business
Day during normal business hours where such notice is to be received), or the first Business Day following such delivery (if delivered other than on a Business Day during normal business hours where such notice is to be received) whichever shall first occur. The addresses for such communications shall be:

If to the Company:	SurgiLight, Inc.
12001 Science Drive, Suite 140
Orlando, Florida 32826
Attn: J.  T.  Lin
Tel: 407-482-4555
Fax: 407-482-0505

With copies to:	The Business Law Group
126 E. Jefferson St., Suite 200
Orlando, Florida 32801
Attn: J. Bennett Grocock
Tel: 407-422-0300
Fax: 407-425-0032

If to the Purchasers:	See Schedule 1 - Schedule of Purchasers (attached
hereto)

With copies to:	Kaplan Gottbetter & Levenson, LLP
630 Third Avenue
New York, NY 10017-6705
Attn: Adam S. Gottbetter, Esq.
Tel: (212) 983-6900
Fax: (212) 983-9210

If to Escrow Agent:	Kaplan Gottbetter & Levenson, LLP
630 Third Avenue
New York, NY 10017-6705
Attn: Adam S. Gottbetter, Esq.
Tel: (212) 983-6900
Fax: (212) 983-9210

or such other address as may be designated in writing hereafter, in the same manner, by such person.










Section 8.5	Amendments; Waivers.  No provision of this Agreement may be
waived or amended except in a written instrument signed, in the case of an amendment, by both the Company and the Purchasers, or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

Section 8.6. Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

Section 8.7. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The assignment by a party of this Agreement or any rights hereunder shall not affect the obligations of such party under this Agreement.

Section 8.8. No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

Section 8.9. Governing Law; Venue; Service of Process. The parties hereto acknowledge that the transactions contemplated by this Agreement and the exhibits hereto bear a reasonable relation to the State of New York. The parties hereto agree that the internal laws of the State of New York shall govern this Agreement and the exhibits hereto, including, but not limited to, the enforcement of the amount of interest to be charged on the outstanding principal amount of the Debentures and as to all issues related to usury. Any action to enforce the terms of this Agreement or any of its exhibits shall be exclusively brought in the State and/or federal courts in the City, County and State of New York. Service of process in any action by Purchasers to enforce the terms of this Agreement may be made by serving a copy of the summons and complaint, in addition to any other relevant documents, by commercial overnight courier to the Company at its principal address set forth in this Agreement.

Section 8.10. Survival. The representations and warranties of the Company and the Purchasers contained in Article III and the agreements and covenants of the parties contained in Article IV and this Article VIII shall survive the Closing (or any earlier termination of this Agreement).

Section 8.11. Counterpart Signatures. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature iss executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

Section 8.12. Publicity. The Company and the Purchasers shall consult with each other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and neither party shall issue any such press release or otherwise make any such public statement without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed, unless counsel for the disclosing party deems such public statement to be required by applicable federal and/or State securities laws. Except as otherwise required by applicable law or regulation, the Company will not disclose to any third party the names of the Purchasers.

Section 8.13. Severability. In case any one or more of the provisions of this Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

Section 8.14. Limitation of Remedies. With respect to claims by the Company, or persons acting by or through the Company, for remedies at law or at equity, relating to or arising out of a breach of this Agreement, liability, if any, shall, in no event, include loss of profits, or incidental, indirect, exemplary, punitive, special or consequential damages of any kind.

[   SIGNATURE PAGE FOLLOWS   ]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first indicated above.

Company:

SURGILIGHT, INC.

By:/s/ J. T. Lin
Name: J.  T.  Lin
Title:    President

Purchasers:

GEM GLOBAL YIELD FUND LIMITED

By: /s/ Pierce Loughran
Name: Pierce Loughran
Title:   Authorized Signatory
           Director


SCHEDULE 1

Name and Address of Purchaser
GEM Global Yield Fund Limited
Hunkins Waterfront Plaza
P.O. Box 556, Main Street
Nevis, West Indies
Tel: 44.171.355.2051
Fax: 44.171.355.4975

Full Amount of
Debentures to be
Purchased               $3,000,000

Number of Termination
Warrant Shares
Exercisable             200,000

Termination
Amount                  US $200,000


Insert all Schedules from Agreement with relevant information, even if the substance is "none"

EXHIBIT A  DEBENTURE

EXHIBIT B  WARRANT

EXHIBIT C  REGISTRATION RIGHTS AGREEMENT

EXHIBIT D  Conversion and Exercise Procedures

1.	At any time, and from time to time during the term of this Agreement, any Purchaser may deliver to the Escrow Agent written notice (a "Notice of Conversion" or "Notice of Exercise") that it has elected to convert the Debentures or exercise the Warrants, registered in the names of such Purchaser, in whole or in part, in accordance with the terms of the Debenture or Warrants, and the Notice of Conversion to be in the form annexed to Exhibit A, and the Notice of Exercise to be in the form annexed to Exhibit B hereto. A fee of $350 shall accompany every Notice of Conversion or Notice of Exercise delivered to the Escrow Agent.

2.	Holder shall send by fax the executed Holder Notice of Conversion or
Notice of Exercise to the Escrow Agent by 4:00 p.m. New York Time on the date of the Conversion or Exercise. The Escrow Agent shall send the Holder Notice of Conversion or Notice of Exercise by facsimile to the Company by the end of the Business Day.


3. The Company shall have two (2) Business Days from the transmission of the
Notice of Conversion by the Escrow Agent to object only to the calculation of the number of Debenture Escrow Shares and Warrant Escrow Shares (collectively the "Escrow Shares") to be released. If the Company fails to object to the calculation of the number of Escrow Shares to be released within said time, then the Company shall be deemed to have waived any objections to the calculation of the number of Escrow Shares set forth in the Purchaser's Notice and directed Escrow Agent to release same. The Company's only basis for any objection hereunder shall be to the calculation of the number of Escrow Shares to be released. In the event of such an objection, the Parties shall have one (1) Business Day to agree on the number of Escrow Shares to be released pursuant to said Conversion.

In the event that the Parties cannot agree on the number of Escrow Shares to be released in said time, then the Company shall commence a legal action in the appropriate State or federal court in the State and County of New York, within five (5) Business Days of the transmittal of the Notice of Conversion by the Escrow Agent to the Company. If the Company does not commence such legal action within said five (5) Business Days, the Escrow Agent shall release the number of shares stated in the Notice of Conversion to the Purchaser and the Company's objection shall be deemed withdrawn and waived with prejudice. If the Escrow Agent does not receive said objection notice within the time period set forth above from the Company, the Escrow Agent shall release from escrow and deliver to the Purchaser certificates or instruments representing the number of Escrow Shares issuable to the Purchaser in accordance with such conversion on the second Business Day from the transmittal to the Company of the Notice of Conversion. In the event that the certificates evidencing the Escrow Shares held by the Escrow Agent are not in denominations appropriate for such delivery to the Purchaser, the Escrow Agent shall request the Company to cause its transfer agent and registrar to reissue certificates in smaller denominations. The Escrow Agent shall, however, immediately release to the Purchaser certificates representing such lesser number of shares as the denominations in its possession will allow that is closest to but no more than the actual number to be released to the Purchaser. Upon receipt of the reissued shares in lesser denominations from the Company's transfer agent, the Escrow Agent shall release to the Purchaser the balance of the shares due to the Purchaser.

4.	Holder shall send the original Debenture and Holder Notice of
Conversion to the Escrow Agent via FedEx or other commercial overnight courier, along with a fee of $350, with instructions regarding names and amount of certificates for the issuance of the Underlying
Shares, and instructions as to the re-issuance of the balance of the Debentures, if conversion is not in full. However, if the Escrow Agent is holding the Debenture, the Notice of Conversion may be faxed to the Escrow Agent and the fee may be transmitted via wire transfer. In the event that the Escrow Agent has custody of the Debenture, the Escrow Agent shall notify the Company and the Holder in writing of the balance of the Debenture remaining and the Company and the Holder shall acknowledge such notice in writing, in lieu of a new Debenture being issued for the balance.

5.	Company will issue the new Debentures (if any) and will send such new
Debentures by overnight courier within five (5) Business Days to the Escrow Agent. The Escrow Agent shall send the Common Shares to the Holder in accordance with Holder's instructions within two (2) Business Days of receipt of the Notice of Conversion and will send the new Debentures (if any) to the Holder upon receipt.

6. The Escrow Agent agrees to notify in writing by facsimile the Company each time it releases Escrow Shares to the Purchaser. Until any such release and notification to the Company, the Escrow Shares shall not be deemed to be validly issued and outstanding shares of capital stock of the Company. Such notification shall be given when the Escrow Agent delivers the Notice of Conversion to the Company.

7. Upon receipt of a Notice of Exercise for the Warrants, the Warrants and exercise price for the Warrants, the Escrow Agent shall notify the Company of the exercise of the Warrants pursuant to paragraph 2.

Within two (2) Business Days of the receipt of the Notice of Exercise, the Escrow Agent shall wire the exercise price to the Company pursuant to the instructions provided by the Company and shall release the Warrant Shares to the Holder. The Escrow Agent shall return the original Warrants to the Company for cancellation, or re-issuance for the balance if applicable. The Company will issue the new Warrants (if any) and will send such new Warrants by overnight courier within five (5) Business Days to the Escrow Agent.

8. The Company agrees that, at any time the conversion price of the Debentures is such that the number of Debenture Escrow Shares is less than 200% of the number of shares of Common Stock that would be needed to satisfy full conversion of all of the Debentures given the then current conversion price (the "Full Conversion Shares"), upon five (5) days written notice of such circumstance to the Company by the Purchaser and/or Escrow Agent, it will issue additional share certificates, in the names of each of the Purchaser, and deliver same to the Escrow Agent, such that the new number of Debenture Escrow Shares is equal to 200% of the Full
Conversion Shares.


EXHIBIT E  ESCROW AGREEMENT
EXHIBIT F  POWER OF ATTORNEY
EXHIBIT G  OPINION LETTER
EXHIBIT H  TERMINATION WARRANT



                          WARRANT TO PURCHASE COMMON STOCK

                                        OF
                                  SURGILIGHT, INC.


NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER RULE 506 OF REGULATION D PROMULGATED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION OR EXCLUSION FROM THE REGISTRATION REQUIREMENTS THEREUNDER AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS.

FOR VALUE RECEIVED, SurgiLight, Inc., a Delaware corporation (the
"Company"), grants the following rights to [name], a [jurisdiction] corporation, with an office at [address] and/or its assigns ("Holder"):

ARTICLE  1.   DEFINITIONS.

Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Convertible Debenture Purchase Agreement by and between the Company and the Holder (the "Purchase Agreement") and entered into on June 30, 2000. As used in this Agreement, the following terms shall have the following meanings:

"Closing" shall have the same meaning as defined in the Purchase Agreement.

"Corporate Office" shall mean the office of the Company (or its successor) at which at any particular time its principal business shall be administered.

"Escrow Agent" shall mean Kaplan, Gottbetter & Levenson, LLP, 630 Third Avenue, 5th Floor, New York, NY 10017, as the Company's escrow agent, or its authorized successor, as such.

"Escrow Agreement" means the escrow agreement by and among the Company, the Holder and Kaplan Gottbetter & Levenson, LLP, annexed as Exhibit E to the Purchase Agreement.

"Exercise Date" shall mean [to be determined in accordance with Purchase Agreement], any date upon which the Holder shall give the Company a Notice of Exercise.


"Exercise Price" shall mean [the lower of US$7.50 or one hundred twenty five percent (125%) of the average closing bid price of the Common Stock for the five (5) Trading Days immediately prior to the Closing Date] per share of Common Stock, subject to adjustment as provided herein.

"Expiration Date" shall mean 5:00 p.m. (New York time) on [third anniversary of the Closing Date] 2003.

"SEC" shall mean the United States Securities and Exchange Commission.

"Warrant Shares" shall mean the shares of the Common Stock issuable upon exercise of the Warrant.

ARTICLE  2. EXERCISE AND AGREEMENTS.

2.1 Exercise of Warrant. This Warrant shall entitle Holder to purchase up to [number equal to twenty-five percent (25%) of the Purchase Price (as defined in the Purchase Agreement) divided by a number which is equal to the average Per Share Market Value of the Common Stock for the five (5) Trading Days immediately prior to the Closing Date] shares of Common Stock (the "Shares") at the Exercise Price. This Warrant shall be exercisable at any time and from time to time prior to the Expiration Date (the "Exercise Period"). This Warrant and the right to purchase Warrant Shares hereunder shall expire and become void on the Expiration Date.

2.2  Manner of Exercise.

(a) Holder may exercise this Warrant at any time, starting at the time of the issuance of this Warrant and from time to time during the Exercise Period, in whole or in part (but not in denominations of fewer than 10,000 Warrant Shares, except upon an exercise of this Warrant with respect to the remaining balance of Warrant Shares purchasable hereunder at the time of exercise), by delivering to the Escrow Agent (as defined in an escrow agreement dated of the same date as this Warrant between the Company and the Holder incorporated herein by reference) (i) a duly executed Notice of Exercise in substantially the form attached as Appendix 1 hereto, (ii) the Warrant Certificate representing the Warrants,

(iii) a bank cashier's or
certified check for the aggregate Exercise Price of the Warrant Shares being purchased, and (iv) a bank cashier's, certified check or wire transfer of $350 to the Escrow Agent for an exercise fee.

(b) The Holder may, at its option, in lieu of paying cash for the Warrant Shares, exercise this Warrant by exchanging the Warrants, in whole or in part (a "Warrant Exchange"), by delivering to the Escrow Agent (i) a duly executed Notice of Exercise electing a Warrant Exchange, (ii) the Warrant Certificate representing the Warrants, and (iii) a bank cashier's, certified check or wire transfer of $350 to the Escrow Agent for an exercise fee. In connection with any Warrant Exchange, the Holder shall be deemed to surrender or exchange, for the Warrant Shares to be issued to it, the number of Warrant Shares equal to the quotient obtained by dividing (A) the product of the number of Warrant Shares exercised and the existing Exercise Price of the Warrants by (B) the average Per Share Market Value of a share of Common Stock for the ten (10) Trading Days ending on the date the Notice of Exercise is sent to the Escrow Agent.

2.3 Termination. All rights of the Holder in this Warrant, to the extent they have not been exercised, shall terminate on the Expiration Date.

2.4  No Rights Prior to Exercise.  Prior to its exercise pursuant to
Section 2.2 above, this Warrant shall not entitle the Holder to any voting or other rights as a shareholder of the Company.

2.5 Fractional Shares. No fractional shares shall be issuable upon exercise of this Warrant and the number of Warrant Shares to be issued shall be rounded up to the nearest whole Share. If a fractional Share interest arises upon any exercise of the Warrant, the Company shall eliminate such fractional Share interest by issuing Holder an additional full Share.

2.6 Escrow. The Company agrees to enter into the escrow agreement and to issue into said Escrow certificates to be held by the Escrow Agent (as defined in the Escrow Agreement), registered in the name of the Holder, representing a number of shares of Common Stock (in 10,000 share certificates) equal to the number of Warrant Shares of this Warrant.

2.7 Adjustments to Exercise Price and Number of Securities

(a) Computation of Adjusted Exercise Price. In case the Company shall at any time after the date hereof issue or sell any shares of Common Stock (other than the issuances or sales referred to in Section 2.7 (g) hereof), including shares held in the Company's treasury and shares of Common Stock issued upon the exercise of any options, rights or warrants to subscribe for shares of Common Stock and shares of Common Stock issued upon the direct or indirect conversion or exchange of securities for shares of Common Stock (excluding shares of Common Stock issuable upon exercise of options, warrants or conversion rights granted as of the date hereof), for a consideration per share less than Exercise Price on the date immediately prior to the issuance or sale of such shares, or without consideration, then forthwith upon such issuance or sale, the Exercise Price shall (until another such issuance or sale) be reduced to the price (calculated to the nearest full cent) equal to the quotient derived by dividing (A) an amount equal to the sum of (X) the product of (a) the Exercise Price on the date immediately prior to the issuance or sale of such shares, multiplied by (b) the total number of shares of Common Stock outstanding immediately prior to such issuance or sale plus, (Y) the aggregate of the amount of all consideration, if any, received by the Company upon such issuance or sale, by (B) the total number of shares of Common Stock outstanding immediately after such issuance or sale; provided, however, that in no event shall the Exercise Price be adjusted pursuant to this computation to an amount in excess of the Exercise Price in effect immediately prior to such computation, except in the case of a combination of outstanding shares of Common Stock, as provided by Section 2.7 (c) hereof.

For the purposes of any computation to be made in accordance with this
Section 2.7(a), the following provisions shall be applicable:

(i) In case of the issuance or sale of shares of Common Stock for a consideration part or all of which shall be cash, the amount of cash consideration therefor shall be deemed to be the amount of cash received by the Company for such shares (or, if shares of Common Stock are offered by the Company for subscription, the subscription price, or if either of such securities shall be sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price) before deducting therefrom any compensation paid or discount allowed in the sale, underwriting or purchase thereof by underwriters or dealers or others performing similar services, or any expenses incurred in connection therewith.

(ii) In case of the issuance or sale (otherwise than as a dividend or other distribution on any stock of the Company) of shares of Common Stock for a consideration part or all of which shall be other than cash, the amount of the consideration therefor other than cash shall be deemed to be the value of such consideration as determined in good faith by the Board of Directors of the Company.

(iii) Shares of Common Stock issuable by way of dividend or other distribution on any stock of the Company shall be deemed to have been issued immediately after the opening of business on the day following the record date for the determination of stockholders entitled to receive such dividend or other distribution and shall be deemed to have been issued without consideration.

(iv) The reclassification of securities of the Company other than shares of the Common Stock into securities including shares of Common Stock shall be deemed to involve the issuance of such shares of Common Stock for a consideration other than cash immediately prior to the close of business on the date fixed for the determination of security holders entitled to receive such shares, and the value of the consideration allocable to such shares of Common Stock shall be determined as provided in subsection (ii) of this Section 2.7(a).

(v) The number of shares of Common Stock at any one time outstanding shall include the aggregate number of shares issued or issuable (subject to readjustment upon the actual issuance thereof) upon the exercise of options, rights, warrants and upon the conversion or exchange of convertible or exchangeable securities; provided, however, that shares issuable upon the exercise of the Warrants shall not be included in such calculation.


(b) Options, Rights, Warrants and Convertible and Exchangeable Securities. In case the Company shall at any time after the date hereof issue options, rights or warrants to subscribe for shares of Common Stock, or issue any securities convertible into or exchangeable for shares of Common Stock, for a consideration per share less than the Exercise Price immediately prior to the issuance of such options, rights or warrants (excluding shares of Common Stock issuable upon exercise of options, warrants or conversion rights granted as of the date hereof), or such convertible or exchangeable securities, or without consideration, the Exercise Price in effect immediately prior to the issuance of such options, rights or warrants, or such convertible or exchangeable securities, as the case may be, shall be reduced to a price determined by making a computation in accordance with the provision of Section 2.7 (a) hereof, provided that:

(i) The aggregate maximum number of shares of Common Stock, as the case may be, issuable under such options, rights or warrants shall be deemed to be issued and outstanding at the time such options, rights or warranties were issued, and for a consideration equal to the minimum purchase price per share provided for in such options, rights or warrants at the time of issuance, plus the consideration (determined in the same manner as consideration received on the issue or sale of shares in accordance with the terms of the Warrants), if any, received by the Company for such options, rights or warrants.

(ii) The aggregate maximum number of shares of Common Stock issuable upon conversion or exchange of any convertible or exchangeable securities shall be deemed to be issued and outstanding at the time of issuance of such securities, and for a consideration equal to the consideration (determined in the same manner as consideration received on the issue or sale of shares of Common Stock in accordance with the terms of the Warrants) received by the Company for such securities, plus the minimum consideration, if any, receivable by the Company upon the conversion or exchange thereof.

(iii) If any change shall occur in the price per share provided for in any of the options, rights or warrants referred to in subsection (a) of this
Section 2.7 (b), or in the price per share at which the securities referred to in subsection (b) of this Section 2.7 (b) are convertible or exchangeable, such options, rights or warrants or conversion or exchange rights, as the case may be, shall be deemed to have expired or terminated on the date when such price change became effective in respect of shares not theretofore issued pursuant to the exercise or conversion or exchange thereof, and the Company shall be deemed to have issued upon such date new options, rights or warrants or convertible or exchangeable securities at the new price in respect of the number of shares issuable upon the exercise of such options, rights or warrants or the conversion or exchange of such convertible or exchangeable securities.

(iv) If any options, rights or warrants referred to in subsection (a) of this Section 2.7, or any convertible or exchangeable securities referred to in subsection (b) of this Section 2.7, expire or terminate without exercise or conversion, as the case may be, then the Exercise Price of the remaining outstanding Warrants shall be readjusted as if such options, rights or warrants or convertible or exchangeable securities, as the case may be, had never been issued.


(c) Subdivision and Combination. In case the Company shall at any time subdivide or combine the outstanding shares of Common Stock, the Exercise Price shall forthwith be proportionately decreased in the case of subdivision or increased in the case of combination.

(d) Adjustment in Number of Securities. Upon each adjustment of the Exercise Price pursuant to the provisions of this Section 2.7, the number of Warrant Shares issuable upon the exercise of each Warrant shall be adjusted to the nearest full amount by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares issuable upon exercise of the Warrants immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

(e) [Reserved].

(f) Merger or Consolidation. In case of any consolidation of the Company with, or merger of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger which does not result in any reclassification or change of the outstanding Common Stock), the corporation formed by such consolidation or merger shall execute and deliver to the Holder a supplemental warrant agreement providing that the Holder of each Warrant then outstanding or to be outstanding shall have the right thereafter (until the expiration of such Warrant) to receive, upon exercise of such Warrant, the kind and amount of shares of stock and other securities and property (except in the event the property is cash, then the Holder shall have the right to exercise the Warrant and receive cash in the same manner as other stockholders) receivable upon such consolidation or merger, by a holder of the number of shares of Common Stock of the Company for which such warrant might have been exercised immediately prior to such consolidation, merger, sale or transfer. Such supplemental warrant agreement shall provide for adjustments which shall be identical to the adjustments provided in Section 2.7. The above provision of this Subsection shall similarly apply to successive consolidations or mergers.

(g) No Adjustment of Exercise Price in Certain Cases. No adjustment of the Exercise Price shall be made upon the issuance of the Shares upon conversion of the convertible debentures of this warrant, or upon the exercise of any options, rights, or warrants outstanding as of the date of the Purchase Agreement and disclosed in Section 3.1(c) therein.


(h) Dividends and Other Distributions. In the event that the Company shall at any time prior to the exercise of all Warrants declare a dividend (other than a dividend consisting solely of shares of Common Stock) or otherwise distribute to its stockholders any assets, property, rights, evidences of indebtedness, securities (other than shares of Common Stock), whether issued by the Company or by another, or any other thing of value, the Holders of the unexercised Warrants shall thereafter be entitled, in addition to the shares of Common Stock or other securities and property receivable upon the exercise thereof, to receive, upon the exercise of such Warrants, the same property, assets, rights, evidences of indebtedness, securities or any other thing of value that they would have been entitled to receive at the time of such dividend or distribution as if the Warrants had been exercised immediately prior to such dividend or distribution.


At the time of any such dividend or distribution, the Company shall make appropriate reserves to ensure the timely performance of the provisions of this subsection 2.7 (h). Nothing contained herein shall provide for the receipt or accrual by a Holder of cash dividends prior to the exercise by such Holder of the Warrants.

	ARTICLE  3.  REPRESENTATIONS AND COVENANTS OF THE COMPANY.

3.1 Representations and Warranties. In addition to the representations and warranties contained in Article 3.1 of the Convertible Debenture Purchase Agreement, the Company hereby represents and warrants to the Holder as follows:

(a) All shares which may be issued upon the exercise of the purchase right represented by this Warrant shall, upon issuance, be duly authorized, validly issued, fully-paid and nonassessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws, and not subject to any pre-emptive rights.

(b) The Company is a corporation duly organized and validly existing under the laws of the State of Colorado, and has the full power and authority to issue this Warrant and to comply with the terms hereof. The execution, delivery and performance by the Company of its obligations under this Warrant, including, without limitation, the issuance of the Warrant Shares upon any exercise of the Warrant have been duly authorized by all necessary corporate action. This Warrant has been duly executed and delivered by the Company and is a valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting enforceability of creditors' rights generally and except as the availability of the remedy of specific enforcement, injunctive relief or other equitable relief is subject to the discretion of the court before which any proceeding therefor may be brought.

(c) The Company is not subject to or bound by any provision of any certificate or articles of incorporation or by-laws, mortgage, deed of trust, lease, note, bond, indenture, other instrument or agreement, license, permit, trust, custodianship, other restriction or any applicable provision of any law, statute, rule, regulation, judgment, order, writ, injunction or decree of any court, governmental body, administrative agency or arbitrator which could prevent or be violated by or under which there would be a default (or right of termination) as a result of the execution, delivery and performance by the Company of this Warrant.

(d)  The Company is subject to the reporting requirements of Section 13 or
Section 15(d) of the Securities Exchange Act of 1934, as amended, and is current in its reporting requirements. The Company is eligible to issue the Warrants and the Warrant Shares pursuant to Rule 506 of Regulation D promulgated under the Securities Act.







	ARTICLE 4. MISCELLANEOUS.

4.1 Transfer. This Warrant may not be transferred or assigned, in whole or in part, at any time, except in compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of an investment representation letter and a legal opinion reasonably satisfactory to the Company), provided that this Warrant may not be transferred or assigned such that either the Holder or any transferee will, following such transfer or assignment, hold a Warrant for the right to purchase fewer than 10,000 Warrant Shares.

4.2 Transfer Procedure. Subject to the provisions of Section 4.1, Holder may transfer or assign this Warrant by giving the Company notice setting forth the name, address and taxpayer identification number of the transferee or assignee, if applicable (the "Transferee") and surrendering this Warrant to the Company for reissuance to the Transferee and the Holder, in the event of a transfer or assignment of this Warrant in part. (Each of the persons or entities in whose name any such new Warrant shall be issued are herein referred to as a "Holder").

4.3 Loss, Theft, Destruction or Mutilation. If this Warrant shall become mutilated or defaced or be destroyed, lost or stolen, the Company shall execute and deliver a new Warrant in exchange for and upon surrender and cancellation of such mutilated or defaced Warrant or, in lieu of and in substitution for such Warrant so destroyed, lost or stolen, upon the Holder filing with the Company an affidavit that such Warrant has been so mutilated, defaced, destroyed, lost or stolen. However, the Company shall be entitled, as a condition to the execution and delivery of such new Warrant, to demand reasonably acceptable indemnity to it and payment of the expenses and charges incurred in connection with the delivery of such new Warrant. Any Warrant so surrendered to the Company shall be canceled.

4.4 Notices. All notices and other communications from the Company to the Holder or vice versa shall be deemed delivered and effective when given personally, by facsimile transmission with confirmation sheet at such address and/or facsimile number as may have been furnished to the Company or the Holder, as the case may be, in writing by the Company or the Holder from time to time.

4.5 Waiver. This Warrant and any term hereof may be changed, waived, or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

4.6 Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to its principles regarding conflicts of law. Any action to enforce the terms of this Warrant shall be exclusively heard in the State and Federal Courts of New York County and State and Country of the United States of America.

4.7 Signature. In the event that any signature on this Warrant is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same, with the same force and effect as if such facsimile signature page were an original thereof.


4.8 Legal Fees. In the event any Party commences a legal action to enforce its rights under this Warrant, the non-prevailing shall pay all reasonable costs and expenses (including reasonable attorney's fees) incurred in enforcing such rights.

(Remainder of this page left intentionally blank)

4.9 Attorney-in-Fact. To effectuate the terms and provisions of the Purchase Agreement, the Escrow Agreement, the Debenture and this Warrant, the Company hereby agrees to give a power of attorney as is evidenced by Exhibit F to the Convertible Debenture Purchase Agreement. All acts done under the such power of attorney are hereby ratified and approved and neither the Attorney-in-Fact nor any designee or agent thereof shall be liable for any acts of commission or omission, for any error of judgment or for any mistake of fact or law, as long as the Attorney - in- Fact is operating within the scope of the power of attorney and within the scope of, and in accordance with, this Warrant, the Purchase Agreement, the Debenture and the Escrow Agreement. The power of attorney being coupled with an interest shall be irrevocable while any amount of the Debenture remains unpaid, any amount of this Warrant remains unexercised or any portion of the Purchase Agreement or the Escrow Agreement remains unsatisfied. In addition, the Company shall give the Attorney-in-Fact a corporate resolution executed by the Board of Directors of the Company which authorizes future issuances of the shares for the Debentures, and which resolution states that it is irrevocable while any amount of the Debenture remains unpaid, any amount of this Warrant remains unexercised or any portion of the Purchase Agreement or the Escrow Agreement remains unsatisfied.

Dated:__________________________________________

SURGILIGHT, INC.________________________________

By:_____________________________________________

Name:___________________________________________

Title:__________________________________________

Attest:_________________________________________

Name:___________________________________________

Title:__________________________________________













APPENDIX 1

NOTICE OF EXERCISE

1. The undersigned hereby elects (please check the appropriate box and fill in the blank spaces):

? to purchase ______ shares of Common Stock, no par value per share, of SurgiLight, Inc. at $_____ per share for a total of $_____________ and pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such Warrant Shares in full; or

? to purchase _______ shares of Common Stock, no par value per share, of SurgiLight, Inc. pursuant to the cashless exercise provision under Section
2.2 (b) of the Warrant, and tenders herewith the number of Warrant Shares to purchase such Warrant Shares based on the average closing bid price of the Common Stock for the ten trading days prior to the date hereof of $ per share.

2. Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:

Dated:
By:
Title:________________________________

NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER RULE 506 OF REGULATION D PROMULGATED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION OR EXCLUSION FROM THE REGISTRATION REQUIREMENTS THEREUNDER AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS.

No. [number]
US$[number]

	3% CONVERTIBLE DEBENTURE DUE [date], 2003

THIS DEBENTURE is one of a duly authorized issue of Debentures of SurgiLight, Inc., a Delaware corporation (the "Company"), designated as its 3% Convertible Debentures, due [date], 2003 (the "Debentures"), in an aggregate principal amount of up to US$3,000,000.

FOR VALUE RECEIVED, the Company promises to pay to [name], or its registered assigns (the "Holder"), the principal sum of [amount] Dollars (US $[number]), on or prior to [date], 2003 (the "Maturity Date") and to pay interest to the Holder on the principal sum, at the rate of three percent (3%) per annum. Interest shall accrue daily commencing on the date twelve (12) months after the Original Issue Date (as defined in Section 1) until payment in full of the principal sum, together with all accrued and unpaid interest, has been made or duly provided for.


If at any time after the original Issue Date an Event of Default has occurred and is continuing, interest shall accrue at the rate of fifteen percent (15%) per annum from the date of the Event of Default and the applicable cure period through and including the date of payment. Interest due and payable hereunder shall be paid to the person in whose name this Debenture (or one or more successor Debentures) is registered on the records of the Company regarding registration and transfers of the Debentures (the "Debenture Register"); provided, however, that the Company's obligation to a transferee of this Debenture arises only if such transfer, sale or other disposition is made in accordance with the terms and conditions hereof and of the Convertible Debenture Purchase Agreement by and between the Company and the Holder, dated as of June 30, 2000, as amended from time to time (the "Purchase Agreement"), executed by the original Holder. A transfer of the right to receive principal and interest under this Debenture shall be transferable only through an appropriate entry in the Debenture Register as provided herein.

This Debenture is subject to the following additional provisions:

Section 1.	Definitions.  Capitalized terms used and not otherwise
defined herein shall have the meanings given such terms in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

"Adjusted Conversion Price" means the lesser of the Fixed Conversion
Price or the Floating Conversion Price one day prior to the record date set for the determination of stockholders entitled to receive dividends, distributions, rights or warrants as provided for in Sections 4(c)(ii),
(iii) and (iv).

"Attorney-in-Fact" shall have the same meaning as used in the Purchase Agreement.

"Conversion Date" means the date on which a Notice of Conversion is dated.

"Conversion Ratio" means, at any time, a fraction, of which the numerator is the principal amount represented by any Debenture plus accrued but unpaid interest, and of which the denominator is the Conversion Price at such time.

"Escrow Agent" means the Escrow Agent as defined in the Purchase
Agreement.

"Junior Securities" means the Common Stock, all other equity securities of the Company and all other debt that is subordinated to the Debenture by its terms.

"Original Issue Date" shall mean the date of the first issuance of this Debenture regardless of the number of transfers hereof.







Section 2.	Denominations of Debentures.

The Debentures are issuable in denominations of One Thousand Dollars (US$1,000.00) and integral multiples of One Thousand Dollars (US$1,000.00) in excess thereof. The Debentures are exchangeable for an equal aggregate principal amount of Debentures of different authorized denominations, as requested by the Holder surrendering the same, but shall not be issuable in denominations of less than integral multiplies of One Thousand Dollars (US$1,000.00). No service charge to the Holder will be made for such registration of transfer or exchange.

Section 3.	Events of Default and Remedies.

I.	"Event of Default", wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

(a)	any default in the payment of the principal of or interest on this Debenture as and when the same shall become due and payable either at the Maturity Date, by acceleration, conversion, or otherwise, and such default shall not have been remedied within ten (10) Business Days after the date on which written notice of such default shall have been given;

(b)	the Company shall fail to observe or perform any other
covenant, agreement or warranty contained in, or otherwise commit any breach of, this Debenture, and such failure or breach shall not have been remedied within twenty (20) Business Days after the date on which written notice of such failure or breach shall have been given;

(c)	the occurrence of any event or breach or default by the
Company under the Purchase Agreement or any other Transaction Document and such failure or breach shall not have been remedied within twenty (20) Business Days after the date on which written notice of such failure or breach shall have been given by the Purchaser;

(d)	the Company or any of its subsidiaries shall commence a
voluntary case under the United States Bankruptcy Code as now or hereafter in effect or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against the Company under the Bankruptcy Code and the petition is not controverted within thirty (30) days, or is not dismissed within sixty (60) days, after commencement of the case; or a "custodian" (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or any substantial part of the property of the Company or the Company commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or there is commenced against the Company any such proceeding which remains undismissed for a period of sixty
(60) days; or the Company is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company suffers any appointment of any custodian or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of sixty (60) days; or the Company makes a general assignment for the benefit of creditors; or the Company shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Company shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; or the Company shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Company for the purpose of effecting any of the foregoing;

(e)	the Company shall default in any of its obligations under any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness of the Company in an amount exceeding One Hundred Thousand Dollars ($100,000.00), whether such indebtedness now exists or shall hereafter be created and such default shall result in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

(f)	the Company shall voluntarily have its Common Stock deleted or delisted, as the case may be, from the OTCBB or other national securities exchange or market on which such Common Stock is listed for trading or suspended from trading thereon, and shall not have its Common Stock relisted or have such suspension lifted, as the case may be, within five
(5) Trading Days of such deletion or delisting;

(g)	notwithstanding anything herein to the contrary, the Company shall fail to deliver to the Escrow Agent share certificates representing the Common Shares to be issued upon conversion of the Debentures within ten
(10) Business Days pursuant to written notice by the Escrow Agent to the Company that additional Shares are required in escrow pursuant to Section
4.14 of the Purchase Agreement, Article 2 of the Escrow Agreement, and
Section 4(b) of this Debenture;

(h)	the Company shall issue a press release, or otherwise make
publicly known, that it is not honoring properly executed Holder Notice of Conversions for any reason whatsoever;

(i)	the Registration Statement which is the subject of the
Registration Rights Agreement annexed as Exhibit C to the Purchase Agreement is no longer effective as required under the Registration Rights Agreement and the Company does not cause such Registration Statement to become effective within twenty (20) Business Days of not being effective;

(j)	the Company shall issue or enter into an agreement to issue
any equity or equity equivalent security with a floating conversion price substantially similar to the Debentures.

II.	(a)	If any Event of Default occurs and continues, beyond any cure period, if any, then so long as such Event of Default shall then be continuing the Holder may, by notice to the Company, accelerate all of the payments due under this Debenture by declaring all amounts of this Debenture, to be, whereupon the same shall become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are waived by the Company, notwithstanding anything herein contained to the contrary, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by Holder at any time prior to payment hereunder. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon. This shall include, but not be limited to the right to temporary, preliminary and permanent injunctive relief without the requirement of posting any bond or undertaking.

(b)	Holder may thereupon proceed to protect and enforce its rights either by suit in equity, or by action at law, or by other appropriate proceedings whether for the specific performance (to the extent permitted by law) of any covenant or agreement contained in this Debenture or in aid of the exercise of any power granted in this Debenture, and proceed to enforce the payment of any of the Debentures held by it, and to enforce any other legal or equitable right of such holder.

(c)	Except as expressly provided for herein, the Company specifically waives all rights it may have (i) to notice of nonpayment, demand, presentment, protest and notice of protest with respect to any of the obligations hereunder or the shares; (ii) notice of acceptance hereof or of any other action taken in reliance hereon, notice and opportunity to be heard before the exercise by Holder of the remedies of self-help, set-off, or other summary procedures and all other demands and notices of any description except for cure periods; and (iii) releases Holder, its officers, directors, agents, employees and attorneys from all claims for loss or damage caused by any act or failure to act on the part of Holder, its officers, attorneys, agents, directors and employees except for gross negligence or willful misconduct.

(d)	As a non-exclusive remedy, in the Event of a Default, the
Holder can convert the remaining principal amount of the Debenture and accrued interest at the lesser of the Fixed Conversion Price or the Floating Conversion Price upon giving a notice of conversion to the Company. The Company shall not have the right to object to the conversion or the calculation of the applicable Conversion Price, and the Escrow Agent shall release the shares of Common Stock from escrow upon notifying the Company of the conversion.

III.	To effectuate the terms and provision of this Debenture, the Holder may send notice of any default to the Company's attorney-in-fact (the "Attorney-in-Fact") as set forth herein and send a copy of such notice to the Company and its counsel, simultaneously, and request the Attorney-in-Fact, to comply with the terms of this Debenture and Purchase Agreement and all agreements entered into pursuant to the Purchase Agreement on behalf of the Company.

Section 4.	Conversion

 (a)	The unpaid principal amount of this Debenture and interest due thereon, shall be convertible into shares of Common Stock at the Conversion Ratio as defined below, and subject to the Limitation on Conversion in
Section 4.19 of the Purchase Agreement, at the option of the Holder in whole or in part, at any time, commencing on the Original Issue Date. The resale of such shares of Common Stock has been registered under the Securities Act of 1933, as amended, pursuant to the Registration Rights Agreement.


Any conversion under this Section 4(a) shall be for a minimum principal amount of $10,000.00 of Debentures and the interest accrued and due on such amount. The Holder shall effect conversions by surrendering the Debenture (or such portions thereof) to be converted to the Company, together with the form of conversion notice attached hereto as Exhibit A (the "Holder Notice of Conversion") in the manner set forth in Section 4(j). Each Holder Notice of Conversion shall specify the principal amount of Debentures and related interest to be converted, and the date on which such conversion is to be effected (the "Holder Conversion Date"). Subject to Section 4, each Holder Notice of Conversion, once given, shall be irrevocable. If the Holder is converting less than all of the principal amount represented by the Debenture(s) tendered by the Holder in the Holder Notice of Conversion, the Company shall deliver to the Holder a new Debenture for such principal amount as has not been converted within two (2) Business Days of the Holder Conversion Date. In the event that the Escrow Agent holds the Debentures on behalf of the Holder, the Company agrees that in lieu of surrendering the Debenture upon every partial conversion, the Escrow Agent shall give the Company and the Holder written notice of the amount of the Debenture left unconverted. Upon the entire conversion of the Debenture or the Maturity Date, the Escrow Agent shall return

(b)	Not later than two (2) Business Days after the Conversion
Date, the Escrow Agent will deliver to the Holder (i) a certificate or certificates which shall be free of restrictive legends and trading restrictions, representing the number of shares of Common Stock being acquired upon the conversion of Debentures and (ii) once received from the Company, Debentures in principal amount equal to the principal amount of Debentures not converted; provided, however that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon conversion of any Debentures, until the Debentures are either delivered for conversion to the Escrow Agent or Company or any transfer agent for the Debentures or Common Stock, or the Holder notifies the Company that such Debentures have been lost, stolen or destroyed and provides an agreement reasonably acceptable to the Company to indemnify the Company from any loss incurred by it in connection therewith. In the case of a conversion pursuant to a Holder Notice of Conversion, if such certificate or certificates are not delivered by the date required under this Section 4(b), the Holder shall be entitled by providing written notice to the Company at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion, in which event the Company shall immediately return the Debentures tendered for conversion.

The Company agrees that, at any time the conversion price of the Debentures is such that the number of shares of Common Stock in escrow (the "Debenture Escrow Shares") is less than 200% of the number of shares of Common Stock that would be needed to satisfy full conversion of all of the Debentures given the then current conversion price (the "Full Conversion Shares"), upon five (5) days written notice of such circumstance to the Company by the Purchaser and/or Escrow Agent, it will issue additional share certificates in the names of each of the Purchasers in denominations of 10,000 shares, and deliver same to the Escrow Agent, such that the new number of Debenture Escrow Shares is equal to 200% of the Full Conversion Shares.




(c)	(i)	The Conversion Price for each Debenture in effect on any
Conversion Date shall be the lesser of (X) [the lower of US$7.50 or one hundred twenty-five percent (125%) of the average Per Share Market Value for the five (5) Trading Days immediately prior to the Closing Date] (the "Fixed Conversion Price") or (Y) one hundred percent (100%) of the average of the three (3) lowest Per Share Market Value prices during the thirty
(30) day period immediately preceding the Conversion Date ("Floating Conversion Price"). The conversion of the Debentures is subject to the Limitation on Conversion in Section 4.19 of the Purchase Agreement as set forth below.

"In addition to and not in lieu of the limitations on conversion set forth in the Debentures, the conversion and exercise rights of each of the Purchasers set forth in the Debentures and the Warrants, as applicable, shall be limited, solely to the extent required, from time to time, such that, unless each of the Purchasers give written notice 75 days in advance to the Company of their intention to exceed the Limitations of Conversions as defined herein, with respect to all or a specified amount of the Debentures and the corresponding number of the Underlying Shares, in no instance shall the maximum number of shares of Common Stock which the Purchasers
(singularly, together with any Persons who in the determination of such Purchasers, together with such Purchasers, constitute a group as defined in Rule 13d-5 of the Exchange Act) may receive in respect of any conversion of the Debentures, or exercise of the Warrants, exceed, at any one time, an amount equal to the remainder of (i) 4.99% of the then issued and outstanding shares of Common Stock of the Company following such conversion or exercise minus (ii) the number of shares of Common Stock of the Company then owned by any of the Purchasers (including any shares of Common Stock deemed beneficially owned due to ownership of the Debentures and Warrants) (the foregoing being herein referred to as the "Limitation on Conversion");
provided, however, that the Limitation on Conversion shall not apply to any forced or automatic conversion by the Company pursuant to Section 4(i) and Section 5 of the Debentures and, provided, further, that if 10
Business Days have elapsed since any of the Purchasers shall have declared an Event of Default (as that term is defined in the Convertible Debenture) and the Company shall not have cured such Event of Default, the provisions of this Section 4.19 shall be null and void from and after such date. The Company shall, promptly upon its receipt of a notice of conversion tendered by any of the Purchasers (or its sole designee) under the Debentures, as applicable, and upon its receipt of a notice of exercise under the terms of the Warrants, notify such Purchaser by telephone and by facsimile of the number of shares of Common Stock outstanding on such date and the number of Underlying Shares which would be issuable to such Purchaser (or its sole designee, as the case may be) if the conversion requested in such notice of conversion or exercise requested in such notice of exercise were effected in full, whereupon, notwithstanding anything to the contrary set forth in the Debentures or the Warrants, such Purchaser may within one Trading Day of its receipt of the Company notice required by this Section 4.19 by facsimile revoke such conversion or exercise to the extent (in whole or in part) that it determines that such conversion or exercise would result in such Purchaser owning shares of Common Stock in excess of the Limitation on Conversion."


(ii)	If the Company, at any time while any Debentures are
outstanding, (a) shall pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock payable in shares of its capital stock (whether payable in shares of its Common Stock or of capital stock of any class), (b) subdivide outstanding shares of Common Stock into a larger number of shares, (c) combine outstanding shares of Common Stock into a smaller number of shares, or (d) issue by reclassification of shares of Common Stock any shares of capital stock of the Company, the Fixed Conversion Price designated in Section 4(c)(i) shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock of the Company outstanding before such event and of which the denominator shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section 4(c)(ii) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

(iii)	If the Company, at any time while any Debentures are
outstanding, shall issue or sell shares of Common Stock, or options, warrants or other rights to subscribe for or purchase shares of Common Stock, (excluding shares of Common Stock issuable upon exercise of options, warrants or conversion rights granted prior to the date hereof) and at a price per share less than the Per Share Market Value of Common Stock at the issue date mentioned below, the Fixed Conversion Price designated in
Section 4(c)(i) shall be multiplied by a fraction, of which the denominator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding on the date of issuance of such shares, options, warrants or rights plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Per Share Market Value. Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights or warrants. However, upon the expiration of any right or warrant to purchase Common Stock the issuance of which resulted in an adjustment in the Conversion Price designated in Section 4(c)(i) pursuant to this Section 4(c)(iii), if any such right or warrant shall expire and shall not have been exercised, the Fixed Conversion Price designated in Section 4(c)(i) shall immediately upon such expiration be recomputed and effective immediately upon such expiration be increased to the price which it would have been (but reflecting any other adjustments in the Conversion Price made pursuant to the provisions of this Section 4 after the issuance of such rights or warrants) had the adjustment of the Conversion Price made upon the issuance of such rights or warrants been made on the basis of offering for subscription or purchase only that number of shares of Common Stock actually purchased upon the exercise of such rights or warrants actually exercised.

(iv)	If the Company, at any time while Debentures are outstanding, shall distribute to all holders of Common Stock (and not to holders of Debentures) evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase any security (excluding those referred to in Section 4(c)(iii) above) then in each such case the Conversion Price at which each Debenture shall thereafter be convertible shall be determined by multiplying the Fixed Conversion Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the Per Share Market Value of Common Stock determined as of the record date mentioned above, and of which the numerator shall be such Per Share Market Value of the Common Stock on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of Common Stock as determined by the Board of Directors in good faith; provided, however that in the event of a distribution exceeding ten percent (10%) of the net assets of the Company, such fair market value shall be determined by a nationally recognized or major regional investment banking firm or firm of independent certified public accountants of recognized standing (which may be the firm that regularly examines the financial statements of the Company) (an "Appraiser") selected in good faith by the holders of a majority of the principal amount of the Debentures then outstanding; and provided, further that the Company, after receipt of the determination by such Appraiser shall have the right to select an additional Appraiser, in which case the fair market value shall be equal to the average of the determinations by each such Appraiser. In either case the adjustments shall be described in a statement provided to the Holder and all other holders of Debentures of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

(v)	All calculations under this Section 4 shall be made to
the nearest 1/1000th of a cent or the nearest 1/1000th of a share, as the case may be. Any calculation over .005 shall be rounded up to the next cent or share and any calculation less than .005 shall be rounded down to the previous cent or share.

(vi)	In the event the Conversion Price is not adjusted
pursuant to Section 4(c)(ii), (iii), (iv), or (v), within two (2) Business Days following the occurrence of an event described therein, the Holder shall have the right to require the Company to redeem the Debentures at 135% of par value and simultaneously pay such amount and all accrued interest and dividends to the Holder pursuant to the written instructions provided by the Holder.




(vii)	Whenever the Fixed Conversion Price is adjusted pursuant to Section
4(c)(ii),(iii), (iv) or (v), or redeemed pursuant to Section 4(c)(vi), the Company shall within two (2) days after the determination of the new Fixed Conversion Price mail and fax to the Holder and to each other holder of Debentures, a notice ("Company Notice of Conversion") setting forth the Fixed Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

(viii) In case of any reclassification of the Common
Stock, any consolidation or merger of the Company with or into another person, the sale or transfer of all or substantially all of the assets of the Company or any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property, then each holder of Debentures then outstanding shall have the right thereafter to convert such Debentures only into the shares of stock and other securities and property receivable upon or deemed to be held by holders of Common Stock following such reclassification, consolidation, merger, sale, transfer or share exchange (except in the event the propeerty is cash, then the Holder shall have the right to convert the Debentures and receive cash in the same manner as other stockholders), and the Holder shall be entitled upon such event to receive such amount of securities or property as the shares of the Common Stock into which such Debentures could have been converted immediately prior to such reclassification, consolidation, merger, sale, transfer or share exchange would have been entitled. The terms of any such consolidation, merger, sale, transfer or share exchange shall include such terms so as to continue to give to the Holder the right to receive the securities or property set forth in this Section 4(c)(viii) upon any conversion following such consolidation, merger, sale, transfer or share exchange. This provision shall similarly apply to successive reclassifications, consolidations, mergers, sales, transfers or share exchanges.

(ix)	If:

(A)	the Company shall declare a dividend (or any other
distribution) on its Common Stock; or

(B)	the Company shall declare a special nonrecurring cash dividend on or a redemption of its Common Stock; or

(C)	the Company shall authorize the granting to all holders of the
Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; or

(D)	the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock of the Company (other than a subdivision or combination of the outstanding shares of Common Stock), any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; or





(E)	the Company shall authorize the voluntary or involuntary
dissolution, liquidation or winding-up of the affairs of the Company; then the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of Debentures, and shall cause to be mailed and faxed to the Holder and each other holder of Debentures at their last addresses as it shall appear upon the Debenture Register, at least thirty (30) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding-up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding-up; provided, however, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.

(d)	If at any time conditions shall arise by reason of action or inaction taken by the Company which in the opinion of the Board of Directors are not adequately covered by the other provisions hereof and which might materially and adversely affect the rights of the Holder and all other holders of Debentures (different than or distinguished from the effect generally on rights of holders of any class of the Company's capital stock), the Company shall, at least thirty (30) calendar days prior to the effective date of such action, mail and fax a written notice to each holder of Debentures briefly describing the action contemplated and the material adverse effects of such action on the rights of such holders and an Appraiser selected by the holders of majority in principal amount of the outstanding Debentures shall give its opinion as to the adjustment, if any (not inconsistent with the standards established in this Section 4), of the Conversion Price (including, if necessary, any adjustment as to the securities into which Debentures may thereafter be convertible) and any distribution which is or would be required to preserve without diluting the rights of the holders of Debentures; provided, however, that the Company, after receipt of the determination by such Appraiser, shall have the right to select an additional Appraiser, in which case the adjustment shall be equal to the average of the adjustments recommended by each such Appraiser. The Board of Directors shall make the adjustment recommended forthwith upon the receipt of such opinion or opinions or the taking of any such action contemplated, as the case may be; provided, however, that no such adjustment of the Conversion Price shall be made which in the opinion of the Appraiser(s) giving the aforesaid opinion or opinions would result in an increase of the Conversion Price to more than the Conversion Price then in effect.







(e)	The Company covenants that it will at all times reserve and
keep available out of its authorized and unissued Common Stock solely for the purpose of issuance upon conversion of Debentures as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the holders of Debentures, such number of shares of Common Stock as shall be issuable (taking into account the adjustments and restrictions of Section 4(c) and Section 4(d) hereof) upon the conversion of the aggregate principal amount of all outstanding Debentures. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid and nonassessable.

(f) 	No fractional shares of Common Stock shall be issuable upon a conversion hereunder and the number of shares to be issued shall be rounded up to the nearest whole share. If a fractional share interest arises upon any conversion hereunder, the Company shall eliminate such fractional share interest by issuing Holder an additional full share of Common Stock.

(g)	The issuance of certificates for shares of Common Stock on
conversion of Debentures shall be made without charge to the Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

(h)	Debentures converted into Common Stock shall be canceled upon conversion.

(i)	On the Maturity Date, the unconverted principal amount of the
Debentures and all interest due thereon shall either be paid off in full by the Company or, if payment in full is not received within ten (10) Business Days after the Maturity Date, convert automatically into shares of Common Stock at the lesser of the Fixed Conversion Price or the Floating Conversion Price as set forth in Section 4(c)(i).

(j)	Each Holder Notice of Conversion shall be given by facsimile to the Escrow Agent no later than 4:00 pm New York Time. Upon receipt of such Notice of Conversion, the Escrow Agent shall forward such Notice of Conversion to the Company by facsimile by the end of the Business Day, on which received, assuming received by 6:00 PM New York Time and if thereafter on the next Business Day, at the facsimile telephone number and address of the principal place of business of the Company. Each Company Notice of Conversion shall be given by facsimile addressed to each holder of Debentures at the facsimile telephone number and address of such holder appearing on the books of the Company as provided to the Company by such holder for the purpose of such Company Notice of Conversion, with a copy to the Escrow Agent. Any such notice shall be deemed given and effective upon the transmission of such facsimile at the facsimile telephone number specified in this Section 4(j) (with printed confirmation of transmission). In the event that the Escrow Agent receives the Notice of Conversion after 4:00 p.m. New York Time, the Conversion Date shall be deemed to be the next Business Day.
In the event that the Notice of Conversion is sent after the end of the Business Day, notice will be deemed to have been given the next Business Day.

Section 5. Redemption of Debentures (i) At any time thirteen (13) months after the Closing Date and prior to the Maturity Date, or at any time subsequent to the thirtieth (30th) Trading Day if for thirty (30) consecutive Trading Days the Per Share Market Value of the Company's Common Stock is less than $3.25 ("Minimum Stock Price") and (ii) so long as there has not occurred an Event of Default or an Event of Default has occurred but has been cured, then the Company may redeem the unconverted principal amount of the Debentures in accordance with the following:

(a)	The Company may, upon no less that thirty (30) days written
notice to the Holder, with a copy to the Escrow Agent, redeem the Debentures at one hundred thirty-five percent (135%) of the par value per Debenture plus accrued interest (the "Redemption Price").

(b)	Within five (5) Business Days of sending the notice of
redemption, the Company shall deposit the Redemption Price by wire transfer to the IOLA account of the Escrow Agent. Upon receipt of the Redemption Price, the Escrow Agent shall release the Redemption Price to the Holder and return the remaining Debentures and Underlying Shares to the Company.

(c)	In the event that the Company fails to deposit the Redemption
Price in the Escrow Agent's IOLA account within the time allocated in section (b) above, then the redemption shall be declared null and void.

(d)	The Minimum Stock Price shall be subject to adjustment as
provided in Section 4(c).

Section 6. Except as expressly provided herein, no provision of this Debenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and interest on, this Debenture at the time, place, and rate, and in the coin or currency, herein prescribed. This Debenture is a direct obligation of the Company. This Debenture ranks pari passu with all other Debentures now or hereafter issued under the terms set forth herein. The Company may not prepay any portion of the outstanding principal amount on the Debentures.

Section 7. This Debenture shall not entitle the Holder to any of the rights of a stockholder of the Company, including without limitation, the right to vote, to receive dividends and other distributions, or to receive any notice of, or to attend, meetings of stockholders or any other proceedings of the Company, unless and to the extent converted into shares of Common Stock in accordance with the terms hereof.

Section 8. If this Debenture shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Debenture, or in lieu of or in substitution for a lost, stolen or destroyed debenture, a new Debenture for the principal amount of this Debenture so mutilated, lost, stolen or destroyed but only upon receipt of an affidavit of such loss, theft or destruction of such Debenture, and reasonably acceptable indemnity, if requested, by the Company.


Section 9. This Debenture shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without regard to the principles of conflicts of law thereof. Any action to enforce the terms of this Debenture, the Purchase Agreement or any other Transaction Document shall be exclusively brought in the state and/or federal courts in the State and County of New York. Service of process in any action by the Holder to enforce the terms of this Debenture may be made by serving a copy of the summons and complaint, in addition to any other relevant documents, by commercial overnight courier to the Company at its principal address set forth in the Purchase Agreement.

Section 10. All notices or other communications hereunder shall be given, and shall be deemed duly given and received, if given, in the manner set forth in Section 4(j).

Section 11. Any waiver by the Company or the Holder of a breach of any provision of this Debenture shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Debenture. The failure of the Company or the Holder to insist upon strict adherence to any term of this Debenture on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Debenture. Any waiver must be in writing.

Section 12. If any provision of this Debenture is invalid, illegal or unenforceable, the balance of this Debenture shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

Section 13. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

Section 14.	 This Debenture may not be transferred or assigned, in
whole or in part, at any time, except in compliance with applicable federal and state securities laws by the transferor and the transferee.

Section 15.	In the event any Party commences legal action to enforce
its rights under this Debenture, the non-prevailing party shall pay all reasonable costs and expenses (including but not limited to reasonable attorney's fees, accountant's fees, appraiser's fees and investigative fees) incurred in enforcing such rights.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer thereunto duly authorized as of the date first above indicated.

SurgiLight, Inc.

Attest: ______________________	By:______________________________
Name:__________________________________
Title:_________________________________





EXHIBIT A

NOTICE OF CONVERSION
AT THE ELECTION OF HOLDER

(To be Executed by the Registered Holder in order to Convert the Debenture)

Except as provided by Section 4(b) of the Debenture, the undersigned hereby
irrevocably elects to convert the above Debenture No.    into shares of
Common Stock, no par value per share (the "Common Stock"), of SurgiLight, Inc. (the "Company") according to the conditions hereof, as of the date written below. If shares are to be issued in the name of a person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. A fee of $350 will be charged to the Holder for any conversion by the Escrow Agent. No other fees will be charged to the Holder, except for such transfer taxes, if any.

Conversion calculations:
Date to Effect Conversion

Principal Amount of Debentures to be Converted

Interest to be Converted or Paid

Applicable Conversion Price (Pursuant to Section
4(c)(v))

Number of Shares to be Issued Upon Conversion

Signature

Name

Address
_______________________________________________

















REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this "Agreement") is made and entered into as of June 30, 2000, by and between SurgiLight, Inc., a Delaware corporation, with its principal place of business at 12001 Science Drive, Suite 140, Orlando, Florida 32826 (the "Company"); and GEM Global Yield Fund Limited, a Nevis company, with its administrative office at Hunkins Waterfront Plaza, P.O. Box 556, Main Street, Nevis, West Indies (Referred to herein as the "Purchaser" or sometimes the "Purchasers").

Simultaneously with the execution of this Agreement, the Purchasers and the Company entered into a Convertible Debenture Purchase Agreement, dated as of the date hereof (the "Purchase Agreement") incorporated herein by reference, pursuant to which the Purchasers have agreed to purchase certain Debentures and Warrants (the "Debentures" and the "Warrants") of the Company.

The Company and the Purchasers hereby agree as follows:

1. Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

"Advice" shall have the meaning set forth in Section 4.

"Affiliate" means, with respect to any Person, any other Person that directly or indirectly controls or is controlled by or under common control with such Person. For the purposes of this definition, "control " when used with respect to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms of "affiliated," "controlling" and "controlled" have meanings correlative to the foregoing.

"Business Day" means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the state of New York are authorized or required by law or other government actions to close between the hours of 9:30 a.m. and 6:00 p.m. New York Time.

"Closing" shall mean the Closing, as such term is defined in the Purchase Agreement.

"Closing Date" shall mean the Closing Date, as such term is defined in the Purchase Agreement.

"Commission" means the Securities and Exchange Commission.

"Common Stock" means the Company's common stock, no par value per share.

"Debentures" means the Company's 3% Convertible Debentures delivered to the Purchasers pursuant to the Purchase Agreement.




"Effectiveness Date" means, with respect to a Registration Statement, in the case of a Closing, the earlier of the 180th day following the execution of the Purchase Agreement (or if such date is not a Business Day, the next Business Day) and the fifth (5th) Business Day after the date the Company is notified by the Commission that such Registration Statement will not be reviewed. "Effectiveness Period" shall have the meaning set forth in
Section 2(a).

"Event" shall have the meaning set forth in Section 6.

"Event Date" shall have the meaning set forth in Section 6.

"Escrow Agreement" means the escrow agreement by and among the Company, KGL and the Purchasers, entered into on the same date as this Agreement, and which is incorporated herein by reference.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Execution Date" means the day the Purchase Agreement and the other Transaction Documents are executed by the parties

"Filing Date" means the day the Registration Statement is filed with the Commission, which date shall be as soon as practicable after the Execution Date.

"Holder" or "Holders" means the holder or holders, as the case may be, from time to time of Registrable Securities.

"Indemnified Party" shall have the meaning set forth in Section 8(c).

"Indemnifying Party" shall have the meaning set forth in Section 8(c).

"Inspectors" shall have the meaning set forth in Section 3(m).

"Losses" shall have the meaning set forth in Section 8(a).

"New York Courts" shall have the meaning set forth in Section 10(h).

"Person" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

"Proceeding" means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

"Prospectus" means the prospectus included in the Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

"Records" shall have the meaning set forth in Section 3(m).

"Registrable Securities" means the Warrant Shares and the Underlying Shares; provided, however, that in order to account for adjustments in the conversion and exercise ratios, Registrable Securities shall include a number of shares of Common Stock equal to no less than four (4) times the number of shares of Common Stock into which the Debentures are convertible in full, at the lesser of either the Fixed Conversion Price or the Floating Conversion Price on the date of execution of the Purchase Agreement together with such number of Warrant Shares issuable upon exercise of the Warrants issued on the Closing.

"Registration Statement" means the registration statement, contemplated by Section 2(a), including the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

"Rule 144" means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

"Rule 158" means Rule 158 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

"Rule 415" means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

"Securities Act" means the Securities Act of 1933, as amended.

"Underlying Shares" shall mean the shares of Common Stock into which the Debentures are convertible in accordance with the Purchase Agreement and the Debentures.

"Underwritten Registration" or "Underwritten Offering" means a registration in connection with which securities of the Company are sold to an underwriter for re-offering to the public pursuant to an effective registration statement.

"Warrants" means the Common Stock purchase warrants issued in accordance with the terms of the Purchase Agreement.

"Warrant Shares" means the shares of Common Stock issuable upon exercise of the Warrants.






2. Shelf Registration

1. As soon as practicable after the date of this Agreement (the
"Execution Date"), the Company shall prepare and file with the Commission a "Shelf" Registration Statement covering the issuance or resale of all Registrable Securities for an offering to be made on a continuous basis pursuant to Rule 415. The Registration Statement shall be on Form S-1 or Form SB-2 or another appropriate form permitting registration of Registrable Securities for issuance to or resale by the Holders in the manner or manners designated by them (including, without limitation, public or private sales and one or more Underwritten Offerings). The Company shall (i) not permit any securities other than the Registrable Securities to be included in the Registration Statement except as provided for in
Section 7(b) and (ii) use its best efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as practicable after the filing thereof, but in any event prior to the Effectiveness Date, and to keep such Registration Statement continuously effective under the Securities Act until the date which is five years after the date of this Agreement or such earlier date when all Registrable Securities covered by such Registration Statement have been sold or may be sold pursuant to Rule 144 as determined by the counsel to the Company pursuant to a written opinion letter, addressed to the Holders, to such effect (the "Effectiveness Period"); provided, however, that the Company shall not be deemed to have used its best efforts to keep the Registration Statement effective during the Effectiveness Period if it voluntarily takes any action to suspend the effectiveness of the Registration Statement under the Securities Act during the Effectiveness Period, unless the Company, after consultation with its counsel, determines that such action is required under applicable law or the Company has filed a post-effective amendment to the Registration Statement and the Commission has not declared it effective. Should the Registration Statement not relate to the maximum number of Registrable Securities acquired by (or potentially acquirable by) the Holders thereof upon conversion or exercise of the Debentures, and Warrants (because of the indeterminable number of shares of Common Stock issuable upon conversion or exercise thereof), the Company shall be required to file a separate registration statement (utilizing Rule 462 promulgated under the Securities Act, where applicable) relating to such Registrable Securities which then remain unregistered. The provisions of this Agreement shall relate to such separate registration statement as if it were an amendment to such Registration Statement.

2. If the Holders of a majority of the Registrable Securities so elect and inform the Company in writing a reasonable time prior to the Filing Date, an offering of Registrable Securities pursuant to the Registration Statement may be effected in the form of an Underwritten Offering. In such event, and if the managing underwriters advise the Company and such Holders in writing that in their opinion the amount of Registerable Securities proposed to be sold in such offering exceeds the amount of Registerable Securities which can be sold in such offering, there shall be included in such Underwritten Offering the amount of such Registerable Securities which in the opinion of such managing underwriters can be sold, and such amount shall be allocated pro rata among the Holders proposing to sell Registerable Securities in such Underwritten Offering.




3. If any of the Registerable Securities are to be sold in an Underwritten Offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by the Holders of a majority of the Registerable Securities included in such offering, with the approval of the Company, which shall not be unreasonably withheld or delayed. No Holder may participate in any Underwritten Offering hereunder unless such Person (i) agrees to sell its Registerable Securities on the basis provided in any underwriting agreements approved by the Persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such arrangements.

3. Registration Procedures. In connection with the Company's registration obligations hereunder, the Company shall:

1. Prepare and file with the Commission within the time period set forth in Section 2 a Registration Statement on Form S-1 or Form SB-2 or another appropriate form permitting registration of Registrable Securities for issuance to the Holders and the resale thereof in accordance with the method or methods of distribution thereof as specified by the Holders, and use its best efforts to cause the Registration Statement to become effective and remain effective as provided herein; provided, however that, subject only to the Holders providing to the Company in writing information, requested in writing by the Company, relating to the Holders' proposed method of distribution of Registrable Securities and such other information required by law, not less than ten (10) days prior to the filing of the Registration Statement or any related Prospectus or any amendment (pre or post effective) or supplement thereto (including any document that would be incorporated or deemed to be incorporated therein by reference), the Company shall (i) furnish to the Holders, their Counsel and any managing underwriters, copies of all such documents proposed to be filed, which documents (other than those incorporated or deemed to be incorporated by reference) will be subject to the review of such Holders, their Counsel and such managing underwriters, and (ii) cause its officers and directors, counsel and independent certified public accountants to respond to such inquiries as shall be necessary, in the opinion of respective counsel to such Holders and such underwriters, to conduct a reasonable investigation within the meaning of the Securities Act. The Holders shall have five days after receipt of the Registration Statement or any related Prospectus or any amendment or supplement thereto to comment on or object to the filing of such documents. The Company shall not file the Registration Statement or any such Prospectus or any amendments or supplements thereto without including any comments reasonably requested by the Holders and shall not file any such documents to which the Holders of a majority of the Registrable Securities, their Counsel, or any managing underwriters, shall object; provided, however, that the counting of days for determining whether the Company has complied with the Filing Date and Effectiveness Date requirements for purposes of this Agreement shall not include any days during the period commencing with such objection and ending when the Person objecting subsequently consents to the filing of such documents. On the date of effectiveness of any Registration Statement, the Company shall furnish an opinion, dated as of such date, from counsel representing the Company addressed to the Holders of the Registrable Securities and in form, scope and substance as is customarily given in an underwritten public offering.

The Company shall also use its best efforts to cause to be furnished on the date of effectiveness of any Registration Statement, a letter, dated such date, from the Company's independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the Holders of the Registrable Securities.

2. (i) Prepare and file with the Commission such amendments, including post-effective amendments, to the Registration Statement as may be necessary to keep the Registration Statement continuously effective for the applicable time period; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424 (or any simillar provisions then in force)promulgated under the Securities Act; (iii) respond as promptly as practicable to any comments received from the Commission with respect to the Registration Statement or any amendment thereto; and (iv) comply with the provisions of the Securities Act and the Exchange Act with respect to the registration of all Registrable Securities covered by the Registration Statement during the applicable period in accordance with the intended methods of disposition by the Holders thereof set forth in the Registration Statement as so amended or in such Prospectus as so supplemented.

3. Notify the Holders of Registrable Securities to be sold, their Counsel and any managing underwriters immediately (and, in the case of (i)(A) below, not less than three Business Days prior to such filing) and (if requested by any such Person) confirm such notice in writing no later than one Business Day following the day (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment to the Registration Statement is proposed to be filed; and (B) with respect to the Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the Commission or any other federal or state governmental authority for amendments or supplements to the Registration Statement or Prospectus or for additional information; (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) if at any time the Registration Statement becomes stale and is no longer effective; (v) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable
Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and (vi) of the occurrence of any event that makes any statement made in the Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to the Registration Statement, Prospectus or other documents so that, in the case of the Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.





4. Use its reasonable best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of the Registration Statement or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

5. If requested by any managing underwriter or the Holders of a majority of the Registrable Securities to be sold in connection with an Underwritten Offering, (i) promptly incorporate in a Prospectus supplement or post-effective amendment to the Registration Statement such information as such managing underwriters and such Holders reasonably agree should be included therein and (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after the Company has received notification of the matters to be incorporated in such Prospectus supplement or post-effective amendment; provided, however, that the Company shall not be required to take any action pursuant to this
Section 3(e) unless in the opinion of counsel for the Company such action is required by applicable law.

6. Furnish to each Holder, their Counsel and any managing underwriters, without charge, at least one complete copy of each Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits to the extent requested by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission.

7. Promptly deliver to each Holder, their Counsel, and any underwriters, without charge, as many copies of the Prospectus or Prospectuses (including each form of prospectus forming part of the effective Registration Statement) and each amendment or supplement thereto as such Persons may reasonably request; and the Company hereby agrees to respond in writing to a written request from the Purchasers with respect to the effectiveness of such Prospectus.

8. Prior to any public offering of Registrable Securities, use its reasonable best efforts to register or qualify or cooperate with the selling Holders, any underwriters and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any Holder or underwriter requests in writing, to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by a Registration Statement; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or subject the Company to any tax in any such jurisdiction where it is not then so subject.





9. Cooperate with the Holders and any managing underwriters to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, which certificates shall be free of all restrictive legends, except as required by applicable law, and to enable such Registrable Securities to be in such denominations and registered in such names as any such managing underwriters or Holders may request at least three (3) Business Days prior to any sale of Registrable Securities.

10. Upon the occurrence of any event contemplated by Section
3(c)(vi), as promptly as practicable, prepare a supplement or amendment, including a post-effective amendment, to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

11. Use its reasonable best efforts to cause all Registrable
Securities relating to such Registration Statement to be listed or quoted on the Nasdaq National Market, the Nasdaq SmallCap Market and any other securities exchange, market or over-the-counter bulletin board, if any, on which similar securities issued by the Company are then listed or quoted to the extent required by the rules of such exchange, market or other quotation system.

12. If the Registrable Securities are included in a Registration Statement filed in connection with an Underwritten Offering, the Company shall, (i) make such representations and warranties to such Holders as it agrees to make to the underwriters in such Underwritten Public Offerings, and confirm the same if and when requested; (ii) enter into an indemnification agreement which shall contain indemnification provisions and procedures no less favorable to the selling Holders , than those set forth in Section 6 and (iii) deliver such documents and certificates as may be reasonably requested by the Holders of a majority of the Registrable Securities being sold, their Counsel and any managing underwriters to evidence the continued validity of the representations and warranties made pursuant to clause 3(1)(i) .

(m)	Make available for inspection by (i) Holders of the
Registrable Securities; (ii) any underwriter participating in any disposition pursuant to the Registration Statement, (iii) one firm of attorneys and one firm of accountants or other agents retained by the Investors, and (iv) one firm of attorneys retained by all such underwriters (collectively, the "Inspectors") all pertinent financial and other records, and pertinent corporate documents and properties of the Company (collectively, the "Records"), as shall be reasonably deemed necessary by each Inspector to enable each Inspector to exercise its due diligence responsibility, and cause the Company's officers, directors and employees to supply all information which any Inspector may reasonably request for purposes of such due diligence; provided, however, that each Inspector shall hold in confidence and shall not make any disclosure (except to an Investor) of any Record or other information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (a) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement, (b) the release of such Records is ordered pursuant to a subpoena or other order from a court or government body of competent jurisdiction, or (c) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company shall not be required to disclose any confidential information in such Records to any Inspector until and unless such Inspector shall have entered into confidentiality agreements (in form and substance satisfactory to the Company) with the Company with respect thereto, substantially in the form of this Section 3(m). Each Holder of Registrable Securities agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or government body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential. Nothing herein shall be deemed to limit the Holders' ability to sell Registrable Securities in a manner which is otherwise consistent with applicable laws and regulations.

(n)	Comply with all applicable rules and regulations of the
Commission and make generally available to its security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 not later than forty-five (45) days after the end of any 12-month period (or ninety (90) days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm commitment or best efforts Underwritten Offering and (ii) if not sold to underwriters in such an offering, commencing on the first (1st) day of the first (1st) fiscal quarter of the Company after the effective date of the Registration Statement.

(o)	At such time as the Registration Statement has been declared effective by the Commission covering a resale of any Registrable Securities, the Company shall cause its legal counsel to deliver to the Transfer Agent an opinion, subject to the holders of any Registrable Securities making such representations and warranties to Company counsel as it may require, certifying that such Registrable Securities may be sold by the Holders pursuant to such Registration Statement with the purchasers thereof receiving share certificates without restrictive legend, which opinion shall remain effective so long as such Registration Statement remains in full force and effect. In the event that, at any time, such Registration Statement ceases to be effective, the Company shall immediately deliver written notice thereof to the Transfer Agent and the Holders stating that the opinion of the Company's legal counsel may no longer be relied upon by the Transfer Agent (unless and until an additional or amended, as applicable, Registration Statement is so declared effective (with respect to the resale of such Registrable Securities)).

(p)	Provide a CUSIP number for all Registrable Securities, not
later than the effective date of the Registration Statement.

(q)	The Company shall take all such other actions as any Holder
of Registrable Securities or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of the Registration Securities.

The Company may require each selling Holder and the underwriters to furnish to the Company such information regarding the distribution of such Registrable Securities and the Holder as is required by law to be disclosed in the Registration Statement and as may otherwise be reasonably requested by the Company, including, without limitation, information necessary for the Company to respond to the comments from the Commission and/or state securities authorities, and the Company may exclude from such registration the Registrable Securities of any such Holder who unreasonably fails to furnish such information within a reasonable time after receiving such request, and such Holder shall be deemed to have violated this Registration Rights Agreement for purposes of Section 6.2 of the Purchase Agreement.

If the Registration Statement refers to any Holder by name or otherwise as the holder of any securities of the Company, then such Holder shall have the right to require (i) the inclusion therein of language, in form and substance reasonably satisfactory to such Holder and the Company, to the effect that the ownership by such Holder of such securities is not to be construed as a recommendation by such Holder of the investment quality of the Company's securities covered thereby and that such ownership does not imply that such Holder will assist in meeting any future financial requirements of the Company, or (ii) if such reference to such Holder by name or otherwise is not required by the Securities Act or any similar federal statute then in force, the deletion of the reference to such Holder in any amendment or supplement to the Registration Statement filed or prepared subsequent to the time that such reference ceases to be required.

Each Purchaser covenants and agrees that (i) it will not offer or sell any Registrable Securities under the Registration Statement until it has received copies of the Prospectus as then amended or supplemented as contemplated in Section 3(g) and notice from the Company that such Registration Statement and any post-effective amendments thereto have become effective as contemplated by Section 3(c) and (ii) each Purchaser and its officers, directors or Affiliates, if any, will comply with the prospectus delivery requirements of the Securities Act as applicable to them in connection with sales of Registrable Securities pursuant to the Registration Statement.

Each Holder agrees by its acquisition of such Registrable Securities that, upon receipt of a written notice from the Company of the occurrence of any event of the kind described in Section 3(c)(ii), 3(c)(iii), 3(c)(iv), 3(c)(v) or 3(c)(vi), such Holder will forthwith discontinue disposition of such Registrable Securities until such Holder's receipt of the copies of the supplemented Prospectus and/or amended Registration Statement contemplated by Section 3(j), or until it is advised in writing (the "Advice") by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement.









4. Registration Expenses

1. All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company whether or not the Registration Statement is filed or becomes effective and whether or not any Registrable Securities are sold pursuant to the Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with the National Association of Securities Dealers, Inc. and (B) in compliance with state securities or Blue Sky laws (including, without limitation, fees and disbursements of counsel for the underwriters or Holders in connection with Blue Sky qualifications of the Registrable Securities and determination of the eligibility of the Registrable Securities for investment under the laws of such jurisdictions as the managing underwriters, if any, or Holders of a majority of Registrable Securities may designate)), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing prospectuses if the printing of prospectuses is requested by the managing underwriters, if any, or by the holders of a majority of the Registrable Securities included in the Registration Statement), (iii) messenger, telephone and delivery expenses,
(iv) fees and disbursements of counsel for the Company, (v) fees and disbursements of all independent certified public accountants referred to in Section 3(a)(ii), and (vi) Securities Act liability insurance, if the Company so desires such insurance, and (vii) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement. In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange on which similar securities issued by the Company are then listed.

2. Notwithstanding anything to the contrary herein, the Holders shall be responsible for the cost of underwriting discounts and commissions if any, applicable to the Registrable Securities, and the fees and expenses of its counsel.

5. Indemnification

1. Indemnification by the Company. The Company shall, notwithstanding termination of this Agreement and without limitation as to time, indemnify and hold harmless each Holder, the officers, directors, agents (including any underwriters retained by such Holder in connection with the offer or sale of Registrable Securities), brokers, investment advisors and employees of each of them, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, costs of preparation and attorneys' fees) and expenses (collectively, "Losses"), as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except solely to the extent that (i) such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Company by or on behalf of such Holder expressly for use therein, which information was relied on by the Company for use therein or (ii) such information relates to such Holder or such Holder's proposed method of distribution of Registrable Securities and was furnished in writing to the Company by or on behalf of such Holder expressly for use therein. The Company shall notify the Holders promptly of the institution, threat or assertion of any Proceeding of which the Company is aware in connection with the transactions contemplated by this Agreement.

2. Indemnification by Holders. In connection with the Registration Statement, each Holder shall furnish to the Company in writing such information as the Company reasonably requests for use in connection with the Registration Statement or any Prospectus and agrees, severally and not jointly, to indemnify and hold harmless the Company, their directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses (as determined by a court of competent jurisdiction in a final judgment not subject to appeal or review) arising solely out of or based solely upon any untrue statement of a material fact contained in the Registration Statement, any Prospectus, or any form of prospectus, or arising solely out of or based solely upon any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading solely to the extent, and only to the extent, that (i) such untrue statement or omission is contained in any information furnished in writing by such Holder to the Company specifically for inclusion in the Registration Statement or such Prospectus and such information was relied upon by the Company for use in the Registration Statement, such Prospectus or such form of prospectus, or (ii) such information relates to such Holder or such Holder's proposed method of distribution of Registrable Securities and was furnished in writing by or on behalf of such Holder to the Company specifically for inclusion in the Registration Statement or such Prospectus and such information was relied upon by the Company for use in the Registration Statement, such Prospectus or such form of prospectus. In addition, the foregoing shall not inure to the benefit of any Holder if a copy of the Prospectus (as then amended or supplemented) was furnished by the Company to such Holder and was not sent or given by or on behalf of such Holder to such Holder's purchaser of Registrable Securities if required by law to have been so delivered.

3. Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an "Indemnified Party"), such Indemnified Party promptly shall notify the Person from whom indemnity is sought (the "Indemnifying Party") in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed to pay such fees and expenses; or (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of the claim against the Indemnified Party but will retain the right to control the overall Proceedings out of which the claim arose, and counsel employed by the Indemnified Party shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

All fees and expenses of the Indemnified Party to which the Indemnified Party is entitled hereunder (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten (10) Business Days of written notice thereof to the Indemnifying Party.

4. Contribution.  If a claim for indemnification under Section
6(a) or 6(b) is unavailable to an Indemnified Party or is insufficient to hold such Indemnified Party harmless for any Losses in respect of which this Section would apply by its terms (other than by reason of exceptions provided in this Section), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, (i) in such proportion as is appropriate to reflect the relative benefits received by the Indemnifying Party on the one hand and the Indemnified Party on the other from the distribution of the Registrable Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative benefits received by the Indemnified Party and the Indemnifying Party, as the case may be, shall be deemed to be in the same proportion as the total net proceeds received by the Company from the initial sale of the Registrable Securities by the Company to the Purchasers pursuant to the Purchase Agreement and the Warrants bear to the gain, if any, realized by the selling Holder upon the resale thereof. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 6(c), any attorneys' or other fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 6(d), no Purchaser shall be required to contribute, in the aggregate, any amount in excess of the amount by which the proceeds actually received by such Purchaser from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities
Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

6. Rule 144

The Company shall file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner and, if at any time the Company is not required to file such reports, they will, upon the request of any Holder, make publicly available other information so long as necessary to permit sales of its securities pursuant to Rule 144. The Company further covenants that it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144. Upon the request of any Holder, the Company shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.



7. Miscellaneous

1. Remedies. In the event of a breach by the Company or by a Holder, of any of their obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled, after the Closing, to specific performance of its rights under this Agreement. The Company and each Holder agree that, after the Closing, monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

(b)	No Piggyback on Registrations.  Except as provided in Section
4.23 of the Purchase Agreement, neither the Company nor any of its security holders (other than the Holders in such capacity pursuant hereto) may include securities of the Company in the Registration Statement other than the Registrable Securities, and the Company shall not enter into any agreement providing any such right to any of its security holders.

(c)	Amendments and Waivers.  This Agreement may be amended and
the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of the Holder or Holders of the sum of 51% or more of the shares of (i) Registrable Securities issued at such time, plus (ii) Registrable Securities issuable upon exercise or conversion of any Debentures, and Warrants that have not been fully exchanged or converted in full as of the date such consent is sought. Each Holder of any Registrable Securities at the time or thereafter outstanding shall be bound by any consent authorized by this Section 10(c), whether or not such Registrable Securities shall have been marked to indicate such consent.

(d)	Notices.  Any notice or other communication required or
permitted to be given hereunder shall be in writing and shall be deemed to have been received (a) upon hand delivery (receipt acknowledged) or delivery by telex (with correct answer back received), telecopy or facsimile (with transmission confirmation report) at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second (2nd) business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.

The addresses for such communications shall be:

If to the Company:	SurgiLight, Inc.
12001 Science Drive
Suite 140
Orlando, Florida  32826
Attn: J.  T.  Lin
Tel: 407-482-4555
Fax: 407-482-0505

With copies to:	The Business Law Group
126 E. Jefferson St., Suite 200
Orlando, FL  32801
Attn: J. Bennet Grocock
Tel: 407-422-0300
Fax: 407-475-0032

If to the Purchasers:	See Schedule 1 - Schedule of Purchasers
(attached to the Purchase Agreement)

With copies to:	Kaplan Gottbetter & Levenson, LLP
630 Third Avenue
New York, NY 10017-6705
Attn: Adam S. Gottbetter, Esq.
Tel: (212) 983-6900
Fax: (212) 983-9210

If to any other Person who is then the registered Holder: to the address of such Holder as it appears in the stock transfer books of the Company;

or such other address as may be designated in writing hereafter, in the same manner, by such person.

(e)	Successors and Assigns.  This Agreement shall inure to the
benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Holder. The Company may not assign its rights or obligations hereunder without the prior written consent of each Holder.

(f)	Counterparts.  This Agreement may be executed in any number
of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

(g)	Governing Law; Submission to Jurisdiction; Waiver of Jury
Trial. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of law. The Company and each Holder (including Warrant Holders) hereby irrevocably submits to the jurisdiction of any New York state court sitting in the Borough of Manhattan in the City of New York or any federal court sitting in the Borough of Manhattan in the City of New York (collectively, the "New York Courts") in respect of any Proceeding arising out of or relating to this Agreement, and irrevocably accepts for itself and in respect of its property, generally and unconditionally, jurisdiction of the New York Courts. The Company and each Holder (including Warrant Holders) irrevocably waives to the fullest extent it may effectively do so under applicable law any objection that it may now or hereafter have to the laying of the venue of any such Proceeding brought in any New York Court and any claim that any such Proceeding brought in any New York Court has been brought in an inconvenient forum.


(h)	Cumulative Remedies.  The remedies provided herein are
cumulative and not exclusive of any remedies provided by law.

(i)	Severability.  If any term, provision, covenant or
restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(j) 	Headings.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(k)	Shares Held by The Company and its Affiliates.  Whenever the
consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company or its Affiliates (other than a Purchaser or transferees or successors or assigns thereof if such Persons are deemed to be Affiliates solely by reason of their holdings of such Registrable Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

[Signatures on following page]


IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Company:

SURGILIGHT, INC.

By: /s/J.T. Lin

Name: J. T.  Lin
Title:    President

Purchaser:

GEM GLOBAL YIELD FUND LIMITED

By: /s/Pierce Loughran

Name:Pierce Loughran
Title: Authorized Signatory Director